UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

REVLON, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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REVLON, INC.
ONE NEW YORK PLAZA
NEW YORK, NY 10004

April 21, 2017

Dear Stockholders:

I am pleased to cordially invite you to attend Revlon, Inc.’s 2017 Annual Stockholders’ Meeting. The 2017 Annual Meeting will be held at 10:00 a.m., Eastern Time, on Wednesday, May 31, 2017, at Revlon’s Research Center at 2121 Route 27, Edison, NJ 08818.

The matters to be acted upon at the meeting are described in the accompanying Notice of Annual Stockholders’ Meeting and Proxy Statement, which also includes important information that you will need in order to pre-register for admission to the meeting, if you plan to attend in person.

While stockholders may exercise their right to vote their shares in person at the 2017 Annual Meeting, we recognize that many stockholders may not be able to attend the meeting. Accordingly, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how stockholders can access the proxy materials over the Internet and vote electronically.

The Internet Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the 2017 Proxy Statement, the 2016 Annual Report and a form of proxy card. Our proxy materials are being furnished to Revlon, Inc. stockholders on or about April 21, 2017.

Whether or not you plan to attend the 2017 Annual Meeting, we encourage you to vote your shares, regardless of the number of shares you hold, by utilizing the voting options available to you as described in the Internet Notice and our 2017 Proxy Statement. This will not restrict your right to attend the 2017 Annual Meeting and vote your shares in person, if you wish to change your prior vote.

Thank you.

Sincerely yours,

Fabian Garcia
President and Chief Executive Officer

REVLON, INC.
ONE NEW YORK PLAZA
NEW YORK, NY 10004

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING

To Revlon, Inc. Stockholders:

The 2017 Annual Stockholders’ Meeting of Revlon, Inc. (the “Company”) will be held at 10:00 a.m., Eastern Time, on Wednesday, May 31, 2017, at Revlon’s Research Center at 2121 Route 27, Edison, NJ 08818. The following proposals will be voted on at the 2017 Annual Meeting:

1.	the election of the following persons as members of the Company’s Board of Directors to serve until the next annual stockholders’ meeting and until such directors’ successors are elected and shall have been qualified: Ronald O. Perelman, E. Scott Beattie, Alan Bernikow, Kristin Dolan, Fabian Garcia, Robert Kretzman, Ceci Kurzman, Paul Meister, Tamara Mellon, Debra Perelman, Paul Savas, Barry F. Schwartz, Jonathan Schwartz and Cristiana Falcone Sorrell;
2.	the ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2017;
3.	the non-binding, advisory “say-on-pay” vote of stockholders on the Company’s executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including as disclosed in the “Compensation Discussion and Analysis,” compensation tables and accompanying narrative set forth in this Proxy Statement;
4.	the non-binding, advisory vote of stockholders on the future frequency of the “say-on-pay” vote; and
5.	the transaction of such other business as may properly come before the 2017 Annual Meeting or at any adjournment of such meeting.

A Proxy Statement describing the matters to be considered at the 2017 Annual Meeting accompanies this notice. Only stockholders of record of the Company’s Common Stock at 5:00 p.m., Eastern Time, on April 7, 2017 are entitled to notice of, and to attend and vote at, the 2017 Annual Meeting and at any adjournments of such meeting.

For at least 10 days prior to the 2017 Annual Meeting, a list of stockholders entitled to vote at the 2017 Annual Meeting will be available for inspection during normal business hours at the offices of the Company’s Secretary at One New York Plaza, 49th Floor, New York, NY 10004. Such list also will be available at the 2017 Annual Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials:

Our Proxy Statement and 2016 Annual Report are available to stockholders over the Internet. We have furnished the Company’s stockholders with a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) informing them of their ability to access the proxy materials on the Internet.

Stockholders who have a request for paper copies on file with our transfer agent or their broker will receive paper copies of our proxy materials in the mail. A paper copy of our proxy materials may be requested through one of the methods described in the Internet Notice. Our Proxy Statement, including the Notice of Annual Stockholders’ Meeting, and our 2016 Annual Report are available at www.proxyvote.com (where stockholders may also vote their shares over the Internet) and at www.revloninc.com.

Whether or not you plan to attend the 2017 Annual Meeting, your vote is important. Please promptly submit your proxy by Internet, telephone or mail by following the instructions found on your Internet Notice or proxy card. Your proxy can be withdrawn by you at any time before it is voted at the 2017 Annual Meeting.

If you plan to attend the 2017 Annual Meeting in person, you should check the appropriate box on your proxy card or, if you are voting on the Internet, indicate when prompted that you will attend in person. To be admitted to the 2017 Annual Meeting, you will need to present valid picture identification, such as a driver’s license or passport.

If your shares are held other than as a stockholder of record (such as beneficially through a brokerage, bank or other nominee account), to be admitted to the 2017 Annual Meeting you will also need to present original documents (not copies) to evidence your ownership of shares of the Company’s Common Stock as of the April 7, 2017 record date, such as an original of a legal proxy from your bank or broker or your brokerage account statement demonstrating that you held such shares in your account on the April 7, 2017 record date.

For admission to the 2017 Annual Meeting, you may present an original voting instruction form issued by your bank or broker, demonstrating that you held shares of the Company’s Common Stock in your account on the April 7, 2017 record date, if you did not already return such form to your bank or broker. Copies and “Requests for Admission” will not be accepted. Please see our Proxy Statement for information on how to pre-register for the meeting, should you wish to attend.

To expedite the admission registration process, we encourage stockholders to follow the pre-registration procedures set forth in this Proxy Statement.

Thank you.

By Order of the Board of Directors

Michael Sheehan
Senior Vice President, Deputy General Counsel
and Secretary

April 21, 2017

TO ENABLE YOU TO VOTE YOUR SHARES IN ACCORDANCE WITH YOUR WISHES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY INTERNET, TELEPHONE OR MAIL BY FOLLOWING THE INSTRUCTIONS FOUND ON YOUR INTERNET NOTICE, VOTING INSTRUCTION FORM OR PROXY CARD.

PROXY STATEMENT SUMMARY

This summary highlights information contained in this Proxy Statement. For more information, you should carefully read and consider the entire Proxy Statement, as well as the Company’s 2016 Annual Report, before voting on the matters presented in this Proxy Statement.

2017 Annual Stockholders’ Meeting
Time & Date		10:00 a.m., May 31, 2017
Place		Revlon Research Center 2121 Route 27 Edison, NJ 08818
Record Date		April 7, 2017
Voting		Each share of the Company’s Class A Common Stock is entitled to one vote. Class A Common Stock is the Company’s only outstanding class of voting capital stock.
Admission
Stockholders of record on the Record Date may attend the 2017 Annual Meeting upon presentation of appropriate admission materials; pre-registration is encouraged; see the “Questions and Answers About the Annual Meeting and Voting” section of this Proxy Statement for more information.

Meeting Agenda		1.	Election of Directors.
		2.	Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2017.
		3.	Non-binding, advisory “say-on-pay” vote of stockholders on the Company’s executive compensation.
		4.	Non-binding, advisory vote of stockholders on the future frequency of the “say-on-pay” vote.
		5.	Transact such other business that may properly be brought before the meeting.
Voting Matters
Item		Board Vote Recommendation
1.	Election of Directors	For each Director nominee.
2.	Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2017	For.
3.	Non-binding, advisory “say-on-pay” vote of stockholders on the Company’s executive compensation	For.
4.	Non-binding, advisory vote of stockholders on the future frequency of the “say-on-pay” vote	For once every 3 years.

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Board Nominees

The following table provides summary information about each Director nominee. Each Director is elected annually by a plurality of the votes cast by the Company’s stockholders.

Name	Revlon Director Since	Independent
Ronald O. Perelman (Chairman)	1992
E. Scott Beattie	2016
Alan Bernikow	2003	✔
Kristin Dolan	N/A	✔
Fabian Garcia	2016
Robert Kretzman	2013	✔
Ceci Kurzman	2013	✔
Paul Meister	2016
Tamara Mellon	2008	✔
Debra Perelman	2015
Paul Savas	2016
Barry F. Schwartz	2007
Jonathan Schwartz	N/A	✔
Cristiana Falcone Sorrell	2014	✔

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why am I receiving these proxy materials?
A.	Our Board of Directors is providing this Proxy Statement and other materials to you in connection with the Company’s 2016 Annual Stockholders’ Meeting. This Proxy Statement describes the matters proposed to be voted on at the 2017 Annual Meeting, including:
(1)	the election of directors;
(2)	the ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2017;
(3)	the non-binding, advisory “say-on-pay” vote of the Company’s stockholders on the Company’s executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including as disclosed in the “Compensation Discussion and Analysis,” compensation tables and accompanying narrative set forth in this Proxy Statement;
(4)	the non-binding, advisory vote of the Company’s stockholders on the future frequency of the “say-on-pay” vote;

and such other business as may properly come before the 2017 Annual Meeting. The approximate date of making these proxy materials available to you is April 21, 2017.

Q.	Why did I receive a notice regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
A.	In accordance with SEC rules and regulations, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at our 2017 Annual Meeting, we are making the proxy materials and our 2016 Annual Report available to our stockholders on the Internet. On or about April 21, 2017, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”).

The Internet Notice contains instructions on how stockholders may access and review our proxy materials and our 2016 Annual Report on the Internet and vote electronically, as well as instructions on how stockholders can request a paper copy of our proxy materials, including the 2017 Proxy Statement, the 2016 Annual Report and a form of proxy card. Unless you already had a request for paper copies on file with our transfer agent or your broker, you will not receive a printed copy of the proxy materials. Instead, the Internet Notice will instruct you as to how you may access and review the proxy materials and submit your vote on the Internet. If you would like to receive a printed copy of the proxy materials, please follow the instructions in the Internet Notice.

Important Notice Regarding the Availability of Proxy Materials for the May 31, 2017 Annual
Stockholders’ Meeting:

Our 2017 Proxy Statement, the Notice of Annual Stockholders’ Meeting and our 2016 Annual Report are available at www.proxyvote.com and at www.revloninc.com. Stockholders may also vote their shares at www.proxyvote.com.

Q.	How can I request paper copies of proxy materials?
A.	You will not receive a printed copy of the proxy materials unless you request them. There is no charge imposed by the Company for paper copies. To request paper copies, stockholders can (i) go to www.proxyvote.com and follow the instructions, (ii) call 1-800-579-1639 or (iii) send an email to sendmaterial@proxyvote.com. If you request materials by email, send a blank email with your Control Number(s) that are located in the subject line of the Internet Notice. To facilitate timely delivery, please make your paper copy request no later than May 12, 2017.
Q.	When and where is the 2017 Annual Meeting?
A.	The 2017 Annual Meeting will be held at 10:00 a.m., Eastern Time, on Wednesday, May 31, 2017, at Revlon’s Research Center at 2121 Route 27, Edison, NJ 08818.

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Q.	What is the purpose of the 2017 Annual Meeting?
A.	At the 2017 Annual Meeting, the Company’s stockholders will act upon the following matters set forth in the Notice of Annual Stockholders’ Meeting:
•	the election of the following persons as members of the Company’s Board of Directors to serve until the next annual stockholders’ meeting and until such directors’ successors are elected and shall have been qualified: Ronald O. Perelman, E. Scott Beattie, Alan Bernikow, Kristin Dolan, Fabian Garcia, Robert Kretzman, Ceci Kurzman, Paul Meister, Tamara Mellon, Debra Perelman, Paul Savas, Barry F. Schwartz, Jonathan Schwartz and Cristiana Falcone Sorrell. If any nominee is unable or declines unexpectedly to stand for election as a director at the 2017 Annual Meeting, the Board of Directors may by resolution provide for a lesser number of directors or designate substitute nominees and proxies will be voted for any such substitute nominee;
•	the ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2017;
•	the non-binding, advisory “say-on-pay” vote of the Company’s stockholders on the Company’s executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including as disclosed in the “Compensation Discussion and Analysis,” compensation tables and accompanying narrative set forth in this Proxy Statement;
•	the non-binding, advisory vote of the Company’s stockholders on the future frequency of the “say-on-pay” vote; and
•	the transaction of such other business as may properly come before the 2017 Annual Meeting.
Q.	What are the voting recommendations of the Board?
A.	The Board recommends the following votes:
•	FOR each of the director nominees;
•	FOR the ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2017;
•	FOR the non-binding, advisory approval of the Company’s executive compensation (“say-on-pay”); and
•	FOR recommending, on a non-binding, advisory basis, conducting future non-binding, advisory “say-on-pay” votes once every 3 YEARS.
Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A.	Many holders of Revlon Common Stock hold such shares through a broker or other nominee (i.e., as a beneficial owner), rather than directly in their own name (i.e., as a stockholder of record). As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•	Stockholder of Record. If your shares are registered in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, as of 5:00 p.m., Eastern Time, on the April 7, 2017 record date, you are considered the stockholder of record with respect to those shares, and the Company is making these proxy materials available, electronically or otherwise, directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote in person at the 2017 Annual Meeting. The Company has made available a proxy card or electronic voting that stockholders can use to vote.
•	Beneficial Owner. If your shares are held in a brokerage account or by another nominee as of 5:00 p.m., Eastern Time, on the April 7, 2017 record date, you are considered the beneficial owner of shares held in “street name,” and the Company is making these proxy materials available, electronically or otherwise, to your broker, nominee or trustee. These intermediaries should forward these materials to you.

Q.	How do I vote?
A.	You may vote using one of the following methods:

Internet. To vote through the Internet, go to www.proxyvote.com and follow the steps on the secure website. You should have your Internet Notice or your proxy card available, as you will need to reference your assigned Control Number(s). You may vote on the Internet up until 11:59 p.m. Eastern Time on May 30, 2017, which is the day before the May 31, 2017 Annual Meeting. If you vote by the Internet, you do not need to return your proxy card, although you can use it later to change your Internet vote.

Telephone. You may vote by telephone by calling the toll-free number on your proxy card up until 11:59 p.m., Eastern Time, on May 30, 2017 and following the pre-recorded instructions. You should have your Internet Notice or your proxy card available when you call, as you will need to reference your assigned Control Number(s). If you vote by telephone, you do not need to return your proxy card, although you can use it later to change your telephone vote.

Mail. If you receive paper copies of the proxy materials by mail, you may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-prepaid envelope provided, or to Vote Processing (Revlon), c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You should return your completed proxy card so that Broadridge receives it prior to the closing of the voting polls for the May 31, 2017 Annual Meeting.

In Person. You may vote your shares in person by attending the 2017 Annual Meeting and submitting a valid proxy at the meeting. If you are a “registered owner” or “record holder” (i.e., you are listed as a stockholder on the books and records of our transfer agent), you may vote in person by submitting your proxy card or casting a ballot furnished by the Company at the 2017 Annual Meeting prior to the closing of the polls. If you are a “beneficial owner” (i.e., your shares are held by a nominee, such as a bank or broker or in “street name”), you may not vote your shares in person at the 2017 Annual Meeting unless you obtain and present to the Company an original legal proxy from your bank or broker authorizing you to vote the shares. Copies and “Requests for Admission” will not be accepted.

Voting, Generally. All shares that have been voted properly by an unrevoked proxy will be voted at the 2017 Annual Meeting in accordance with your instructions. In relation to how your proxy will be voted, see “How will my proxy be voted?” below.

If you are a “beneficial owner” because your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive instructions on how to vote from your bank, broker or other record holder. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, the broker may vote your shares only with respect to Proposal No. 2 (the ratification of the Audit Committee’s selection of the Company’s independent registered public accounting firm), which is considered a “routine” matter, but not with respect to Proposal No. 1 (Election of Directors), Proposal No. 3 (“say-on-pay”) and Proposal No. 4 (“say-on-frequency”).

Q.	How are broker non-votes counted?
A.	A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the 2017 Annual Meeting, only Proposal No. 2 (the ratification of the Audit Committee’s selection of the Company’s independent registered public accounting firm) is considered a routine matter. Your broker will therefore not have discretion to vote on the following “non-routine” matters absent direction from you: Proposal No. 1 (Election of Directors), Proposal No. 3 (“say-on-pay”) and Proposal No. 4 (“say-on-frequency”).

Broker non-votes will be counted towards determining whether or not a quorum is present. With respect to Proposal No. 1 (Election of Directors), Proposal No. 3 (“say-on-pay”) and Proposal No. 4 (“say-on-frequency”), because broker non-votes are not voted affirmatively or negatively, they will have no effect on the approval of either of these proposals.

Q.	Who can vote?
A.	The only stockholders who are entitled to vote are: (1) stockholders of record of Revlon Common Stock (which is the only outstanding class of the Company’s voting capital stock) at 5:00 p.m., Eastern Time, on April 7, 2017, the record date for the 2017 Annual Meeting; and (2) those who have been granted and present an original, signed, valid legal proxy in appropriate form from a holder of record of Revlon Common Stock as of 5:00 p.m., Eastern Time, on April 7, 2017. Each share of Revlon Common Stock is entitled to one vote.
Q.	How will my proxy be voted?
A.	When properly submitted to us, and not revoked, your proxy will be voted in accordance with your instructions. If you sign and return your proxy card without indicating how you would like your shares to be voted, the persons designated by the Company as proxies will vote in accordance with the recommendations of the Board of Directors, as follows: (1) FOR Proposal No. 1 (Election of Directors); (2) FOR Proposal No. 2 (Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2017); (3) FOR Proposal No. 3 (the non-binding, advisory approval of the Company’s executive compensation (“say-on-pay”)); and (4) FOR recommending, on a non-binding, advisory basis, conducting future non-binding, advisory “say-on-pay” votes once every 3 YEARS.

Although we are not aware of any other matter that will be properly presented at the 2017 Annual Meeting, if any other matter is properly presented, the persons designated by the Company as proxies may vote on such matters in their discretion.

Q.	Can I change or revoke my vote?
A.	Yes. If you are a stockholder of record, you can change or revoke your vote at any time before it is voted at the 2017 Annual Meeting by:
•	executing and delivering a proxy bearing a later date, which must be received by the Company’s Secretary at One New York Plaza, 49th Floor, New York, NY 10004, Attention: Michael T. Sheehan, before the original proxy is voted at the 2017 Annual Meeting;
•	filing a written revocation or written notice of change, as the case may be, which must be received by the Company’s Secretary at One New York Plaza, 49th Floor, New York, NY 10004, Attention: Michael T. Sheehan, before the original proxy is voted at the 2017 Annual Meeting; or
•	attending the 2017 Annual Meeting and voting in person.

If you are a beneficial owner, please follow the voting instructions sent to you by your broker, trustee or nominee to change or revoke your vote.

To revoke a vote previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

Q.	What if I am a participant in the Revlon 401(k) Plan?
A.	This Proxy Statement is being furnished to you if Revlon Common Stock is allocated to your account within the Revlon Employees’ Savings, Investment and Profit Sharing Plan (the “401(k) Plan”). The trustee of the 401(k) Plan, as the record holder of the Company’s shares held in the 401(k) Plan, will vote the shares allocated to your account under the 401(k) Plan in accordance with your instructions. If the trustee of the 401(k) Plan does not otherwise receive voting instructions for shares allocated to your 401(k) Plan Account, the trustee, in accordance with the 401(k) Plan trust agreement, will vote any such shares in the same proportion as it votes those shares allocated to 401(k) Plan participants’ accounts for which voting instructions were received by the trustee.

401(k) Plan participants must submit their voting instructions to the trustee of our 401(k) Plan in accordance with the instructions included with the proxy card or Internet Notice so that they are received by 11:59 p.m. Eastern Time on May 15, 2017 to allow the trustee time to receive such voting instructions and vote on behalf of participants in the 401(k) Plan. Voting instructions received from 401(k) Plan participants after this deadline, under any method, will not be considered timely and will be voted by the trustee at the 2017 Annual Meeting in the manner described in the previous paragraph.

Q.	Who can attend the 2017 Annual Meeting?
A.	Anyone who was a stockholder of the Company as of 5:00 p.m., Eastern Time, on April 7, 2017, the record date for the 2017 Annual Meeting, and who provides the necessary identification materials referred to earlier in this Proxy Statement may attend the 2017 Annual Meeting. Directions to the location of the 2017 Annual Meeting are available on various Internet travel sites, or you may seek assistance from the Company when pre-registering.

To attend the 2017 Annual Meeting, please follow these instructions:

•	If you were a stockholder of record on the April 7, 2017 record date, check the appropriate box on the proxy card indicating that you plan on attending the 2017 Annual Meeting. If you vote on the Internet, please indicate that you will attend the 2017 Annual Meeting when prompted during the voting process. Please present at the 2017 Annual Meeting valid picture identification, such as a driver’s license or passport.
•	To be admitted to the 2017 Annual Meeting if you are a beneficial owner whose shares are held in a brokerage account or by another nominee, please present at the 2017 Annual Meeting valid picture identification, such as a driver’s license or passport, as well as original proof of your ownership of shares of Revlon Common Stock as of 5:00 p.m., Eastern Time, on the April 7, 2017 record date. As noted, you will need to present original evidence of your stock ownership, such as an original of a legal proxy from your bank or broker or your brokerage account statement, demonstrating that you held shares of Revlon Common Stock in your account as of 5:00 p.m., Eastern Time, on the April 7, 2017 record date. “Requests for Admission” will not be accepted. If you did not already return it to your bank or broker, you must also present an original voting instruction form issued by your bank or broker, demonstrating that you held shares of Revlon Common Stock in your account as of 5:00 p.m., Eastern Time, on the April 7, 2017 record date.

In order to ensure the safety and security of our meeting attendees, packages and bags may be inspected and may have to be checked and, in some cases, may not be permitted. We thank you in advance for your cooperation with these security measures.

Q.	Should I pre-register for the 2017 Annual Meeting?
A.	In order to expedite the admission registration process required for you to enter the 2017 Annual Meeting, we encourage stockholders to pre-register by phone. Stockholders should pre-register by calling Mara E. Case, Legal Assistant, at (212) 527-5308, Monday through Friday from 9:00 a.m. through 5:00 p.m., Eastern Time, up until 10:00 a.m., Eastern Time, on Tuesday, May 30, 2017 (the day prior to the 2017 Annual Meeting). Stockholders pre-registering by phone will be admitted to the 2017 Annual Meeting by presenting valid picture identification and, if your shares are held in a brokerage account or by another nominee, original evidence of your ownership of shares of Revlon Common Stock as of the April 7, 2017 record date.
Q.	Can I bring a guest to the 2017 Annual Meeting?
A.	Yes. If you plan to bring a guest to the 2017 Annual Meeting, please provide us with advance notice of that pursuant to the pre-registration procedures noted above. When you go through the registration area at the 2017 Annual Meeting, please be sure your guest is with you. Guests must also present valid picture identification to gain access to the 2017 Annual Meeting. We reserve the right to limit guest attendance due to space limitations.
Q.	Can I still attend the 2017 Annual Meeting if I have previously voted or returned my proxy?
A.	Yes. Attending the 2017 Annual Meeting does not revoke a previously submitted valid proxy. See, “Can I Change or Revoke My Vote?” above.

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Q.	What shares are covered by my proxy card or electronic voting form?
A.	The shares covered by your proxy card or electronic voting form represent all of the shares of Revlon Common Stock that you own in the account referenced on the proxy card. Any shares that may be held for your account by the 401(k) Plan or another account will be represented on a separate proxy card and/or by a separate Control Number.
Q.	What does it mean if I get more than one proxy card?
A.	It means you have multiple accounts at our transfer agent and/or with banks or stockbrokers. Please vote all of your shares.

REVLON, INC.

PROXY STATEMENT
ANNUAL STOCKHOLDERS’ MEETING
TO BE HELD ON MAY 31, 2017

This Proxy Statement is being furnished on or about April 21, 2017 by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Revlon, Inc. (the “Company” or “Revlon”) in connection with the solicitation of proxies to be voted at the Company’s 2017 Annual Stockholders’ Meeting (the “2017 Annual Meeting”). The 2017 Annual Meeting is scheduled to be held at 10:00 a.m., Eastern Time, on Wednesday, May 31, 2017, at Revlon’s Research Center at 2121 Route 27, Edison, NJ 08818, and at any adjournments of such meeting. The 2016 Annual Report furnished with our Proxy Statement does not form any part of the material for the solicitation of proxies.

We are providing our stockholders with access to our proxy materials over the Internet, rather than only in paper form. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Internet Notice”), rather than a printed copy of the proxy materials, to our stockholders of record as of April 7, 2017. You will not receive a printed copy of the proxy materials unless you already had a request for paper copies on file with our transfer agent or your broker. If you want to receive paper copies of the proxy materials, you must request them through one of the methods identified elsewhere in this Proxy Statement or in the Internet Notice. There is no charge imposed by the Company for paper copies. Our proxy materials, including the Internet Notice, are being made available to stockholders entitled to vote at the 2017 Annual Meeting.

At the 2017 Annual Meeting, the Company’s stockholders will be asked to:

(1)	elect the following persons as the Company’s directors until the Company’s next annual stockholders’ meeting and until each such director’s successor is duly elected and has been qualified: Ronald O. Perelman, E. Scott Beattie, Alan Bernikow, Kristin Dolan, Fabian Garcia, Robert Kretzman, Ceci Kurzman, Paul Meister, Tamara Mellon, Debra Perelman, Paul Savas, Barry F. Schwartz, Jonathan Schwartz and Cristiana Falcone Sorrell;
(2)	ratify the Audit Committee’s selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2017;
(3)	provide their non-binding, advisory approval of the Company’s executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including as disclosed in the “Compensation Discussion and Analysis,” compensation tables and accompanying narrative set forth in this Proxy Statement (“say-on-pay”);
(4)	provide their non-binding, advisory vote on the future frequency of the “say-on-pay” vote on executive compensation (“say-on-frequency”); and
(5)	take such other action as may properly come before the 2017 Annual Meeting or at any adjournments of such meeting.

The Company’s principal executive offices are located at One New York Plaza, New York, NY 10004, and its main telephone number is (212) 527-4000.

Required Identification and Other Instructions for Attendees at the 2017 Annual Meeting

In order to be admitted to the 2017 Annual Meeting in person, you should check the appropriate box on your proxy card indicating that you intend to attend in person. If you are voting electronically, please indicate that you will attend the 2017 Annual Meeting in person when prompted during the Internet voting process. To attend the 2017 Annual Meeting in person, you will need to present valid picture identification, such as a driver’s license or passport, as well as original proof of ownership of shares of the Company’s Class A Common Stock (“Revlon Common Stock”) as of 5:00 p.m., Eastern Time, on the April 7, 2017 record date.

If your shares are held other than as a stockholder of record (such as beneficially through a brokerage, bank or other nominee account), you will need to present original documents to evidence your ownership of shares of Revlon Common Stock as of 5:00 p.m., Eastern Time, on the April 7, 2017 record date, such as an original of a legal proxy from your bank or broker or your brokerage account statement demonstrating that you held shares of Revlon Common Stock in your account as of 5:00 p.m., Eastern Time, on the April 7, 2017 record date. If you did not already return it to your bank or broker, you will need to present an original voting instruction form issued by your bank or broker demonstrating that you held shares of Revlon Common Stock in your account as of 5:00 p.m., Eastern Time, on the April 7, 2017 record date. Copies and “Requests for Admission” will not be accepted.

To expedite the admission registration process at the 2017 Annual Meeting, we encourage stockholders to pre-register by phone by calling Mara E. Case, Legal Assistant, at (212) 527-5308, Monday through Friday from 9:00 a.m. through 5:00 p.m., Eastern Time, up until 10:00 a.m., Eastern Time, on Tuesday, May 30, 2017 (the day before the 2017 Annual Meeting). Stockholders pre-registering by phone will be admitted to the meeting by presenting valid picture identification and, if your shares are held in a brokerage account or by another nominee, original evidence of your stock ownership as of the April 7, 2017 record date. Directions to the location of the 2017 Annual Meeting are available on various Internet travel sites.

In order to ensure the safety and security of our 2017 Annual Meeting, packages and bags may be inspected and may have to be checked and, in some cases, may not be permitted. We thank you in advance for your cooperation with these security measures.

Solicitation and Voting of Proxies; Revocation

Unless properly revoked, all proxies properly submitted to the Company will be voted on all matters presented at the 2017 Annual Meeting in accordance with the instructions given by the person executing or electronically submitting the proxy. In the absence of instructions, such proxies will be voted:

(1)	FOR the election to the Board of Directors of each of the 14 nominees identified in this Proxy Statement;
(2)	FOR the ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2017;
(3)	FOR the non-binding, advisory approval of the Company’s executive compensation (“say-on-pay”); and
(4)	FOR recommending, on a non-binding, advisory basis, conducting future non-binding, advisory “say-on-pay” votes once every 3 YEARS.

The Company has no knowledge of any other matters to be brought before the meeting. The deadline for receipt by the Company of stockholder proposals for inclusion in the proxy materials for presentation at the 2017 Annual Meeting was December 30, 2016. The Company did not receive any stockholder proposals required to be included in these proxy materials.

Pursuant to the Company’s By-laws, in order for stockholders to properly bring any business before the 2017 Annual Meeting that is not otherwise set forth in this proxy statement, notice of such business must have been received by the Company between March 11, 2017 and April 10, 2017 and not subsequently withdrawn. Such notices must have included, among other things: (i) information regarding the proposed business to be brought before the meeting; (ii) the identity of the stockholder proposing the business; and (iii) the class of the Company’s shares which are owned beneficially or of record by such stockholder. The Company did not receive notification of any such matters. As a general matter, if any matters are properly presented before the 2017 Annual Meeting for action, in the absence of other instructions, it is intended that the persons named by the Company and acting as proxies will vote in accordance with their discretion on such matters.

The submission of a signed or validly submitted electronic proxy will not affect a stockholder’s right to change such vote, attend and/or vote in person at the 2017 Annual Meeting. Stockholders who execute a proxy or validly submit an electronic vote may revoke it at any time before it is voted at the 2017 Annual Meeting. Such revocations may be made by: (i) filing a written revocation or written notice of change, as the case may be, with the Company’s Secretary at One New York Plaza, 49th Floor, New York, NY 10004, Attention: Michael T. Sheehan, which must be received before the original proxy is voted at the 2017 Annual Meeting; (ii) executing and delivering a proxy bearing a later date to the Company’s Secretary at One New York Plaza, 49th Floor, New York, NY 10004, Attention: Michael T. Sheehan, which must be received before the original proxy is voted at the 2017 Annual Meeting; or (iii) attending the 2017 Annual Meeting and voting in person.

To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using either of those procedures, or submit a properly completed original proxy reflecting your changed vote. In such case, the later submitted vote will be recorded and the earlier vote revoked.

Record Date; Voting Rights

Only holders of record of shares of the Company’s Class A common stock, par value $0.01 per share, at 5:00 p.m., Eastern Time, on April 7, 2017 (the “Record Date”) will be entitled to notice of and to vote at the 2017 Annual Meeting or at any adjournments of such meeting. On the Record Date, there were issued and outstanding 52,574,598 shares of Revlon Common Stock, each of which is entitled to one vote. Such shares represent all of the Company’s issued and outstanding shares of voting capital stock as of such date. As of the Record Date, Mr. Ronald O. Perelman, Chairman of the Company’s Board of Directors, indirectly through MacAndrews & Forbes Incorporated, of which Mr. Perelman is the sole stockholder (together with certain of its affiliates (other than the Company and its subsidiaries), “MacAndrews & Forbes”), beneficially owned 40,669,640 shares of Revlon Common Stock, representing approximately 77% of the voting power of such stock.

The presence in person or by duly submitted proxy of the holders of a majority of the total number of votes of Revlon Common Stock entitled to vote at the 2017 Annual Meeting is necessary to constitute a quorum to transact business at the meeting. Abstentions will be included in the calculation of the number of shares present at the 2017 Annual Meeting for the purposes of determining a quorum.

As there is at least one “routine” matter (under applicable NYSE rules) for consideration at the 2017 Annual Meeting, “broker non-votes,” if any, will also be included in the calculation of the number of shares present at the 2017 Annual Meeting for the purposes of determining a quorum. “Broker non-votes” are shares held by a broker, trustee or nominee that are not voted because the broker, trustee or nominee does not have discretionary voting power on a particular proposal and does not receive voting instructions from the beneficial owner of the shares.

Brokers will not be allowed to vote shares as to which they have not received voting instructions from the beneficial owner with respect to Proposal No. 1 (Election of Directors), Proposal No. 3 (“say-on-pay”) and Proposal No. 4 (“say-on-frequency”). Accordingly, broker non-votes will not be counted as a vote for or against any of these proposals.

For shares as to which brokers have not received voting instructions from the beneficial owner, brokers will be able to vote on Proposal No. 2 (ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2017), as this is considered a “routine” matter under applicable NYSE rules for which brokers have discretionary voting power.

MacAndrews & Forbes has informed the Company that it will duly submit proxies:

(1)	FOR the election to the Board of Directors of each of the 14 nominees identified in this Proxy Statement;
(2)	FOR the ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2017;
(3)	FOR the non-binding, advisory approval of the Company’s executive compensation (“say-on-pay”); and
(4)	FOR recommending, on a non-binding, advisory basis, conducting future non-binding, advisory “say-on-pay” votes on executive compensation once every 3 YEARS.

Accordingly, with MacAndrews & Forbes’ vote, there will be a quorum for the 2017 Annual Meeting. MacAndrews & Forbes’ vote will also be sufficient, without the concurring vote of any of the Company’s other stockholders, to approve and adopt Proposal Nos. 1, 2, 3 and 4.

If shares of Revlon Common Stock are held as of the Record Date for the account of participants under the Revlon Employees’ Savings, Investment and Profit Sharing Plan (the “401(k) Plan”), the 401(k) Plan trustee will vote those shares pursuant to the instructions given by the 401(k) Plan participants on their respective voting instruction forms. If the 401(k) Plan trustee does not otherwise receive voting instructions for shares held on account of a 401(k) Plan participant, the 401(k) Plan trustee, in accordance with the 401(k) Plan trust agreement, will vote any such unvoted shares in the same proportion as it votes those shares allocated to 401(k) Plan participants’ accounts for which voting instructions were received by the trustee.

401(k) Plan participants must cast their votes in accordance with the instructions provided in the proxy materials so that they are received by the 401(k) Plan trustee by 11:59 p.m. Eastern Time on May 15, 2017 to allow the 401(k)

Plan trustee time to receive such voting instructions and vote on behalf of 401(k) Plan participants. Voting instructions received from 401(k) Plan participants after this deadline, under any method, will not be considered timely and will be voted by the 401(k) Plan trustee at the 2017 Annual Meeting in the manner described in this paragraph above.

Only holders of record of shares of Revlon Common Stock on the Record Date will be entitled to notice of and to vote at the 2017 Annual Meeting or at any adjournments of such meeting. Stockholders will be entitled to vote the number of shares of Revlon Common Stock held by them on the Record Date.

Distribution of Proxy Materials; Costs of Distribution and Solicitation; Interest of Certain Persons in Matters to Be Acted Upon

The accompanying form of proxy is being solicited on behalf of the Company’s Board of Directors. The Company will bear all costs in connection with preparing, assembling and furnishing this Proxy Statement and related materials. Such costs include reimbursing banks, brokerage houses and other custodians, nominees, agents and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. The Company engaged Broadridge to assist it in distributing and hosting on the Internet proxy materials and providing Internet and telephone voting for the 2017 Annual Meeting. The estimated fee for Broadridge’s services is approximately $11,500, plus out-of-pocket expenses, such as postage.

The Company’s NEOs receive compensation, including base salary, annual bonuses, LTIPs, restricted stock and other fringe benefits, as described under the “Compensation Discussion and Analysis” and “Executive Compensation” portions of this 2017 Proxy Statement.

Householding of Stockholder Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of our Internet Notice or proxy materials may have been sent to multiple stockholders in your household, if any. We will promptly deliver a separate copy of our Internet Notice or the 2017 proxy materials to you if you write us at the following address: Revlon, Inc., Investor Relations Department, One New York Plaza, New York, NY 10004; or our proxy distributor at the following address: Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you want to receive separate copies of the stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address. In the interest of reducing costs and promoting environmental responsibility, we encourage our stockholders to review electronic versions of our proxy materials, via the Internet.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Pursuant to the Company’s By-laws, the Board of Directors has fixed the number of directors at 14 effective as of the date of the 2017 Annual Meeting. The 14 directors nominated for election by the Board of Directors will be elected at the 2017 Annual Meeting to serve until the Company’s next annual stockholders’ meeting and until their successors are duly elected and shall have been qualified. All director nominees, if elected, are expected to serve until the next annual stockholders’ meeting. Messrs. Dinh and Feldberg are not standing for re-election at the Company’s 2017 Annual Meeting.

The Board of Directors has been informed that all of the nominees are willing to serve as directors. If, however, any of them should decline or be unable to serve, the Board of Directors may by resolution provide for a lesser number of directors or designate substitute nominees. In such case, the individuals appointed as proxies will vote as directed as to the election of any such substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

Vote Required and Board of Directors’ Recommendation (Proposal No. 1)

The election to the Board of Directors of each of the 14 nominees identified in this Proxy Statement requires the affirmative vote of a plurality of the votes cast by the holders of Revlon Common Stock present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote. Unless such proxies are revoked, with respect to Proposal No. 1, all proxies properly submitted to the Company will be voted in accordance with the instructions given by the person submitting such proxy. In the absence of such instructions, such proxies will be voted FOR the election of each of the 14 nominees identified in this Proxy Statement to the Board of Directors.

Brokers do not have the ability to vote on “non-routine” matters, including the election of directors, as to shares for which they have not received voting instructions from the beneficial owner. In light of the application of plurality voting to the election of Directors, when tabulating the vote and determining whether a Director nominee has received the requisite number of affirmative votes, abstentions and broker non-votes will not count as a vote for or against a Director nominee.

MacAndrews & Forbes has informed the Company that it will vote FOR the election of each of the 14 nominees identified in this Proxy Statement to the Board of Directors. MacAndrews & Forbes’ affirmative vote is sufficient, without the concurring vote of the Company’s other stockholders, to elect each of the Director nominees at the 2017 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE 14 NOMINEES IDENTIFIED BELOW TO THE BOARD OF DIRECTORS.

Nominees for Election as Directors

The name, age (as of December 31, 2016), principal occupation for the last 5 years, public company board service for the last 5 years, selected biographical information and period of service as a Company Director for each of the Director nominees for election follow:

Ronald O. Perelman (73) has been Chairman of the Board of Directors of the Company and of Revlon Consumer Products Corporation, the Company’s wholly-owned operating subsidiary (“Products Corporation”), since June 1998 and a Director of the Company and of Products Corporation since their respective formations in 1992. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes, a company that acquires and manages a diversified portfolio of private and public companies, and certain of its affiliates since 1980. Mr. Perelman has also served as Chairman of the Board of Directors of Scientific Games Corporation (“Scientific Games”) since November 2013. Mr. Perelman has served on the Boards of Directors of the following companies which were required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act” or the “1934 Act”), or were registered investment companies under the Investment Company Act of 1940 (the “1940 Act”) (in either case, referred to herein as “public reporting companies”) within the last 5 years: Revlon, Inc. (1992 – present); Products Corporation (1992 – present); and Scientific Games (2003 – present).

E. Scott Beattie (58) has been a Director of the Company since November 2016 and currently serves as a non-executive Vice Chairman of the Company’s Board of Directors and as a non-employee senior advisor to Fabian Garcia, the Company’s President & Chief Executive Officer. Previously, Mr. Beattie served as Chairman of Elizabeth Arden’s board of directors from April 2000 until its acquisition by the Company in September 2016 and as a member of its board of directors from January 1995 until September 2016. Until September 2016, he also served as Elizabeth Arden’s President and as its Chief Executive Officer since March 1998. Mr. Beattie previously served in other positions with Elizabeth Arden, including as its Chief Operating Officer and Vice Chairman of its board of directors. During the past 5 years, Mr. Beattie has served on the boards of directors of the following public reporting companies: Revlon, Inc. (November 2016 – present); and Elizabeth Arden (1995-September 2016).

Alan Bernikow (76) has been a Director of the Company and of Products Corporation since September 2003 and serves as Chairman of the Company’s Audit Committee and as Chairman of the Company’s Compensation Committee. From 1998 until his retirement in May 2003, Mr. Bernikow served as the Deputy Chief Executive Officer of Deloitte & Touche LLP (“D&T”). Prior to that, Mr. Bernikow held various senior executive positions at D&T and its predecessor, Touche Ross, which he joined in 1977. Prior to that, Mr. Bernikow was the National Administrative Partner in Charge for the accounting firm, J.K. Lasser & Company, which he joined in 1966. Mr. Bernikow also serves as Lead Director, Chairman of the Audit Committee, and member of the Nominating and Governance Committee and Compensation Committee of FCB Financial Holdings, Inc. (“FCB Financial”); and as Lead Director, Chairman of the Audit Committee, and member of the Board of Mack-Cali Realty Corporation (“Mack-Cali”); each of which is a public reporting company. Additionally, from 2003 to March 2017 Mr. Bernikow served as a Director and as a member of the Nominating and Corporate Governance Committee of Destination XL Group, Inc. Mr. Bernikow is also a director or trustee and serves as Chairman of the audit committees of certain funds

(the “UBS Funds”) for which UBS Global Asset Management (US) Inc., a wholly-owned subsidiary of UBS AG, or one of its affiliates (“UBS”) serves as investment advisor, sub-advisor or manager. During the past 5 years, Mr. Bernikow has served on the boards of directors of the following public reporting companies: Revlon, Inc. (2003 – present); Revlon Consumer Products Corporation (2003 – present); Destination XL Group, Inc. (2003 – March 2017); Mack-Cali Realty Corporation (2004 – present); UBS Funds (2005 – present); and FCB Financial Holdings, Inc. (2010 – present) (which became a publicly-traded company in July 2014).

Kristin Dolan (50) has served since November 2016 as Founder and Chief Executive Officer of 605, as well as Founder and Managing Partner of Dolan Family Ventures. Prior to that, Ms. Dolan held several executive roles at Cablevision Systems Corporation, including as Chief Operating Officer from 2014 until 2016; the President of Optimum Services from 2013 until 2014; Senior Executive Vice President of Product Management and Marketing from 2011 until 2013; and Senior Vice President from 2003 until 2011. Ms. Dolan previously served on the Foundation Board for SUNY Albany and the National Board for Women in Cable & Telecommunications. Ms. Dolan has served on the Board of Directors of the following public reporting company within the last 5 years: AMC Networks Inc. (2011 – present); The Madison Square Garden Company (2010-present); and Cablevision Systems Corporation (2010-2016).

Fabian Garcia (56) has served as the Company’s and Products Corporation’s President and Chief Executive Officer since April 2016 and has also served as a director of each such corporation during such period. Prior to joining the Company, Mr. Garcia served in senior executive positions at the Colgate-Palmolive Company, including most recently as its Chief Operating Officer, Global Innovation and Growth, Europe/South Pacific & Hill’s Pet Nutrition, a position he held since 2010, with expanded responsibility for Hill’s Pet Nutrition beginning in 2012. From 2007 to 2010, Mr. Garcia was EVP, President, Colgate-Latin America & Global Sustainability. Mr. Garcia joined Colgate in 2003 as President, Colgate-Asia Pacific. Prior to joining Colgate, Mr. Garcia was Senior Vice President of International Operations at the Timberland Company. During the past 5 years, Mr. Garcia has served on the boards of directors of the following public reporting companies: Revlon, Inc. (April 2016 – present); Products Corporation (April 2016 – present); and Kimberly-Clark Corporation (2011 – present).

Robert Kretzman (65) has been a Director of the Company since October 2013 and serves as a member of the Company’s Compensation Committee. Mr. Kretzman retired as the Company’s Executive Vice President on December 31, 2013 following a 25-year career with the Company. Most recently, he served as the Company’s and Products Corporation’s Executive Vice President from October 2013 to December 2013 and as the Company’s and Products Corporation’s Executive Vice President and Chief Administrative Officer from November 2010 to September 2013. Formerly, he served as the Company’s and Products Corporation’s General Counsel and Chief Legal Officer from December 2003 to November 2010, and also as the Company’s and Products Corporation’s Executive Vice President, Human Resources from October 2006 to November 2010. He served as the Company’s and Products Corporation’s Secretary from September 1992 to June 2009. Mr. Kretzman served as the Company’s and Products Corporation’s Senior Vice President and General Counsel from January 2000 until December 2003. He served as General Counsel for the Company and Products Corporation from January 2000 to November 2010. Prior to becoming General Counsel, Mr. Kretzman served as Senior Vice President and Deputy General Counsel from March 1998 to January 2000, as Vice President and Deputy General Counsel from January 1997 to March 1998, and as Vice President, Law from September 1992 to January 1997. Mr. Kretzman joined the Company in 1988 as Senior Counsel, responsible for mergers and acquisitions. Mr. Kretzman also served as the Company’s Chief Compliance Officer from January 2000 to April 2012. Mr. Kretzman is currently a member of the board of directors for several non-profit organizations that provide charitable services to his local community. During the past 5 years, Mr. Kretzman has served on the board of directors of the following public reporting company: Revlon, Inc. (2013 – present).

Ceci Kurzman (46) has been a Director of the Company since February 2013 and serves as a member of the Company’s Audit Committee and Compensation Committee. Ms. Kurzman serves as President of Nexus Management Group, Inc. (“Nexus”), a talent representation, consulting and private investing group focused on 360 degree marketing and asset-building strategies, which she founded in 2004. Prior to founding Nexus, Ms. Kurzman joined Epic/Sony Music in 1997 as Vice President of Worldwide Marketing and held positions of increasing responsibility there until 2004. From 1992 to 1997, Ms. Kurzman held positions of increasing responsibility at Arista Records, including serving as Director of Artist Development. Ms. Kurzman also serves as a member of the Board of Directors of Choate Rosemary Hall, The Desmond Tutu Peace Foundation, Medecins du Monde and the Barefoot Foundation. During the past 5 years, Ms. Kurzman has served on the board of directors of the following public reporting company: Revlon, Inc. (2013 – present).

Paul Meister (64) has been a Director of the Company since June 2016 and has served as President of MacAndrews & Forbes since 2014. He is also Co-Founder, and since 2008, Chief Executive Officer, of Liberty Lane Partners, a private investment company with investments in healthcare, technology and distribution-related industries, and Co-Founder and, since 2007, Vice Chair, at Perspecta Trust, a trust company that provides trust and investment services. From 2010 to 2014, Mr. Meister served as Chairman, and from 2011 to 2014 also as Chief Executive Officer, of inVentiv Health, a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries. Until 2007, he was Chairman of the Board of Thermo Fisher Scientific Inc., a provider of products and services to businesses and institutions in the field of science, which was formed by the merger of Fisher Scientific International Inc. and Thermo Electron Corporation in November 2006. Mr. Meister was Vice Chairman of Fisher Scientific International, Inc. from 2001 to 2006 and served as its Chief Financial Officer from 1991 to 2001. Mr. Meister is a member of the Board of Directors of LKQ Corporation, Inc., a leading distributor of vehicle products; Scientific Games Corporation, which provides customized, end-to-end solutions to the gaming industry; Quanterix Corporation, a developer of ground-breaking tools in high definition diagnostics; vTv Therapeutics Inc., a clinical stage biopharmaceutical company focusing on treatments for alzheimers and diabetes; and inVentiv Health. Mr. Meister is Co-Chair of the University of Michigan’s Life Sciences Institute External Advisory Board. During the past 5 years, Mr. Meister has served on the boards of directors of the following public reporting companies: LKQ Corporation (1999 – present); Revlon, Inc. (2016 – present); Scientific Games (2012 – present); Quanterix Corporation (2013 – present); and vTv Therapeutics (2015 – present).

Tamara Mellon (49) has been a Director of the Company since August 2008. Ms. Mellon is the President of TMellon Enterprises LLC. In 1996, Ms. Mellon founded, and until November 2011 served in a senior executive capacity with J. Choo Limited (“Jimmy Choo”), a leading manufacturer and international retailer of glamorous, ready-to-wear women’s shoes and accessories based in London, England, including most recently serving as its Chief Creative Officer. Prior to that, Ms. Mellon served as accessories editor for British Vogue magazine, since 1990, and previously held positions at Mirabella magazine and Phyllis Walters Public Relations. Ms. Mellon also serves on the Board of Directors and on the Creative Advisory Board of The H Company Holdings, LLC, a privately held holding company which owns and manages the Halston fashion design company. From 2011 December 2015, Ms. Mellon served as Chief Executive Officer of Tamara Mellon Brand LLC, an affiliate of TMellon Enterprises LLC. In December 2015, Tamara Mellon Brand LLC filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the U.S. Bankruptcy Code, while the order closing the related cases was entered into in June 2016. During the past 5 years, Ms. Mellon has served on the board of directors of the following company, which was required to file reports pursuant to the 1934 Act or was a registered investment company under the 1940 Act during her tenure as a director: Revlon, Inc. (2008 – present).

Debra Perelman (43) has been a Director of the Company since June 2015 and has served as Executive Vice President, Strategy and New Business Development, of MacAndrews & Forbes since 2014. Ms. Perelman joined MacAndrews & Forbes in 2004 as Vice President. Prior to joining MacAndrews & Forbes, Ms. Perelman held various positions at the Company in corporate finance and brand marketing. Ms. Perelman also serves as a founding member and Vice Chairman of the Child Mind Institute, an Advisory Board member for the Social Enterprise Program at Columbia Business School, and as a trustee of the NYU Langone Medical Center and as a trustee of the Children’s Museum of the Arts. Ms. Perelman is the daughter of the Company’s Chairman of the Board. During the past 5 years, Ms. Perelman has served on the boards of directors of the following public reporting companies: Revlon, Inc. (2015 – present); and Scientific Games (2014 – 2015).

Paul Savas (53) has been a Director of the Company since June 2016 and has served as Executive Vice President and Chief Financial Officer of MacAndrews & Forbes since 2007. Mr. Savas previously served as Director of Corporate Finance, and in various positions of increasing responsibility, at MacAndrews & Forbes since 1994. During the past 5 years, Mr. Savas has served on the boards of directors of the following public reporting companies: Revlon, Inc. (2016 – present); SIGA Technologies (2004 – present); Harland Clarke Holdings Corp. (2006 – present) (which ceased to be a publicly traded company in February 2014); and vTv Therapeutics Inc. (2015 – present).

Barry F. Schwartz (67) has been a Director of the Company since November 2007 and a Director of Products Corporation since March 2004. Mr. Schwartz has served as Vice Chairman of MacAndrews & Forbes Incorporated and various affiliates since December 2015. Mr. Schwartz was Executive Vice Chairman of MacAndrews & Forbes Incorporated and various affiliates from October 2007 to December 2015. Prior to that, Mr. Schwartz was Executive Vice President and General Counsel of MacAndrews & Forbes Incorporated and various affiliates since 1993 and Senior Vice President of MacAndrews & Forbes Incorporated and various affiliates from 1989 to 1993. Mr. Schwartz is Vice Chairman and a member of the Board of Trustees of The City University of New York. He is Trustee Emeritus and former Chairman of the Board of Trustees at Kenyon College and formerly a member of Georgetown University Law Center Board of Visitors. Mr. Schwartz is a member of the Board of Directors of the New York City Center, NYU Langone Medical Center, Jazz at Lincoln Center and the Ronald O. Perelman Performing Arts Center at the World Trade Center. During the past 5 years, Mr. Schwartz has served on the boards of directors of the following public reporting companies: Revlon, Inc. (2007 – present); Products Corporation (2004 – present); Scientific Games (2003 – present); and Harland Clarke Holdings Corp. (2005 – 2014).

Jonathan Schwartz (55) has served as the Chief Legal and Corporate Affairs Officer of Univision Communications Inc. (“UCI”) since May 2016. Prior to that, Mr. Schwartz served as Executive Vice President, General Counsel & Head of Government Relations and Secretary for UCI from December 2012 until May 2016. Prior to joining UCI, Mr. Schwartz served as Managing Director and General Counsel for JPMorgan’s Investment Banking division from January 2010 until December 2012. Previously, Mr. Schwartz was Executive Vice President and General Counsel at Cablevision Systems Corporation from 2003 until 2009. Mr. Schwartz served as Senior Vice President and Deputy General Counsel of AOL Time Warner Inc. from 2002 until 2003, and as General Counsel of Napster, Inc. from 2001 until 2002. From 1995 to 2001, Mr. Schwartz served in various roles in the Office of the Deputy Attorney General at the U.S. Department of Justice in Washington D.C., including as Principal Associate Deputy Attorney General. Prior to that, Mr. Schwartz served as a federal prosecutor in the U.S. Attorney’s Office for the Southern District of New York and as a law clerk to Judge Harry T. Edwards on the U.S. Court of Appeals for the D.C. Circuit and to Associate Justice Thurgood Marshall on the U.S. Supreme Court. Mr. Schwartz is a member of several non-profit boards, including the Stanford Law School Board of Visitors and the University of Pennsylvania Basketball Board.

Cristiana Falcone Sorrell (43) has served as a Director of the Company since March 2014. She currently serves as Senior Adviser to the Chairman at the World Economic Forum, a position she has held since 2009 and as CEO of the JMCMRJ Sorrell Foundation. Ms. Falcone Sorrell formerly served as Principal Consultant for the Office of Outreach and Partnership for the Inter-American Development Bank from 2010 to 2014. Prior to joining the World Economic Forum in 2004, Ms. Falcone Sorrell held positions at the International Labor Organization from 2002 to 2004 and Shell London Ltd. from 2001 to 2002. Ms. Falcone serves on the board of directors of Internews, the board of advisors for the Friedman School of Nutrition Science and Policy at Tufts University and as a member of the Board of Trustees at the Paley Center for Media. During the past 5 years, Ms. Falcone Sorrell has served on the boards of directors of the following public reporting companies: Viacom, Inc. (2013 – present); and Revlon, Inc. (2014 – present).

CORPORATE GOVERNANCE

Board of Directors and its Committees

Board Size and Committees

The Board currently consists of 14 directors. Following the 2017 Annual Meeting, and assuming all director nominees named in Proposal No. 1 (Election of Directors) are elected, we expect the Board will continue to consist of 14 directors. The Board of Directors currently has the following standing committees: the Audit Committee and the Compensation Committee. Each of these committees and their functions are described in further detail below. Following the 2015 Annual Meeting, the Board took advantage of the “controlled company” exemption from the requirement to have a nominating and corporate governance committee, and the Board, the Audit Committee and the Compensation Committee each assumed certain functions that were formerly carried out by that committee.

“Controlled Company” Exemption

The Company is a “controlled company” (i.e., one in which more than 50% of the voting power for the election of directors is held by an individual, a group or another company) within the meaning of New York Stock Exchange (the “NYSE”) rules. Accordingly, the Company is not required to have a majority of independent directors, a nominating and corporate governance committee or a compensation committee (each of which committees, under the NYSE’s rules, would otherwise be required to be comprised entirely of independent directors). The Company currently avails itself of the NYSE’s “controlled-company” exemption from the requirement to have a majority of independent directors and the requirement to have a nominating and corporate governance committee.

The Board has determined that of the director nominees listed in this Proxy Statement, Alan Bernikow, Kristin Dolan, Robert Kretzman, Ceci Kurzman, Tamara Mellon, Jonathan Schwartz and Cristiana Falcone Sorrell qualify as independent directors under Section 303A.02 of the NYSE Listed Company Manual (the “NYSE Manual”) and under the Revlon, Inc. Board Guidelines for Assessing Director Independence (the “Independence Guidelines”). The Independence Guidelines are available at www.revloninc.com under the heading Investor Relations - Corporate Governance.

Even though as a “controlled company,” the Company is not required to have a Compensation Committee (which, under NYSE rules, would otherwise be required to be comprised entirely of independent directors), the Board does maintain a Compensation Committee. The Compensation Committee is currently comprised of Messrs. Bernikow (Chairman) and Kretzman and Mses. Kurzman and Perelman. The Board has determined that Messrs. Bernikow and Kretzman and Ms. Kurzman qualify as independent directors under Section 303A.02 of the NYSE Manual and under the Independence Guidelines. The Board has also determined that Messrs. Bernikow and Kretzman and Ms. Kurzman qualify as “non-employee directors” within the meaning of Section 16 of the Exchange Act, and that Mr. Bernikow and Mses. Kurzman and Perelman qualify as “outside directors” under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Number of Board and Committee Meetings

During 2016, the Board of Directors held 9 meetings and acted 6 times by unanimous written consent; the Audit Committee held 6 meetings; and the Compensation Committee held 6 meetings. Ms. Mellon attended fewer than 75% of the Board meetings during 2016.

Director Attendance at Annual Stockholders’ Meeting

While the Board has not adopted a formal policy regarding directors’ attendance at the Company’s annual stockholders’ meeting, directors are invited to attend such meeting. One Director attended the Company’s 2016 Annual Stockholders’ Meeting.

Board Leadership Structure

The Company believes that its board leadership structure is appropriate given the Company’s status as a “controlled company.” Following the 2017 Annual Meeting, the Board will continue to maintain its Audit Committee and Compensation Committee, each operating under their respective written charters, to assist the Board in its oversight functions. The Audit Committee will continue to be comprised entirely of independent directors as required under SEC rules and NYSE listing standards.

The qualifications and experience of nominees for election to the Board were reviewed by the Board and such nominees were approved by the Board, subject to stockholder approval at the 2017 Annual Meeting. Following the 2017 Annual Meeting, the Board, after having reviewed and considered the directors’ qualifications and experience, will appoint the members of its Audit Committee and Compensation Committee.

The Company has not established a “lead director” role. At Board and committee meetings, the Chairman of the Board and the Chairman of each board committee, or their respective designees, as applicable, presides for the purpose of conducting an orderly and efficient meeting. Independent directors or any other director may lead or initiate discussion, in the interest of promoting thorough consideration of any issue before the Board or any of its committees.

The Company has historically maintained separate positions of Chairman and Chief Executive Officer. Mr. Perelman, Chairman and Chief Executive Officer of MacAndrews & Forbes, has held the position of Chairman of the Company’s Board since June 1998; and Mr. Garcia has held the positions of President and Chief Executive Officer of the Company since April 2016. Mr. Delpani held the positions of President and Chief Executive Officer of the Company from November 2013 until March 1, 2016 (with his employment ceasing on March 31, 2016). The Chairman provides overall leadership to the Board in its oversight function, while the Chief Executive Officer provides leadership in respect of the day-to-day management and operation of the Company’s business.

The Board and each of its committees conduct annual self-assessments to review and monitor their respective continued effectiveness. The Board has determined that in light of its status as a “controlled company,” the size, composition and structure (including committee structure) are appropriate for the Board to continue to function effectively and efficiently. The Company believes that its separation of the Chairman and Chief Executive Officer positions and its overall board leadership structure are appropriate.

Below is a summary of the respective nominees’ experience, qualifications and background (including public company board experience). The Board is of the view such experience supports their respective qualifications to serve on the Company’s Board of Directors.

•	Ronald O. Perelman: Mr. Perelman’s extensive business and financial experience (including managing diverse businesses within the MacAndrews & Forbes group of companies), his public company board experience (including at Scientific Games), his knowledge of the Company and his long-standing service as a Company Director, together with his being the Company’s controlling stockholder, qualify him to continue to serve on the Company’s Board, including continuing to serve as the Chairman of the Board.
•	E. Scott Beattie: Mr. Beattie’s senior executive experience (including having served as Elizabeth Arden’s President and Chief Executive Officer, a position he held from 1998 until the Company’s acquisition of Elizabeth Arden in September 2016, as well as in other senior executive positions at Elizabeth Arden, including as its Chief Operating Officer and Vice Chairman of its board of directors), his prior public company board experience (including at Elizabeth Arden) and his familiarity with Elizabeth Arden, as well as his prior service as a Company Director, qualify him to continue to serve on the Company’s Board.
•	Alan Bernikow: Mr. Bernikow’s accounting experience and financial expertise (including having served for 26 years at D&T and its predecessors), his public-company board and audit committee experience (including at UBS Funds, Mack-Cali, FCB Financial and formerly at Destination XL) and his familiarity with the Company, as well as his prior service as a Company Director, qualify him to continue to serve on the Company’s Board.
•	Kristin Dolan: Ms. Dolan’s business and senior executive experience (including serving as Founder and Chief Executive Officer of 605 and as Founder and Managing Partner of Dolan Family Ventures, as well as having served in senior executive positions at Cablevision Systems Corporation, including as Chief Operating Officer of Cablevision Systems Corporation and President of Optimum Services) and her public company board experience (including at AMC Networks Inc. and The Madison Square Garden Company, and formerly at Cablevision Systems Corporation) qualify her to serve on the Company’s Board.
•	Fabian Garcia: Mr. Garcia’s senior executive experience (including having served in senior executive positions at the Colgate-Palmolive Company, including most recently as its Chief Operating Officer, Global Innovation and Growth, Europe/South Pacific & Hill’s Pet Nutrition, a position he held from 2010 until 2016, with expanded responsibility for Hill’s Pet Nutrition beginning in 2012), his prior public company board experience (including at Kimberly-Clark Corporation) and his familiarity with the Company, as well as his prior service as a Company Director, qualify him to continue to serve on the Company’s Board.

•	Robert Kretzman: Mr. Kretzman’s senior executive experience (including having served the Company in various capacities over his 25-year career with the Company prior to his retirement on December 31, 2013, including having most recently served as Executive Vice President and as special advisor to the Company’s President and Chief Executive Officer in October 2013, as well as having previously served as the Company’s Chief Administrative Officer), his legal experience (including having served as the Company’s Chief Legal Officer, Chief Compliance Officer and General Counsel), his business experience (including leadership of the Company’s global human resources, licensing, security and facilities functions), and his familiarity with the Company, as well as his prior service as a Company Director, qualify him to continue to serve on the Company’s Board.
•	Ceci Kurzman: Ms. Kurzman’s senior executive experience in the areas of talent representation and talent-related brand-to-brand business development strategies (including serving as President of Nexus Management, a talent representation and consulting group which she founded in 2004) and marketing (including serving in senior marketing positions at Epic/Sony Music and Arista Records, respectively), and her familiarity with the Company, as well as her prior service as a Company Director, qualify her to continue to serve on the Company’s Board.
•	Paul Meister: Mr. Meister’s senior executive experience (including serving as President of MacAndrews & Forbes), his business experience (including serving as co-founder and Chief Executive Officer of Liberty Lane Partners, co-founder and Vice Chair at Perspecta Trust, and formerly as Chairman and Chief Executive Officer of inVentiv Health and prior to that as Chairman of the Board of Thermo Fisher Scientific Inc.), his public company board experience (including at LKQ Corporation, Inc., Scientific Games, Quanterix Corporation and vTv Therapeutics Inc.) and his familiarity with the Company, as well as his prior service as a Company Director, qualify him to continue to serve on the Company’s Board.
•	Tamara Mellon: Ms. Mellon’s experience in the fashion industry and marketing of women’s retail products (including serving as President of TMellon Enterprises LLC and having formerly served as founder and Chief Creative Officer of Jimmy Choo) and her familiarity with the Company, as well as her prior service as a Company Director, qualify her to continue to serve on the Company’s Board.
•	Debra Perelman: Ms. Perelman’s business and senior executive experience (including serving as Executive Vice President, Strategy and New Business Development of MacAndrews & Forbes), her public company board experience (including at Scientific Games) and her knowledge of the Company, including as gained during her prior service at the Company in corporate finance and brand marketing, as well as her prior service as a Company Director, qualify her to continue to serve on the Company’s Board.
•	Paul Savas: Mr. Savas’ business, financial and senior executive experience (including serving as Executive Vice President and Chief Financial Officer of MacAndrews & Forbes), his public company board experience (including at SIGA Technologies, Inc. and vTv Therapeutics Inc.) and his familiarity with the Company, as well as his prior service as a Company Director, qualify him to continue to serve on the Company’s Board.
•	Barry F. Schwartz: Mr. Schwartz’s senior executive experience (including serving as Vice Chairman of MacAndrews & Forbes), his legal experience (including having served as General Counsel at MacAndrews & Forbes), his public company board experience (including at Scientific Games) and his familiarity with the Company, as well as his prior service as a Company Director, qualify him to continue to serve on the Company’s Board.
•	Jonathan Schwartz: Mr. Schwartz’s senior executive, business and legal experience (including serving as Chief Legal and Corporate Affairs Officer of UCI and formerly as Managing Director and General Counsel for JPMorgan’s Investment Banking division, as Executive Vice President and General Counsel at Cablevision Systems Corporation, as Senior Vice President and Deputy General Counsel of AOL Time Warner Inc. and as General Counsel of Napster, Inc.) and his government experience (including having served as Principal Associate Deputy Attorney General for the U.S. Department of Justice in Washington and as a federal prosecutor in the U.S. Attorney’s Office for the Southern District of New York) qualify him to serve on the Company’s Board.
•	Cristiana Falcone Sorrell: Ms. Falcone Sorrell’s senior executive experience in the areas of business development (including serving as Senior Advisor to the Chairman of the World Economic Forum, as CEO of the JMCMRJ Sorrell Foundation and formerly as Principal Consultant at the Office of Outreach and Partnership

for the Inter-American Development Bank) and marketing (including serving in positions at Shell London Ltd.), her public company board experience (including at Viacom, Inc.), and her familiarity with the Company, as well as her prior service as a Company Director, qualify her to continue to serve on the Company’s Board.

Director Nominating Processes; Diversity

The Board selects director nominees for each annual stockholders’ meeting and director nominees to fill vacancies on the Board that may occur between annual stockholders’ meetings by reason of disqualification, resignation, retirement, death or any increase in the size of the Board.

In evaluating director nominees, the Board is guided by, among other things, the principles for Board membership expressed in the Company’s Corporate Governance Guidelines, which are available at www.revloninc.com under the heading, Investor Relations (Corporate Governance). The Board, in identifying and considering candidates for nomination to the Board, considers, in addition to the requirements set out in the Company’s Corporate Governance Guidelines, the quality of the candidate’s experience, the Company’s needs and the range of talent and experience represented on the Board.

In its assessment of each potential candidate, the Board considers the nominee’s reputation, judgment, accomplishments in present and prior positions, independence, knowledge and experience that may be relevant to the Company, and such other factors as the Board determines to be pertinent in light of the Board’s needs over time, including, without limitation, education, diversity, race, gender and other individual qualities and attributes that are expected to contribute to the Board having an appropriate mix of viewpoints. The Board identifies potential nominees from various sources, such as officers, directors and stockholders, and from time to time may retain the services of third party consultants to assist it in identifying and evaluating director nominees.

Stockholder Process for Submitting Director Nominees

The Board will consider director candidates recommended by stockholders. The process followed to evaluate candidates submitted by stockholders does not differ from the process followed for evaluating other director nominees. The Board may also take into consideration the number of shares held by the recommending stockholder, the length of time that such shares have been held and the number of candidates submitted by each stockholder or group of stockholders over the course of time. Stockholders desiring to submit director candidates must submit their recommendation in writing (certified mail — return receipt requested) to the Company’s Secretary, at Revlon, Inc., One New York Plaza, 49th Floor, New York, NY 10004, attention: Michael T. Sheehan.

Recommendations for director candidates are accepted throughout the year by the Board. In order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual stockholders’ meeting, the recommendation must be received by the Company, as set forth above, not less than 120 days prior to the anniversary date of the date of the Company’s most recent annual proxy statement. For director recommendations to be considered in connection with the Company’s 2017 Annual Meeting, this submission date was December 30, 2016. No such recommendations were received from stockholders in connection with the 2017 Annual Meeting. To have a candidate considered for nomination (subject to requests for further information as may be determined by the Board), a stockholder must initially provide the following information:

•	the stockholder’s name and address, evidence of such stockholder’s ownership of Revlon Common Stock, including the number of shares owned and the length of time of continuous ownership, and a statement as to the number and names of director candidates such stockholder has previously submitted to the Company during the period that such stockholder has owned such shares;
•	the name of the candidate;
•	the candidate’s resume or a listing of his or her qualifications to be a director of the Company;
•	any other information regarding the candidate that would be required to be disclosed in a proxy statement filed with the SEC if the candidate were nominated for election to the Board; and
•	the candidate’s signed, written consent to be named as a director, if selected and nominated by the Board.

Stockholder-Director Communications

The Board has established a process to receive communications from stockholders and other interested parties. Any stockholder or other interested party desiring to communicate with the Board or individual directors (including, without limitation, the non-management directors) regarding the Company may contact either the Board or such director by sending such communication to the attention of the Board or such director, in each case in care of the Company’s Secretary, who is responsible to ensure that all such communications are promptly provided to the Board or such director. Any such communication may be sent by: (i) emailing it to Michael T. Sheehan, Senior Vice President, Deputy General Counsel and Secretary, at michael.sheehan@revlon.com; or (ii) mailing it to Revlon, Inc., One New York Plaza, 49th Floor, New York, NY 10004, attention: Michael T. Sheehan. Communications that consist of stockholder proposals must instead follow the procedures set forth under “General Rules Applicable to Stockholder Proposals” in this Proxy Statement, below, and, in the case of recommendations of director candidates, “Stockholder Process for Submitting Director Nominees,” in this Proxy Statement.

Non-Management Executive Sessions

The Company’s Corporate Governance Guidelines provide that the Board will regularly meet in executive session without any member of the Company’s management being present and that the Company’s independent directors will also meet in at least one non-management executive session per year attended only by independent directors. A non-management director will preside over each non-management executive session of the Board, and an independent director will preside over each independent director executive session of the Board, although the same director is not required to preside at all such non-management or independent director executive sessions. The presiding director at such non-management and independent director executive sessions of the Board is determined in accordance with the applicable provisions of the Company’s By-laws, such that the Chairman of the Board of Directors or, in his absence (as is the case with independent executive sessions), a director chosen by a majority of the directors present will preside at such meetings. During 2016, the Board of Directors met in at least one executive session attended by only independent directors (all of whom constituted non-management directors).

Audit Committee

Composition of the Audit Committee

The Audit Committee is comprised of Messrs. Bernikow (Chairman) and Feldberg and Ms. Kurzman, each of whom the Board of Directors has determined satisfies the NYSE’s and the SEC’s audit committee independence and financial experience requirements. Each of these directors served as a member of the Audit Committee during all of 2016 (other than Ms. Kurzman, who was appointed to the Audit Committee in November 2016 following Mr. Dinh’s decision to step down from the Audit Committee when his law firm was acquired by Kirkland & Ellis LLP) and each of these directors remained a member of the Audit Committee as of the date of this Proxy Statement. Following the 2017 Annual Meeting, the Board, after having reviewed and considered the directors’ qualifications and experience, will appoint the members of its Audit Committee.

The Company has determined that Mr. Bernikow qualifies as an “audit committee financial expert” under applicable SEC rules and the NYSE listing standards. In accordance with applicable NYSE listing standards, the Company’s Board of Directors has considered Mr. Bernikow’s simultaneous service on the audit committees of more than three public companies, namely the audit committees of the Company, Mack-Cali, FCB Financial and the UBS Funds, and has determined that such service does not impair his ability to effectively serve on the Company’s Audit Committee, because, among other things, Mr. Bernikow is retired and, accordingly, has a flexible schedule and time to commit to service as an Audit Committee and Board member, including on a full-time basis, if necessary; he has significant professional accounting experience and expertise, which renders him highly qualified to effectively and efficiently serve on multiple audit committees; the audit committees of the UBS Funds effectively function as a single, consolidated audit committee; and Mr. Bernikow has served as a member of the Company’s Audit Committee since 2003 and his service on the other audit committees noted has not impaired his ability to effectively serve on the Company’s Audit Committee during this period.

Audit Committee Charter

The Audit Committee operates under a comprehensive written charter, a printable and current copy of which is available at www.revloninc.com under the heading, Investor Relations (Corporate Governance).

Audit Committee Responsibilities

Pursuant to its charter, the Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to, among other things: the integrity of the Company’s financial statements and disclosures; the Company’s compliance with legal and regulatory requirements; the appointment, compensation, retention and oversight of the Company’s independent auditors, as well as their qualifications, independence and performance; enterprise risk assessment and the Company’s risk management guidelines, processes and policies; the performance of the Company’s internal audit functions; and the Revlon, Inc. Related Party Transaction Policy. The Audit Committee is also responsible for preparing the annual Audit Committee Report, which is required under SEC rules to be included in this Proxy Statement (see “Audit Committee Report,” below). The Audit Committee has an Audit Committee Pre-Approval Policy for pre-approving all permissible audit and non-audit services performed by the Company’s independent auditor. See “Annex B – Revlon, Inc. 2017 Audit committee pre-approval policy.”

Audit Committee Complaint Procedures

The Audit Committee has established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. These complaint procedures are described in the Audit Committee’s charter.

Audit Committee Report

Management represented to the Audit Committee that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2016 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed such audited consolidated financial statements with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm.

The Audit Committee discussed with the Company’s independent registered public accounting firm those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), including information concerning the scope and results of the audit and information relating to KPMG’s judgments about the quality, and not just the acceptability, of the Company’s accounting principles. These communications and discussions are intended to assist the Audit Committee in overseeing the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm, as required by applicable requirements of the PCAOB, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Company’s independent registered public accounting firm that firm’s independence.

The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and permissible non-audit services (see “Audit Fees” in this Proxy Statement, below). The Audit Committee has satisfied itself that KPMG’s provision of audit and non-audit services to the Company is compatible with KPMG’s independence.

Based on the Audit Committee’s review of and discussions regarding the Company’s audited consolidated financial statements and the Company’s internal control over financial reporting with management, the Company’s internal auditors and the independent registered public accounting firm and the other reviews and discussions with the independent registered public accounting firm referred to in the preceding paragraph, subject to the limitations on the Audit Committee’s roles and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Respectfully submitted,
Audit Committee
   Alan Bernikow, Chairman
   Meyer Feldberg
   Ceci Kurzman

Compensation Committee

Composition of the Compensation Committee

The Compensation Committee is comprised of Messrs. Bernikow (Chairman) and Kretzman and Mses. Kurzman and Perelman. Each of these directors served as a member of the Compensation Committee during all of 2016 and each of these directors remained a member of the Compensation Committee as of the date of this Proxy Statement. With 3 of the 4 members of the Compensation Committee qualifying as independent directors, the Company takes advantage of the controlled company exemption under NYSE listing standards with respect to the composition of its Compensation Committee, which standards do not require the Company to maintain a Compensation Committee comprised entirely of independent directors.

Compensation Committee Charter

The Compensation Committee operates under a comprehensive written charter, a printable and current copy of which is available at www.revloninc.com under the heading, Investor Relations (Corporate Governance).

Compensation Committee’s Responsibilities

Pursuant to its charter, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (the “CEO”) and other Named Executive Officers (“NEOs”), evaluates the CEO’s and the other NEOs’ performance in light of those goals and objectives, and determines, either as a committee or together with the Board of Directors, the CEO’s and other NEOs’ compensation level based on such evaluations. The Compensation Committee also reviews and approves compensation and incentive arrangements for certain of the Company’s senior management and such other Company employees as the Compensation Committee may determine to be necessary or desirable from time to time. The Compensation Committee also reviews and approves awards pursuant to the Fourth Amended and Restated Revlon, Inc. Stock Plan (the “Stock Plan”) and the Revlon Amended and Restated Executive Incentive Compensation Plan (the “Incentive Compensation Plan”) and oversees the administration of such plans. During 2016, the Compensation Committee approved certain grants of restricted stock under the Stock Plan to designated members of its senior management team, which grants were designed to provide their recipients with a strong retention incentive and a significant stake in Revlon’s long-term success, while aligning the interests of management with shareholder interests. For more information on these grants of restricted stock, see “Grants of Plan-Based Awards - Equity Awards,” below. The Compensation Committee is also responsible for planning, to the extent practicable, for the succession of the Company’s CEO, which may include discussing with the CEO a succession plan for key senior officers of the Company with an assessment of senior managers and their potential to succeed the CEO and other senior management positions.

The Compensation Committee is also responsible for reviewing and discussing with the Company’s appropriate officers the Compensation Discussion and Analysis included in this Proxy Statement. Based on such review and discussion, the Compensation Committee is also responsible for (i) determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or in the annual proxy statement (and incorporated by reference into the Form 10-K) and (ii) producing the annual Compensation Committee Report and approving its inclusion in the Company’s Form 10-K or in the annual proxy statement. The Compensation Committee also considers whether there exist any potential conflicts of interest with its independent outside compensation consultant, and has determined that there were none.

Compensation Committee’s Delegation of Authority

Pursuant to the terms of the Incentive Compensation Plan, the Compensation Committee may delegate to an administrator (who must be an employee or officer of the Company) the power and authority to administer the Incentive Compensation Plan for the Company’s employees, other than its CEO and certain other officers who constitute “covered employees” as defined in Treasury Regulation §1.162-27(c)(2) (“Section 162(m) Officers”). Section 157(c) of the Delaware General Corporation Law (the “DGCL”) provides that the Company’s Board of Directors (or the Compensation Committee acting on behalf of the Board) may delegate authority to any officer of the Company to designate grantees of equity awards under the Stock Plan other than himself or herself and to determine the number of such equity awards to be issued. The Compensation Committee did not delegate any such authority for 2016.

Role of Officers and Consultants in the Compensation Committee’s Deliberations

For a discussion of the role of the Company’s executive officers and compensation consultants in recommending the amount or form of executive and director compensation, and the consideration of any possible conflicts of interest with the Compensation Committee’s independent outside compensation consultant, see “Compensation Discussion and Analysis - Role of the Compensation Committee.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee does not have any interlocks or insider participation requiring disclosure under the SEC’s executive compensation rules.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below in this Proxy Statement with the Company’s appropriate officers. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, as well as in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including by incorporation by reference to this 2017 Proxy Statement.

Respectfully submitted,
Compensation Committee
   Alan Bernikow, Chairman
   Robert Kretzman
   Ceci Kurzman
   Debra Perelman

EXECUTIVE OFFICERS

The following are the Company’s executive officers as of the date of this Proxy Statement:

Name	Current Position
Fabian Garcia	President and Chief Executive Officer

Juan Figuereo	Chief Financial Officer

Giovanni “Gianni” Pieraccioni	Chief Operating Officer, Markets

The following sets forth the age (as of December 31, 2016), positions held with the Company during 2016 and selected biographical information for the Company’s current executive officers whose biographical information is not otherwise included in this Proxy Statement, above, with the Company’s Directors:

Juan Figuereo (61) has served as the Company’s Chief Financial Officer since January 2017 and as the Company’s Executive Vice President and Chief Financial Officer from April 2016 to January 2017. From October 2012 to October 2015, Mr. Figuereo served as Executive Vice President and Chief Financial Officer of NII Holdings, Inc. NII Holdings, Inc. filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the U.S. Bankruptcy Code in September 2014 and emerged from such proceedings in June 2015. From 2009 to 2012, Mr. Figuereo served as Executive Vice President and Chief Financial Officer of Newell Rubbermaid Inc., a global marketer of consumer and commercial products. Prior to that, Mr. Figuereo served as Chief Financial Officer of Cott Corporation from 2007 to 2009, Vice President, Mergers and Acquisitions for Wal-Mart International from 2003 to 2007 and in various international, finance and general management positions at PepsiCo from 1988 to 2003. Mr. Figuereo is a certified public accountant. Mr. Figuereo has served since June 2011 as a director and as member of the Audit & Risk Management Committee of PVH Corp., a NYSE-listed company. In 2015, Mr. Figuereo became Chairman of PVH’s Audit & Risk Management Committee.

Mr. Pieraccioni (56) has served as the Company’s Chief Operating Officer, Markets since January 2017 and as the Company’s Executive Vice President and Chief Operating Officer from February 2016 to January 2017. Previously, Mr. Pieraccioni served as the Company’s Executive Vice President, Global President – Revlon Consumer Division from February 2014 to February 2016. Prior to joining the Company, Mr. Pieraccioni served as Executive Vice President and Chief Commercial Officer for Alitalia, from August 2012 until September 2013. From January 2011 to July 2012, Mr. Pieraccioni served as General Manager - Spirits at Averna Group. From February 2009 to December 2010, Mr. Pieraccioni provided business consulting services to companies in various industries. Prior to that, Mr. Pieraccioni held several general management, marketing and commercial positions of increasing scope and seniority within the consumer and luxury goods industry, including at The Procter & Gamble Company, PepsiCo, Inc., Johnson & Johnson S.p.A., Sector Group Inc. and Binda Group S.p.A.

As previously disclosed on a Current Report on Form 8-K that the Company filed with the SEC on April 17, 2017, the Company and Products Corporation elected Christopher Peterson as Chief Operating Officer, Operations, effective April 17, 2017, whose biography appears below:

Christopher Peterson (50) has served as the Company’s Chief Operating Officer, Operations since April 17, 2017. Prior to joining the Company, Christopher “Chris” Peterson served in a number of senior executive positions at Ralph Lauren Corporation (“Ralph Lauren”), including most recently as its President, Global Brands, a position he held since 2015. In this role, Mr. Peterson was responsible for overseeing Ralph Lauren’s Global Brands Presidents, as well as its Chief Financial Officer, Investor Relations, Information Technology & Real Estate. From 2014 to 2015, Mr. Peterson was Executive Vice President, Chief Administrative Officer & Chief Financial Officer at Ralph Lauren. Mr. Peterson joined Ralph Lauren in 2012 as Senior Vice President and Chief Financial Officer. Prior to joining Ralph Lauren, Mr. Peterson was Vice President and Chief Financial Officer, Global Household Care at The Procter & Gamble Company. Mr. Peterson currently serves on the Board of Directors and Audit Committee of the non-profit organization, Inner City Scholarship Fund. Mr. Peterson graduated from Cornell University in 1988 with a B.S. in Operations Research and Industrial Engineering.

RISK MANAGEMENT

Relationship of Compensation Practices to Risk Management

The Company has reviewed and considered all of its compensation plans and practices and does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Risk Oversight

The Company’s senior management is responsible for identifying and managing potential risk to the Company’s business and the Board’s Audit Committee is responsible for reviewing and discussing that process with management. In accordance with applicable NYSE rules for listed issuers, the Audit Committee maintains an Audit Committee charter that addresses the duties and responsibilities of the Audit Committee, including the requirement that such committee discuss the Company’s guidelines, policies and processes with respect to enterprise risk assessment and risk management. As part of the Company’s enterprise risk management process, senior management identifies internal and external risk factors and takes appropriate action to monitor and mitigate those risks. Specifically, the Company’s Internal Audit and Compliance Departments are leading the Company’s comprehensive enterprise risk assessment process, with input and collaboration from senior leaders across the Company, to identify and characterize potential risks based on the possible impact to the Company’s business, as well as the likelihood of occurrence. The Company management continues to identify and implement appropriate mechanisms that are designed to mitigate existing and emerging risks identified through this process. The Company’s Internal Audit Department considers the outcomes of the enterprise risk assessment in the formulation of its annual internal audit plan, which it reviews with the Audit Committee. The Audit Committee periodically reviews and discusses the Company’s enterprise risk assessment and risk management guidelines, policies and processes with the Company’s Internal Audit and Compliance Departments. Further, the Board reviews the Company’s business plan and receives regular business and financial updates, including progress against the Company’s business plan, at Board meetings, enabling the Board to understand and remain updated regarding the business risks faced by the Company and the Company’s management of those risks.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of all material elements of the Company’s compensation of its Named Executive Officers for 2016 (the “2016 NEOs”), which include:

Name	Position during 2016
Fabian Garcia	President and Chief Executive Officer

Juan Figuereo	Chief Financial Officer

Giovanni “Gianni” Pieraccioni	Chief Operating Officer, Markets

Lorenzo Delpani
Former President and Chief Executive Officer (Mr. Delpani resigned from his position as the Company’s President and Chief Executive Officer on March 1, 2016 and ceased employment with the Company on March 31, 2016)

Roberto Simon	Former Executive Vice President and Chief Financial Officer (Mr. Simon ceased employment with the Company as its Executive Vice President and Chief Financial Officer on February 29, 2016)

Overview of 2016 Compensation Programs

For 2016, in addition to base salaries, the Company’s primary cash and stock incentive compensation programs for its 2016 NEOs included:

(1)	an annual cash bonus program covering the 2016 performance year in which the 2016 NEOs other than the CEO participated (as further described below, the “2016 Annual Bonus Program”);
(2)	in connection with recruiting and onboarding Fabian Garcia, who joined the Company in April 2016 as its President and Chief Executive Officer, a separate annual bonus program covering the 2016 performance year (as further described below, the “2016 CEO Annual Bonus Program,” and together with the 2016 Annual Bonus Program, the “2016 Annual Bonus Programs”). Mr. Garcia also received a one-time $2 million signing-bonus in connection with his joining the Company;
(3)	cash-based, long-term incentive program awards (“LTIPs”) consisting of: (a) in the case of Mr. Pieraccioni, the previously-granted 2014 LTIP, with a 3-year performance period covering the 2014, 2015 and 2016 performance years, which was paid in March 2017; (b) in the case of Mr. Pieraccioni, the previously-granted 2015 LTIP, with a 3-year performance period covering the 2015, 2016 and 2017 performance years, payable in March 2018; (c) in the case of Mr. Figuereo, the 2016 Transitional LTIP, with its initial one-third tranche, which was paid in March 2017, covering the 2016 performance year and its second and final two-thirds tranche with a 2-year performance period covering the 2016 and 2017 performance years, which is payable in March 2018; and (d) in the case of Mr. Figuereo and Mr. Pieraccioni, the 2016 LTIP, with a 3-year performance period covering the 2016, 2017 and 2018 performance years, which is payable in March 2019; and (e) in the case of Mr. Garcia, the 2016 CEO LTIP, with a 3 3/4-year performance period covering 2016 (pro-rated from April 2016) and full year 2017, 2018 and 2019, payable in March 2020 (each such LTIP program is further described below and they are referred to collectively as the “2016 LTIP Programs”); and
(4)	grants of time-based restricted shares of Revlon’s Common Stock under the Stock Plan (as further described below, the “Restricted Stock Grants”).

The 2016 Annual Bonus Program, the 2016 CEO Annual Bonus Program, the 2016 LTIP Programs, and the Restricted Stock Grants are collectively referred to as the “2016 Incentive Compensation Programs.”

Transition of Key Leadership Roles in 2016

Fabian Garcia joins the Company as its President and Chief Executive Officer

As previously disclosed on a Current Report on Form 8-K that each of the Company and Products Corporation filed with the SEC on March 28, 2016, the Company and Products Corporation elected Fabian Garcia as President and Chief Executive Officer, effective April 15, 2016. Mr. Garcia replaced Lorenzo Delpani, who served as the

Company’s President and Chief Executive Officer from November 2013 through March 1, 2016 (with his employment ceasing on March 31, 2016). Mr. Garcia was also appointed to serve as a director of the Company and Products Corporation. On March 27, 2016, the Company and Products Corporation entered into an employment agreement with Mr. Garcia, a summary of which is included in this proxy statement under “EXECUTIVE COMPENSATION - - Employment Agreements.”

Juan Figuereo joins the Company as its Chief Financial Officer

As previously disclosed on a Current Report on Form 8-K that each of the Company and Products Corporation filed with the SEC on April 12, 2016, the Company and Products Corporation elected Juan Figuereo as Chief Financial Officer, effective April 12, 2016 (the “Figuereo Effective Date”). Mr. Figuereo succeeded Roberto Simon in such position, who resigned from the Company effective February 29, 2016, as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 26, 2016 (the “2015 Form 10-K”). On April 12, 2016, the Company and Products Corporation entered into an employment agreement with Mr. Figuereo, a summary of which is included in this proxy statement under “EXECUTIVE COMPENSATION - - Employment Agreements.”

Compensation Philosophy

The Company’s Human Resources Department and the Board’s Compensation Committee, with input from Compensation Advisory Partners LLC (“CAP”), the Compensation Committee’s outside independent compensation consultant, assess the NEOs’ total target compensation by benchmarking it against similarly situated executives at a peer group of companies identified by CAP as an appropriate comparison group, based on the compensation disclosed by those companies in their annual proxy statements filed with the SEC (the “Proxy Peer Group”). The Proxy Peer Group consists of certain U.S. public companies that manufacture and market personal care and household products with revenues and market capitalization that are generally comparable in size with the Company. Following the Company’s transformational acquisition of Elizabeth Arden in September 2016, the proxy group was updated by CAP to reflect the Company’s post-acquisition annualized revenues of approximately $3 billion. The Company’s updated Proxy Peer Group is identified on Annex A (the “2016 Proxy Peer Group”).

When making peer group comparisons, the Compensation Committee focuses annually on developing a total compensation opportunity that is intended to be competitive with the Proxy Peer Group, using the 50th and 75th percentiles of the Proxy Peer Group as reference points. For purposes of peer group comparison, “total compensation” refers to the sum of base salary, annual cash bonus (assuming a 100% target payout), LTIP awards (assuming a 100% target payout) and, if applicable, the annualized value of restricted stock measured on the grant date of the restricted stock awards).

Using the 50th and 75th percentiles of the 2016 Proxy Peer Group as reference points, the Company’s compensation philosophy focuses on providing its NEOs with compensation programs that are reasonably designed to satisfy the following principal objectives:

(a)	to pay for performance by basing salary increases on the NEO’s individual performance and basing incentive compensation payouts on the degree to which the Company and the NEO achieve their respective corporate and individual performance objectives, as well as assessing: (i) internal pay equity considerations; (ii) internal annual bonus and long-term incentive opportunities; and (iii) the NEO’s roles and responsibilities and his or her experience in those roles. The Compensation Committee strives to design its compensation programs to align the level of position with the degree of risk in compensation. Accordingly, the Company’s NEOs, with the highest levels of responsibility and accountability within the organization, have a higher percentage of their total potential remuneration at risk (in the form of performance-based annual cash bonuses and long-term incentive opportunities (consisting of restricted stock grants and performance-based LTIP awards)), than do employees with lower levels of responsibility and accountability. This means that a higher proportion of the Company’s NEOs’ total potential compensation is based upon variable elements, compared to employees with lower levels of responsibility and accountability;
(b)	to pay competitively to retain, attract and motivate exceptional performers and key contributors with the skills and experience necessary for the Company to achieve its business strategy. In order to satisfy this objective, the Compensation Committee believes that the Company’s compensation programs for its NEOs should be competitive with the compensation practices of other companies, including those in the 2016 Proxy Peer Group; and

(c)	to align the interests of management and employees with corporate performance and stockholder interests by rewarding performance that is directly linked to the degree to which the Company achieves its business strategy. The Compensation Committee strives to structure its compensation program to align the 2016 NEOs’ actual total compensation with the degree to which the Company achieves its business objectives and with the creation of stockholder value.

Applying the above-described compensation philosophy to the NEOs’ 2016 total compensation at target against the 2016 Proxy Peer Group at target resulted in: (i) Mr. Garcia being slightly above the 75th percentile; (ii) Mr. Figuereo being between the 50th and the 75th percentiles; and (iii) Mr. Pieraccioni being at the 75th percentile.

2014 “Say-on-Pay” Vote Results

Approximately 99% of stockholders approved the Company’s most recent “say-on-pay” proposal at the Company’s 2014 annual stockholders’ meeting. At the Company’s June 2011 annual stockholders’ meeting, approximately 99% of stockholders approved holding the “say-on-pay” non-binding advisory vote once every 3 years, which has been the Company’s practice. While these “say-on-pay” votes are held on an advisory, non-binding basis (in accordance with SEC regulations), the Compensation Committee believes that the near unanimity of the prior stockholder votes represent an endorsement that the Company’s compensation programs, processes and practices are appropriate for the Company. In evaluating its NEO compensation programs, the Compensation Committee has considered the strong stockholder support demonstrated by the results of its past say-on-pay votes and has not made any significant changes to our NEO compensation programs in response to such votes.

Role of the Compensation Committee

The Compensation Committee reviews key components of each NEO’s total compensation, which enables the Compensation Committee to make informed compensation decisions. Among other things, the Compensation Committee reviews and approves: (i) compensation for the Company’s NEOs; (ii) the structure of the Company’s annual bonus programs under the Incentive Compensation Plan, including approving annual performance-based objectives for the NEOs and the organization as a whole and certifying management’s assessment of the extent to which the applicable performance targets have been achieved; (iii) the structure of the Company’s LTIPs under the Incentive Compensation Plan, including approving performance-based objectives, target grants of LTIP awards for the NEOs and certifying management’s assessment of the extent to which the applicable performance targets have been achieved; and (iv) grants of equity-based awards under the Stock Plan.

The Compensation Committee, based upon management’s recommendation and with input from CAP: (i) reviews and approves corporate and individual performance objectives relevant to the compensation of the Company’s CEO and the other NEOs; (ii) evaluates the CEO’s and the other NEOs’ performance in respect of those corporate and individual performance objectives, which evaluations may be done in conjunction with the Board; and (iii) reviews and approves the CEO’s and the other NEOs’ total compensation level based on that evaluation process. At the beginning of each fiscal year, the CEO works with the NEOs and other senior executives to develop function-specific annual performance objectives and the CEO recommends those objectives to the Compensation Committee for its consideration and approval. After the fiscal year is over, the CEO reviews the NEOs’ and other senior executives’ self-assessments against their respective performance objectives, including an assessment of the Company’s actual financial results for the year and he prepares his own self-assessment for consideration by the Compensation Committee. The CEO recommends the annual performance ratings for himself and the other NEOs to the Compensation Committee for certification and consideration in determining the actual payout of annual incentive compensation.

Working with CAP, and in consultation with the CEO, CFO and other senior management, the Company’s Human Resources Department recommends to the Compensation Committee: (i) the structure of the Company’s annual bonus programs under the Incentive Compensation Plan; (ii) the structure of the Company’s LTIP awards under the Incentive Compensation Plan; and (iii) the structure of the Company’s Restricted Stock Grants to the NEOs under the Stock Plan.

As part of the Company’s processes and procedures for determining the amount and form of executive officer and director compensation, the Compensation Committee relies in part upon informed proposals and information provided by management, as well as market data, analysis and guidance provided by CAP. During 2016, the Compensation Committee consulted with and/or considered advice provided by CAP with respect to: (1) designing the structure and components of the Company’s 2016 Incentive Compensation Programs; (2) benchmarking the total target compensation for the Company’s 2016 NEOs in connection with determining incentive compensation payouts as well as in structuring the 2016 Incentive Compensation Programs; (3) enhancing the Company’s compensation philosophy for its NEOs; (4) developing the 2016 Proxy Peer Group; (5) developing the objectives against which the 2016 NEOs’ performance was assessed; (6) reviewing and approving new employment agreements in connection with the 2016 hirings of Messrs. Garcia and Figuereo (including related incentive compensation programs), the consulting agreement for Mr. Beattie in connection with his appointment as non-executive Vice Chairman of the Board following the Elizabeth Arden acquisition and separation agreements for Messrs. Delpani and Simon; (7) reviewing and approving the Amended and Restated Revlon Executive Incentive Compensation Plan; and (8) reviewing and approving the change to the methodology for calculating the 2016 NWCR Performance Target for the Company’s 2016 Annual Bonus Programs.

During 2016, CAP provided only compensation advice to the Compensation Committee (or to the Company’s Human Resources Department in respect to compensation survey data analysis and other executive compensation matters) and did not perform any other services for the Company or the Compensation Committee, such as benefits administration, human resources consulting or actuarial services. The Compensation Committee last approved CAP’s engagement in October 2009, and CAP reports directly to the Compensation Committee. Since then, the Compensation Committee has annually reviewed CAP’s engagement, including discussing whether CAP or CAP’s compensation advisor to the Compensation Committee has any conflicts of interest. In each case the Compensation Committee determined that CAP and CAP’s compensation advisor did not have any conflicts of interest, considering, among other things: (i) CAP’s provision of other services to the Company; (ii) the amount of fees received by CAP from the Company, as a percentage of CAP’s total revenue; (iii) CAP’s policies and procedures designed to prevent conflicts of interest; (iv) any business or personal relationship (1) between CAP’s compensation advisor and any member of the Company’s Compensation Committee; and (2) between CAP or CAP’s compensation advisor and any of the Company’s executive officers; and (v) any Company stock owned by CAP’s compensation advisor, none of which raised any concern. The Compensation Committee’s Chairman also reviews and approves all invoices from CAP prior to payment.

As part of its regular process, the Compensation Committee confers with management and with CAP, and confers separately with CAP, without management present. The Compensation Committee also confers in executive session without management or CAP present.

As there has never been a restatement of the Company’s financial results, the Company has not implemented any formal policy in respect of adjustment or recovery of amounts paid under its compensation plans.

2016 Incentive Compensation Programs: Design

To achieve the objectives of the Company’s compensation philosophy, the Company maintains the following principal elements of compensation for the 2016 NEOs (the structure, targets, payout slopes and amounts of incentive compensation awards may change from year to year):

I.	Annual Base Salary: Base salary adjustments are considered annually and may be based on individual performance, promotions and/or the assumption of new responsibilities, competitive data from the Proxy Peer Group, employee recruitment and retention efforts and the Company’s overall compensation guidelines and annual salary budget guidelines. Higher annual increases may be made to higher performers and key contributors;
II.	Annual Bonuses - 2016 Annual Bonus Program and 2016 CEO Annual Bonus Program:

Approximately 900 employees, including the 2016 NEOs, were eligible to participate in the 2016 Annual Bonus Program under the Incentive Compensation Plan (other than Mr. Garcia, who was covered under the 2016 CEO Annual Bonus Program described below). For more information on the target amount of the annual bonus awards that were granted to the 2016 NEOs in respect of 2016, see the table under “GRANTS OF PLAN-BASED AWARDS - Non-Equity Awards.” The key components of the 2016 Annual Bonus Program and the 2016 CEO Annual Bonus Program included:

•	Corporate Performance Targets: The March 2017 annual bonus payments under the 2016 Annual Bonus Program and the 2016 CEO Annual Bonus Program were based on the degree of the Company’s achievement of the following corporate performance targets: (1) a 2016 Adjusted EBITDA1 target of $372.7 million, weighted at 50% (the “2016 Adjusted EBITDA Performance Target”); (2) a 2016 net sales target of $2,013.0 million, weighted at 25% (the “2016 Net Sales Performance Target”); and (3) a 2016 Net Working Capital Ratio2 (“NWCR”) target of 13.4%, weighted at 25% (the “2016 NWCR Performance Target” and, together with the 2016 Adjusted EBITDA Performance Target and the 2016 Net Sales Performance Target, the “2016 Annual Bonus Corporate Performance Targets”). In July 2016, at the Company’s recommendation, the Compensation Committee approved amending the formula for calculating the 2016 NWCR Performance Target to more effectively focus management on taking certain operational actions that are consistent with the Company’s business strategy, which change was not intended to, nor did it have the actual effect of, changing the degree to which the target was challenging to attain. In each case, the Compensation Committee’s certification of the 2016 Annual Bonus Corporate Performance Targets took into account the 2016 Excluded Items (as defined in the footnote below) and, in the case of the 2016 Adjusted EBITDA Performance Target and the 2016 NWCR Performance Target, were measured after taking into account all incentive compensation accruals. Receipt of a bonus award under the 2016 Annual Bonus Program and the 2016 CEO Annual Bonus Program was further conditioned upon the participant’s achievement of a performance rating of “target” or higher under the Company’s 2016 performance management review process. The exact payout amount was further adjusted to account for the extent to which a 2016 NEO achieved his 2016 Individual Strategic Objectives under the 2016 Individual Annual Bonus Performance Factors (each as defined below), as part of the Company’s annual management review process.

•	Payout Opportunities: The payout opportunity under the 2016 Annual Bonus Program and the 2016 CEO Annual Bonus Program could range from 0% to 150% of target bonus awards based on the extent to which the Company achieved the 2016 Annual Bonus Corporate Performance Targets (in accordance with the payout slopes described below). Also, to enable comparatively higher-performing employees to be appropriately rewarded, the actual bonus payments to each 2016 NEO under the 2016 Annual Bonus Program and the 2016 CEO Annual Bonus Program could range between 80% to 120% of the adjusted target bonus awards, based on the Compensation Committee’s review of management’s assessment of the extent to which each of the 2016 NEOs achieved his 2016 Individual Strategic Objectives.
•	Target Annual Bonuses for 2016 NEOs under the 2016 Annual Bonus Program and the 2016 CEO Annual Bonus Program:
○	Per the terms of their respective employment agreements: (i) Mr. Garcia was eligible for a target bonus of 150% of his base salary (i.e., a target bonus of $2,250,000), with a $1.5 million guaranteed minimum annual bonus for 2016 and subject to a cap of 200% of his base salary; (ii) Mr. Figuereo was eligible for a target bonus of 75% of his base salary (i.e., a target bonus of $450,000); and (ii) Mr. Pieraccioni was eligible for a target bonus of 100% of his base salary (i.e., a target bonus of $1,000,000); and
○	Per the terms of Mr. Delpani’s Transition and Separation Agreement and Release with the Company and Products Corporation, dated March 1, 2016 (as amended on April 21, 2016, the “Delpani TSA”), he was eligible for a target bonus of 100% of his base salary, prorated for his March 31, 2016 cessation of employment (i.e., a target bonus of $300,000, with each of the target annual bonus awards set forth above being collectively referred to as the “Target Bonus Awards”). Pursuant to the terms of Simon Separation Agreement (as defined below), Mr. Simon received a $75,000 payment in lieu of receiving a pro rata portion of his 2016 annual target bonus.
[1]	Adjusted EBITDA as used to determine the achievement and payouts under certain of the 2016 Incentive Compensation Programs is a non-GAAP financial measure which, for 2016, the Company defined as the Company’s consolidated worldwide Adjusted EBITDA, excluding certain unusual and one-time benefits and detriments (collectively, the “2016 Excluded Items”).
[2]	NWCR as used to determine the achievement and payouts under the 2016 Incentive Compensation Programs is the result of dividing net working capital (defined as net accounts receivable, plus net inventory, plus prepaid expenses, less trade accounts payable, less accrued advertising and promotional liabilities and less accrued marketing costs) by the net revenues of the prior rolling 12-month period, calculated each month, beginning with the net working capital as of January 31, 2016 divided by net revenues for the February 1, 2015 through January 31, 2016 period, and then taking the average of each of those 12 monthly calculations made during 2016.

•	Payout Slopes: The 2016 Annual Bonus Program and the 2016 CEO Annual Bonus Program included the following payout slopes for adjusting the Target Bonus Awards based upon the extent to which the Company achieved the respective 2016 Annual Bonus Corporate Performance Targets:
○	Adjusted EBITDA Payout Slope: Funding would be at 100% (50% of the Target Bonus Award) for 100% achievement of the 2016 Adjusted EBITDA Performance Target. For every 1 point of achievement under 100% of the 2016 Adjusted EBITDA Performance Target, the funding level of 50% of the Target Bonus Award would decrease by 10 points, to a minimum funding level of 0% at 90% achievement of this target for 50% of the Target Bonus Award. For every 1 point of achievement over 100% of the 2016 Adjusted EBITDA Performance Target, the funding level of 50% of the Target Bonus Award would increase by 5 points, to a maximum payout of 150% for 50% of the Target Bonus Award if the Company achieved 110% or more of this target.
○	Net Sales Payout Slope: Funding would be at 100% (25% of the Target Bonus Award) for 100% achievement of the 2016 Net Sales Performance Target. For every 1 point of achievement under 100% of the 2016 Net Sales Performance Target, the funding level of 25% of the Target Bonus Award would decrease by 25 points, to a minimum funding level of 0% at 96% achievement of the 2016 Net Sales Performance Target for 25% of the Target Bonus Award. For every 1 point of achievement over 100% of the 2016 Net Sales Performance Target, the funding level of 25% of the Target Bonus Award would increase by 25 points, to a maximum payout of 150% for 25% of the Target Bonus Award if the Company achieved 102% or more of this target.
○	NWCR Payout Slope: Funding would be at 100% (25% of the Target Bonus Award) for 100% achievement of the 2016 NWCR Performance Target. For every 1 point of achievement over (i.e., worse than) 100% of the 2016 NWCR Target, the funding level of 25% of the Target Bonus Award would decrease by 12.5 points, to a minimum funding level of 0% at 108% achievement of this target for 25% of the Target Bonus Award. For every 1 point of achievement under (i.e., better than) 100% of the 2016 NWCR Performance Target, the funding level of 25% of the Target Bonus Award would increase by 12.5 points, to a maximum payout of 150% for 25% of the Target Bonus Award if the Company achieved 96% or less of this target.
•	Individual Performance Assessment: The Company’s senior management, including the NEOs, develop the objectives against which the performance of each 2016 NEO is assessed. These objectives are then discussed with the Compensation Committee for their review and approval at the start of the performance period based on the Company’s future business plans. After the end of each annual performance period, the Compensation Committee assesses and certifies the extent to which the 2016 Annual Bonus Corporate Performance Targets have been achieved based on the Company’s applicable financial and operational results, as well as reviewing the 2016 NEOs’ respective performance against their 2016 Individual Strategic Objectives (as defined below).

In March 2016, the Compensation Committee approved the 2016 Annual Bonus Programs Corporate Performance Targets, which were quantitative financial objectives intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Section 162(m) Performance Factors”). As noted above, in July 2016, at management’s recommendation, the Compensation Committee approved a change to the methodology for calculating the 2016 NWCR Performance Target. For each 2016 NEO (including for Mr. Garcia), the Compensation Committee also approved individual strategic and operational objectives linked directly to the extent to which the NEO was expected to contribute towards the Company’s achievement of its business strategy (the “2016 Individual Strategic Objectives” and together with the 2016 Annual Bonus Programs Corporate Performance Targets, the “2016 Individual Annual Bonus Performance Factors”). The 2016 Individual Strategic Objectives were approved in July 2016 to enable Mr. Garcia, who took over as the Company’s CEO in April 2016, time to assess the Company’s business objectives and functional priorities for his direct reports. In February 2017, the Compensation Committee used the 2016 Individual Annual Bonus Performance Factors to assess and certify management’s assessment of the extent to which each 2016 NEO achieved a certain performance rating under the Company’s annual management review process. These individual ratings were used to determine the extent to which each 2016 NEO was eligible to receive a payout ranging from 80% to 120% of the adjusted target bonus award, in accordance with the terms of the applicable 2016 Annual Bonus Programs.

•	2016 CEO Annual Bonus Program: In March 2016, the Compensation Committee approved the structure of the 2016 CEO Annual Bonus Program for Fabian Garcia, the Company’s new President and CEO, as a separate and distinct bonus program covering the 2016 performance year. The 2016 CEO Annual Bonus Program consisted of two components: (1) a $1.5 million minimum guaranteed bonus; and (2) a performance-based portion that was designed and structured the same as the 2016 Annual Bonus Program.
III.	LTIPs: The grant of target LTIP awards to the 2016 NEOs under the 2016 LTIP Programs, each of which covered, in part, the 2016 performance year, were structured as flat dollar amounts based on the 2016 NEOs’ respective levels of responsibility within the organization. Approximately 85 senior employees, including the Company’s 2016 NEOs, were eligible to participate in the 2016 LTIP Programs, as further described below. By conditioning payments on the Company’s achievement of its corporate performance targets over several 1-year performance periods, the 2016 LTIP Programs are designed to: (i) motivate key employees to focus on the Company’s long-term business goals, including execution of the Company’s business strategy; (ii) provide more effective retention incentives; and (iii) better distinguish the Company’s long-term compensation from its annual bonus programs. See “2016 CEO LTIP” below for details on the 2016 CEO LTIP.
•	Corporate Performance Targets:
○	2016 LTIP: For 2016, the Compensation Committee approved a LTIP structure and design (the “2016 LTIP”) that is eligible for payment in March 2019 based upon the average degree of the Company’s achievement of its performance targets over 3 separately-measured, 1-year performance periods (namely, 2016, 2017 and 2018). The 2016 LTIP’s corporate performance targets for the 2016 performance year were: (1) the 2016 Adjusted EBITDA Performance Target, weighted at 50%; (2) the 2016 Net Sales Performance Target, weighted at 25%; and (3) a 2016 Free Cash Flow[3] (“FCF”) Target of $113.6 million, weighted at 25% (the “2016 FCF Performance Target” and, together with the 2016 Adjusted EBITDA Performance Target and the 2016 Net Sales Performance Target, the “LTIP 2016 Corporate Performance Targets”). In each case these targets are subject to adjustment to account for the 2016 Excluded Items and, in the case of the 2016 Adjusted EBITDA Performance Target is measured after taking into account all incentive compensation accruals. In March 2017, the Compensation Committee approved the Adjusted EBITDA, net sales and FCF performance targets for the 2016 LTIP’s 2017 performance year and in early 2018 the Company expects to recommend to the Compensation Committee for its approval the 2016 LTIP’s Adjusted EBITDA, net sales and FCF performance targets for the 2016 LTIP’s 2018 performance year (such targets for the 2016 LTIP’s 2017 and 2018 performance years, together with the LTIP 2016 Corporate Performance Targets, being the “2016 LTIP 3-Year Corporate Performance Targets”). After each of the 3 1-year performance periods, the Compensation Committee certifies the extent to which each of the 2016 LTIP 3-Year Corporate Performance Targets are achieved, which, based on their weighting, are used to determine the annual funding level for that performance year. The 2016 LTIP awards would then be eligible to be paid out in March 2019 (i.e., following the third and final year of the 2016 LTIP) based on the average of the 3 separately-measured annual funding levels.
○	2016 CEO LTIP: The Company’s corporate performance target under the 2016 CEO LTIP, in which Mr. Garcia participates, is the degree of the Company’s achievement of its Adjusted EBITDA target over 3 3/4 separately-measured performance years, consisting of 2016 (pro-rated from April 1, 2016 to account for Mr. Garcia’s commencing employment in April 2016), 2017, 2018 and 2019 (the “2016 CEO LTIP Corporate Performance Target”). The 2016 CEO LTIP Corporate Performance Target for 2016 was the same as the 2016 Adjusted EBITDA Performance Target that was used for the 2016 Annual Bonus Programs. In March 2017, the Compensation Committee approved the 2016 CEO LTIP Corporate Performance Target for the 2016 CEO LTIP’s 2017 performance year and in early 2018 and 2019 the Company expects to recommend to the Compensation Committee for its approval the respective target Adjusted EBITDA performance objectives for the 2016 CEO LTIP’s 2018 and 2019 performance years. After each of the 2016 CEO LTIP’s performance years, the Compensation
[3]	Free Cash Flow or FCF as used to determine a portion of the achievement and payouts under the LTIPs is a non-GAAP financial measure, which the Company defines as Adjusted EBITDA (as defined for purposes of incentive compensation), plus/minus the change in net working capital (as defined for purposes of incentive compensation), less capital expenditures for property, plant and equipment, purchases of permanent displays, payment of interest, payment of taxes and pension contributions. This KPI is measured monthly based on the average of the trailing 12 months FCF.

Committee certifies the extent to which the 2016 CEO LTIP Corporate Performance Target is achieved, which is used to determine the annual funding level and payout attributable to and accrued for that performance year. Target level achievement (i.e., 100%) of the annual 2016 CEO LTIP Corporate Performance Target would result in the CEO being eligible to accrue an annual amount of $3 million (with 2016 being pro-rated at $2.25 million); with 150% achievement of the 2016 CEO LTIP Corporate Performance Target resulting in a $4.5 million annual accrual (pro-rated for 2016); 267% achievement of the 2016 CEO LTIP Corporate Performance Target resulting in a $8.33 million annual accrual (pro-rated for 2016); and 333% achievement of the 2016 CEO LTIP Corporate Performance Target resulting in a maximum $10 million annual accrual (pro-rated for 2016), in each case with intermediate payouts linearly interpolated. The 2016 CEO LTIP award is eligible to be paid out in March 2020 based on the sum of the 4 separately-measured annual payout accruals.

○	2015 LTIP: The Company’s corporate performance targets under the previously-granted 2015 LTIP (the “2015 LTIP”) that is eligible for payment in March 2018, are based upon the average degree of the Company’s achievement of its Adjusted EBITDA, net sales and FCF corporate performance targets over 3 separately-measured, 1-year performance periods (namely, 2015, 2016 and 2017) (such targets for the 2015 LTIP’s 2015, 2016 and 2017 performance years, being the “2015 LTIP 3-Year Corporate Performance Targets”). For purposes of the 2015 LTIP, the performance targets for 2016 were the same as the LTIP 2016 Corporate Performance Targets. After each of the 3 1-year performance periods, the Compensation Committee certifies the extent to which each of the 2015 LTIP 3-Year Corporate Performance Targets are achieved, which, based on their weighting, are used to determine an annual funding level for that performance year. The 2015 LTIP awards would then be eligible to be paid out in March 2018 (i.e., following the third and final year of the 2015 LTIP) based on the average of the 3 separately-measured annual funding levels.
○	2014 LTIP: The Company’s corporate performance targets under the previously-granted 2014 LTIP (the “2014 LTIP”) that was paid in March 2017, were based upon the average degree of the Company’s achievement of its Adjusted EBITDA, net sales and FCF corporate performance targets over 3 separately-measured, 1-year performance periods (namely, 2014, 2015 and 2016) (such targets for the 2014 LTIP’s 2014, 2015 and 2016 performance years, being the “2014 LTIP 3-Year Corporate Performance Targets”). For purposes of the 2014 LTIP, the performance targets for 2016 were the same as the LTIP 2016 Corporate Performance Targets. After each of the 3 1-year performance periods, the Compensation Committee certified the extent to which each of the 2014 LTIP 3-Year Corporate Performance Targets were achieved, which, based on their weighting, were used to determine an annual funding level for that performance year. The 2014 LTIP awards were paid out in March 2017 (i.e., following the third and final year of the 2014 LTIP) at a blended funding level of 135.5% based on the average of the 3 separately-measured annual funding levels for 2014, 2015 and 2016.
○	2016 Transitional LTIP: The Company’s corporate performance targets under the first one-third tranche of the 2016 Transitional LTIP (the “2016 Transitional LTIP”), which was paid in March 2017, were based upon the degree of the Company’s achievement of its LTIP 2016 Corporate Performance Targets. The second and final two-third tranche of the 2016 Transitional LTIP will be based on the Company’s average degree of achievement of its Adjusted EBITDA, net sales and FCF corporate performance targets over the 2 1-year performance periods of 2016 and 2017 (such targets being the “Second Tranche 2016 Transitional LTIP 2-Year Corporate Performance Targets”). In February 2017, the Compensation Committee certified the extent to which each of the LTIP 2016 Corporate Performance Targets was achieved, which, based on their weighting, were used to determine the 2016 annual funding level. Accordingly, the first one-third tranche of the 2016 Transitional LTIPs were paid out in March 2017 at a 112.3% funding level. After completing 2017, the Compensation Committee will certify the extent to which the Second Tranche 2016 Transitional LTIP 2-Year Corporate Performance Targets for 2017 are achieved, which, based on their weighting, will be used to determine the 2017’s annual funding level. The second two-third tranche of the 2016 Transitional LTIPs would then be eligible to be paid out in March 2018 based on the average of the 2016 and 2017 separately-measured annual funding levels.

•	Payout Opportunities: The 2016 LTIP, the 2015 LTIP and the final tranche of the 2016 Transitional LTIP have, and the 2014 LTIP and the initial tranche of the 2016 Transitional LTIP had, a payout opportunity range of 0% to 150% of a 2016 NEO’s target award based on: (1) the extent to which the Company achieved the 2016 LTIP 3-Year Corporate Performance Targets, the 2015 LTIP 3-Year Corporate Performance Targets, the LTIP 2016 Corporate Performance Targets (with respect to the initial one-third tranche of the 2016 Transitional LTIP) and the Second Tranche 2016 Transitional LTIP 2-Year Corporate Performance Targets (with respect to the second and final two-third tranche of the 2016 Transitional LTIP), respectively; and (2) the Compensation Committee’s review of management’s assessment that each respective 2016 NEO achieved at least a target performance rating under the Company’s annual management review process for each of the applicable performance years, including the 2016 Individual LTIP Performance Factors (as defined below). See “2016 CEO LTIP” above for payout opportunities under 2016 CEO LTIP.
•	Payout Slopes: The terms of the 2016 LTIP, the 2016 CEO LTIP, the 2015 LTIP and the final tranche of the 2016 Transitional LTIP have, and the 2014 LTIP and the initial tranche of the 2016 Transitional LTIP had, the following payout slopes (in the case of the 2016 CEO LTIP, Adjusted EBITDA only) for adjusting the target LTIP awards (the “Target LTIP Awards”) based upon the extent to which the Company achieved the respective the 2016 LTIP 3-Year Corporate Performance Targets, the 2016 CEO LTIP Corporate Performance Targets, the 2015 LTIP 3-Year Corporate Performance Targets, the LTIP 2016 Corporate Performance Targets and the Second Tranche 2016 Transitional LTIP 2-Year Corporate Performance Targets:
○	Adjusted EBITDA Payout Slope: For 100% achievement of the Adjusted EBITDA target, funding would be at 100% for 50% of the Target LTIP Award. For every 1 point of achievement under 100% of the Adjusted EBITDA target, the funding level of 50% of the Target LTIP Award would decrease by 10 points, to a minimum funding level of 0% at 90% achievement of this target for 50% of the Target LTIP Award. For every 1 point of achievement over 100% of the Adjusted EBITDA target, the funding level of 50% of the Target LTIP Award would increase by 5 points, to a maximum payout of 150% for 50% of the Target LTIP Award if the Company achieved 110% or more of this target. See “2016 CEO LTIP” above for payout slopes under that program.
○	Net Sales Payout Slope: For 100% achievement of the net sales target, funding would be at 100% for 25% of the Target LTIP Award. For every 1 point of achievement under 100% of the net sales target, the funding level of 25% of the Target LTIP Award would decrease by 25 points, to a minimum funding level of 0% at 96% achievement of this target for 25% of the Target LTIP Award. For every 1 point of achievement over 100% of the net sales target, the funding level of 25% of the Target LTIP Award would increase by 25 points, to a maximum payout of 150% for 25% of the Target LTIP Award if the Company achieved 102% or more of this target.
○	FCF Payout Slope: For 100% achievement of the FCF target, funding would be at 100% for 25% of the Target LTIP Award. For every 1 point of achievement under 100% of the FCF target, the funding level of 25% of the Target LTIP Award would decrease by 10 points, to a minimum funding level of 0% at 90% achievement of this target for 25% of the Target LTIP Award. For every 1 point of achievement over 100% of the FCF target, the funding level of 25% of the Target LTIP Award would increase by 5 points, to a maximum payout of 150% for 25% of the Target LTIP Award if the Company achieved 110% or more of this target.

As noted previously, after each of the applicable LTIP performance periods, the Compensation Committee certifies the extent to which each of the respective LTIP’s Adjusted EBITDA, net sales and FCF performance targets are achieved, which, based on their 50%, 25% and 25% weightings (or in the case of the 2016 CEO LTIP, Adjusted EBITDA only, weighted at 100%), are used to determine an annual funding level for that performance year. The respective LTIP award would then be eligible to be paid out following the final year of the multiple-year performance periods based on the average of the separately-measured annual funding levels. See “2016 CEO LTIP” above for payouts under that program.

•	Individual Performance Assessment: In March 2016, the Compensation Committee approved the LTIP 2016 Corporate Performance Targets. These quantitative measures qualified as Section 162(m) Performance Factors. For each NEO, the Compensation Committee also approved individual strategic and operational objectives linked directly to the extent to which the NEO was expected to contribute towards the Company’s achievement of its business strategy (collectively, the “2016 Individual LTIP Performance Factors” and together with the 2016 Individual Annual Bonus Performance Factors, the “2016 Individual Performance Factors”). In February 2017, the Compensation Committee reviewed the ratings that each 2016 NEO achieved against the 2016 Individual LTIP Performance Factors.

IV.	Grants of Restricted Shares under the Stock Plan:
•	The Company has historically granted time-based restricted stock awards to its NEOs (the “Restricted Stock Grants”) that are designed to provide the NEOs with a strong retention incentive and a significant stake in the Company’s long-term success, while aligning the interests of management with stockholder interests.
•	Messrs. Garcia and Figuereo: Pursuant to their respective new-hire employment agreements, Messrs. Garcia and Figuereo each were entitled to receive a Restricted Stock Grant in April 2017 on the first anniversary of their commencement of employment with the Company (the “2016 New-Hire Restricted Stock Grants”). Specifically, Mr. Garcia’s 2016 New-Hire Restricted Stock Grant consisted of 270,489 shares of restricted stock, representing the number of shares equal to $10 million divided by the $36.97 NYSE closing price of Revlon Common Stock on the April 15, 2016 commencement date of his employment. Mr. Garcia’s 2016 New-Hire Restricted Stock Grant vests in 5 equal installments beginning on April 15, 2017, so long as Mr. Garcia remains employed with the Company on each applicable vesting date, subject to earlier vesting as described below under “Summary Compensation Table - Employment Agreements.” Under his employment agreement, in lieu of making Mr. Garcia’s 2016 New-Hire Restricted Stock Grant, the Company’s Board of Directors had the right, at its election based on the occurrence of certain events impacting the price of Revlon’s Common Stock, to pay Mr. Garcia $3 million on each of the first 5 anniversaries of Mr. Garcia’s commencement of employment, so long as Mr. Garcia remained employed with the Company on each applicable payment date, subject to certain earlier payment or vesting provisions. Mr. Garcia received his 2016 New-Hire Restricted Stock Grant in April 2017, as the circumstances triggering such cash payment election did not occur.

Mr. Figuereo’s 2016 New-Hire Restricted Stock Grant consisted of 102,880 restricted shares of Revlon Common Stock, representing the number of shares equal to $3,750,000 divided by the $36.45 NYSE closing price of Revlon Common Stock on the April 12, 2016 commencement date of his employment. Mr. Figuereo’s 2016 New-Hire Restricted Stock Grant vests in 5 equal installments beginning on April 12, 2017, so long as Mr. Figuereo remains employed with the Company on each applicable vesting date, subject to earlier vesting, as described below under “Summary Compensation Table - Employment Agreements.” Under his employment agreement, in lieu of making Mr. Figuereo’s 2016 New-Hire Restricted Stock Grant, the Company’s Board of Directors had the right, at its election based on the occurrence of certain events impacting the price of Revlon’s Common Stock, to pay Mr. Figuereo $1.125 million on each of the first 5 anniversaries of Mr. Figuereo’s commencement of employment, so long as Mr. Figuereo remains employed with the Company on each applicable payment date, subject to certain earlier payment or vesting provisions. Mr. Figuereo received his 2016 New-Hire Restricted Stock Grant in April 2017, as the circumstances triggering such cash payment election did not occur.

In connection with reviewing, considering and approving new-hire employment agreements for each of Messrs. Garcia and Figuereo, the Company conducted benchmarking analyses on their proposed 2016 total compensation at target against the Proxy Peer Group at target. While such analysis demonstrated that each of Messrs. Garcia’s and Figuereo’s total compensation at target was above the 75th percentile of the Proxy Peer Group, in CAP’s view, such compensation levels were appropriate to encourage each of Messrs. Garcia and Figuereo to join the Company.

•	Mr. Pieraccioni: Mr. Pieraccioni’s 2016 Restricted Stock Grant consisted of 32,082 shares of restricted Revlon Common Stock with target grant date value of approximately $1,000,000 (based on the $31.17 NYSE per share closing price of Revlon Common Stock on the February 25, 2016 grant date). Such restricted shares vest in 4 equal installments over 4 years (with vesting events occurring on each March 15th of 2016 through 2019), subject to earlier vesting, as described below under “Summary Compensation Table - Employment

Agreements.” Unless the Compensation Committee determines otherwise, Mr. Pieraccioni is required to retain such shares, even after vesting, so long as he remains employed by the Company. For more information on Mr. Pieraccioni’s Restricted Stock Grants, see “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End.”

•	Mr. Delpani: Pursuant to the Delpani TSA, in April 2016, the Company (i) repurchased from Mr. Delpani 72,895 shares of Revlon Common Stock (representing vested, formerly restricted shares that the Company granted to Mr. Delpani) for an aggregate purchase price of $2,684,723, based on the $36.83 NYSE per share closing price of Revlon Common Stock on April 20, 2016; and (ii) paid Mr. Delpani $1.6 million as consideration for cancelling his 65,703 restricted shares of Revlon Common Stock that were otherwise scheduled to vest on March 15, 2017 (collectively, the “Delpani Stock Transactions”). Mr. Delpani’s 2014 Restricted Stock Grant (i.e., the tranches that were otherwise scheduled to vest in March 2018 and 2019 (i.e., 131,406 shares in the aggregate)) were cancelled and forfeited upon the cessation of his employment with the Company on March 31, 2016. For more information on the Delpani TSA (including the Delpani Stock Transactions), see “Summary Compensation Table – Employment Agreements” and “Certain Relationships and Related Transactions” below.
•	Mr. Simon: Pursuant to Mr. Simon’s Separation Agreement with the Company and Products Corporation, dated November 3, 2015 (the “Simon Separation Agreement”), among other things, Mr. Simon vested in 15,133 shares of restricted stock on March 15, 2016 and the remaining balance of 60,532 shares of his 2014 Restricted Stock Grant (i.e., the tranches that were otherwise scheduled to vest in March 2017, 2018, 2019 and 2020) were cancelled and forfeited after his departure from the Company in February 2016. For more information on the Simon Separation Agreement, see “Summary Compensation Table – Employment Agreements” below.

The Stock Plan and Incentive Compensation Plan condition their eligibility for benefits (including under the 2016 Annual Bonus Programs and the 2016 LTIP Programs) upon compliance with certain confidentiality, non-competition and non-solicitation obligations required by the Company’s confidentiality and non-competition agreement (which all of the 2016 NEOs have effectively executed).

2016 INCENTIVE COMPENSATION PROGRAMS: ACHIEVEMENT OF PERFORMANCE TARGETS AND PAYOUTS

In March 2017, the Company made cash payments to its 2016 NEOs under: (1) the 2016 Annual Bonus Program and the 2016 CEO Annual Bonus Program; (2) the 2014 LTIP; and (3) the initial one-third tranche of the 2016 Transitional LTIP, as well as to other employees eligible for awards under such programs and other LTIP programs. Such payments were made after the Compensation Committee: (i) certified management’s assessment of the extent to which the Company achieved its 2016 Annual Bonus Programs Corporate Performance Targets and the LTIP 2016 Corporate Performance Targets; (ii) reviewed management’s assessment of the extent to which each NEO achieved their performance rating under the Company’s annual management review process, including the 2016 Individual Performance Factors; and (iii) approved (1) the 100% funding level for the 2016 Annual Bonus Program and 2016 CEO Annual Bonus Program (with Messrs. Garcia, Figuereo and Pieraccioni receiving payments of 115%, 100% and 115%, respectively, of that target based on their performance ratings under their 2016 Individual Annual Bonus Performance Factors), and (2) the payout under the 2014 LTIP to Mr. Pieraccioni and the initial one-third tranche of the 2016 Transitional LTIP to Mr. Figuereo, all in accordance with the terms and conditions of each such program. Following are further details on such payouts:

I.	Achievement of Performance Targets and Payouts under the 2016 Annual Bonus Programs (i.e., the 2016 Annual Bonus Program and the 2016 CEO Annual Bonus Program):
•	Achievement of 2016 Annual Bonus Programs Corporate Performance Targets: In February 2017, based on the Company’s 2016 financial results compared to the 2016 Annual Bonus Programs Corporate Performance Targets, at management’s recommendation, the Compensation Committee certified the Company’s achievement of: (1) $391.2 million of Adjusted EBITDA for 2016, or 105% of its 2016 Adjusted EBITDA Performance Target; (2) $2,002.3 million of net sales for 2016, or 99.5% of its 2016 Net Sales Performance Target; and (3) a 13.8% NWCR for 2016, or 103% of its 2016 NWCR Performance Target, in each case after adjusting the Company’s results to account for the 2016 Excluded Items.
•	Calculation of Funding Level: In February 2017, in accordance with the plan design and terms of the 2016 Annual Bonus Programs, after applying the respective weightings and payout slopes to each of the

Company’s applicable 2016 corporate financial results versus target, while taking into account the 2016 Excluded Items, the Compensation Committee, based upon management’s recommendation, approved the funding level of the 2016 Annual Bonus Programs at 100% of target (the “2016 Annual Bonus Programs Funding Level”), calculated as follows:

○	Based on the payout slopes described above: (i) the Company’s achievement of 105% of its 2016 Adjusted EBITDA Performance Target yielded a payout at 125% of target; (ii) the Company’s achievement of 99.5% of its 2016 Net Sales Performance Target yielded a payout at 87.5% of target; and (iii) the Company’s achievement of 103% of its 2016 NWCR Performance Target yielded a payout at 62.5% of target.
○	Applying the respective weightings to each of these corporate performance achievements, the Company achieved: (i) Adjusted EBITDA of 62.5% (representing the 50% weighting multiplied by the 125% payout level); plus (ii) net sales of 21.9% (representing the 25% weighting multiplied by the 87.5% payout level); plus (iii) a NWCR of 15.6% (representing the 25% weighting multiplied by the 62.5% payout level), resulting in a total funding level of 100% for each of the 2016 Annual Bonus Programs, calculated by adding each of these variables.
•	Based on the extent of the Company’s achievement of its 2016 Annual Bonus Programs Corporate Performance Targets, as discussed above, in February 2017 the Compensation Committee approved a 100% funding level for each of the 2016 Annual Bonus Programs, which effectively set such 2016 NEOs’ target bonus to 100%, before taking into account any impact of the NEO’s individual performance against the 2016 Individual Strategic Objectives under his 2016 Individual Annual Bonus Performance Factors, which could then increase or decrease his actual bonus payout within the program’s range of 80% to 120% of the target bonus award.
•	Individual Performance Measurement: Consistent with the structure and design of the 2016 Annual Bonus Programs, after assessing the degree to which the Company achieved the 2016 Annual Bonus Programs Corporate Performance Targets, the Compensation Committee considered the 2016 individual performance ratings for Messrs. Garcia, Figuereo and Pieraccioni, including their achievements against their 2016 Individual Annual Bonus Performance Factors.
○	Lorenzo Delpani, while he ceased serving as the Company’s President and Chief Executive Officer on March 1, 2016, remained eligible under the Delpani TSA for his 2016 annual bonus at the target level of 100% of his base salary at the time of his resignation, pro-rated for his 3 months of service during 2016 (for a target bonus award of $300,000), subject to adjustment based on the Company’s level of attainment of the 2016 Annual Bonus Programs Corporate Performance Targets. Based on the 100% funding level for the 2016 Annual Bonus Program, the Company paid Mr. Delpani his 2016 annual bonus at the $300,000 target amount in March 2017 pursuant to the terms and conditions of the Delpani TSA.
○	In March 2016, Roberto Simon, the Company’s former CFO who ceased employment with the Company in February 2016, received a $75,000 payment in lieu of receiving a pro rata portion of his 2016 annual bonus at target, pursuant to the terms of the Simon Separation Agreement.
○	Below is a summary of Messrs. Garcia’s, Figuereo’s and Pieraccioni’s 2016 key achievements, as reviewed by the Compensation Committee in February 2017 in support of management’s assessment that each NEO achieved their 2016 Individual Strategic Objectives under the 2016 Individual Annual Bonus Performance Factors, at a performance rating that entitled Messrs. Garcia, Figuereo and Pieraccioni to a payout of 115%, 100% and 115%, respectively, of their target annual bonus awards, in each case pursuant to the plan design and the terms of the applicable 2016 Annual Bonus Programs:
•	Mr. Garcia – President and Chief Executive Officer:
○	Elizabeth Arden Acquisition: Led the successful completion of the Elizabeth Arden acquisition in September 2016, including securing financing through the Company’s funding of a new $1.8 billion term loan facility and a $400 million revolving credit facility, as well as its 6.25% Senior Notes offering. These new credit facilities and senior notes also provided the funds to refinance all of the Company’s prior term loan facilities and revolving credit facilities, portions of which were scheduled to mature in November 2017, as well as to refinance all of Elizabeth Arden’s indebtedness and preferred stock;

○	Elizabeth Arden Integration: Led the planning and implementation of integrating the Elizabeth Arden organization into the Revlon organization, by which the Company has already identified approximately $190 million of annualized synergies and cost reductions that would be achieved through integration activities such as shifting to a brand centric model, in-sourcing manufacturing from Elizabeth Arden’s 3rd party supplier network, creating a finance shared services organization, moving to a single ERP system, consolidating offices, eliminating duplicative activities and streamlining back-office support;
○	Re-designed Organization Structure: Led the planning and implementation of the Company’s new brand-centric organization structure that is designed to advance the Company’s pursuit of its business strategy. The new organization structure is built around: (1) four global brand teams, Revlon, Elizabeth Arden, Fragrances and Portfolio Brands that is designed to optimize and focus on building brand equity and delighting and winning with beauty consumers; (2) a new customer-facing regional structure, with five regions in North America; Europe, Middle East & Africa; Asia; Latin America (which includes Mexico); and Pacific (which includes Australia and New Zealand) that is designed to ensure that the Company benefits from its broad commercial expertise in the local countries within each region and continues to develop strategic customer relationships in the local countries; and (3) support functions in the Company’s Finance, Human Resources, Supply Chain, Research & Development, Legal and Communications & Corporate Social Responsibility departments;
○	Enhanced Business Strategy: Led the design and communication of a simpler, enhanced strategic plan that is focused on: (i) strengthening our brands; (ii) ensuring that consumers have access to our brands however and whenever the shop for beauty; and (iii) ensuring that we create the funding in the P&L to competitively invest in our brands to drive growth;
○	Cutex Consolidation and Integration: With the May 2016 acquisition of Cutex businesses from Coty Inc., primarily in Australia and the U.K., the Company completed the global consolidation of the Cutex brand’s worldwide operations under Revlon’s management, enhancing our global brand portfolio and providing us with a springboard to grow the Cutex brand worldwide. Achieved significant sales growth with the Cutex brand by re-launching and integrating the Cutex lineup throughout the Company’s worldwide operations;
○	Strategic and Financial Planning Process Improvements: Among other improvements in the Company’s Finance functions, led the design of a new strategic and financial planning process for the combined company that establishes a cycle of strategic reviews in the Spring and budget planning in the Fall every year going forward, which the Company expects to implement in 2017; and
○	Enhanced Innovation Processes, Digital Marketing Capabilities and Brand Ambassador Strategy: Led the development of new product innovation strategies for all of the Company’s brands, which resulted in the acceleration of pipeline and a wider array of “Bigger & Better” new product initiatives. Led the development of enhanced digital marketing capabilities and increased the Company’s resources supporting those capabilities. Led the redesign of the Company’s brand ambassador and social media influencers strategy that resulted in the hiring of new ambassadors and bloggers.
•	Mr. Figuereo – Chief Financial Officer:
○	Elizabeth Arden Acquisition & Financing: Co-led the successful completion of the Elizabeth Arden acquisition in September 2016, including securing financing through the Company’s funding of a new $1.8 billion term loan facility and a $400 million revolving credit facility, as well as its 6.25% Senior Notes offering. These new credit facilities and senior notes also provided the funds to refinance all of the Company’s prior term loan facilities and revolving credit facilities, portions of which were scheduled to mature in November 2017, as well as to refinance all of Elizabeth Arden’s indebtedness and preferred stock;

○	Elizabeth Arden Integration: Co-led the planning and implementation of integrating the Elizabeth Arden organization into the Revlon organization, by which the Company has already identified approximately $190 million of annualized synergies and cost reductions that would be achieved through integration activities such as shifting to a brand centric model, in-sourcing manufacturing from Elizabeth Arden’s 3rd party supplier network, creating a finance shared services organization, moving to a single ERP system, consolidating offices, eliminating duplicative activities and streamlining back-office support;
○	Re-designed Organization Structure: Co-led the planning and implementation of the Company’s new brand-centric organization structure that is designed to advance the Company’s pursuit of its business strategy. The new organization structure is built around: (1) four global brand teams, Revlon, Elizabeth Arden, Fragrances and Portfolio Brands that is designed to optimize and focus on building brand equity and delighting and winning with beauty consumers; (2) a new customer-facing regional structure, with five regions in North America; Europe, Middle East & Africa; Asia; Latin America (which includes Mexico); and Pacific (which includes Australia and New Zealand) that is designed to ensure that the Company benefits from its broad commercial expertise in the local countries within each region and continues to develop strategic customer relationships in the local countries; and (3) support functions in the Company’s Finance, Human Resources, Supply Chain, Research & Development, Legal and Communications & Corporate Social Responsibility departments; and
○	Strategic and Financial Planning Process Improvements: Among other improvements in the Company’s Finance functions, co-led the design of a new strategic and financial planning process for the combined company that establishes a cycle of strategic reviews in the Spring and budget planning in the Fall every year going forward, which the Company expects to implement in 2017.
•	Mr. Pieraccioni – Chief Operating Officer, Markets:
○	Elizabeth Arden Acquisition & Financing: Co-led the successful completion of the Elizabeth Arden acquisition in September 2016, including securing financing through the Company’s funding of a new $1.8 billion term loan facility and a $400 million revolving credit facility, as well as its 6.25% Senior Notes offering. These new credit facilities and senior notes also provided the funds to refinance all of the Company’s prior term loan facilities and revolving credit facilities, portions of which were scheduled to mature in November 2017, as well as to refinance all of Elizabeth Arden’s indebtedness and preferred stock;
○	Elizabeth Arden Integration: Co-led the planning and implementation of integrating the Elizabeth Arden organization into the Revlon organization, by which the Company has already identified approximately $190 million of annualized synergies and cost reductions that would be achieved through integration activities such as shifting to a brand centric model, in-sourcing manufacturing from Elizabeth Arden’s 3rd party supplier network, creating a finance shared services organization, moving to a single ERP system, consolidating offices, eliminating duplicative activities and streamlining back-office support;
○	Re-designed Organization Structure: Co-led the planning and implementation of the Company’s new brand-centric organization structure that is designed to advance the Company’s pursuit of its business strategy. The new organization structure is built around: (1) four global brand teams, Revlon, Elizabeth Arden, Fragrances and Portfolio Brands that is designed to optimize and focus on building brand equity and delighting and winning with beauty consumers; (2) a new customer-facing regional structure, with five regions in North America; Europe, Middle East & Africa; Asia; Latin America (which includes Mexico); and Pacific (which includes Australia and New Zealand) that is designed to ensure that the Company benefits from its broad commercial expertise in the local countries within each region and continues to develop strategic customer relationships in the local countries; and (3) support functions in the Company’s Finance, Human Resources, Supply Chain, Research & Development, Legal and Communications & Corporate Social Responsibility departments;
○	Enhanced Business Strategy: Co-led the design and communication of a simpler, enhanced strategic plan that is focused on: (i) strengthening our brands; (ii) ensuring that consumers have access to our brands however and whenever the shop for beauty; and (iii) ensuring that we create the funding in the P&L to competitively invest in our brands to drive growth;

○	Cutex Consolidation and Integration: With the May 2016 acquisition of Cutex businesses from Coty Inc., primarily in Australia and the U.K., the Company completed the global consolidation of the Cutex brand’s worldwide operations under Revlon’s management, enhancing our global brand portfolio and providing us with a springboard to grow the Cutex brand worldwide. Achieved significant sales growth with the Cutex brand by re-launching and integrating the Cutex lineup throughout the Company’s worldwide operations; and
○	Enhanced Innovation Processes, Digital Marketing Capabilities and Brand Ambassador Strategy: Co-led the development of new product innovation strategies for all of the Company’s brands, which resulted in the acceleration of pipeline and a wider array of “Bigger & Better” new product initiatives. Led the development of enhanced digital marketing capabilities and increased the Company’s resources supporting those capabilities. Led the redesign of the Company’s brand ambassador and social media influencers strategy that resulted in the hiring of new ambassadors and bloggers.

In February 2017, the Compensation Committee certified management’s assessment that each of Messrs. Garcia, Figuereo and Pieraccioni achieved a performance rating of “strong 3”, “3” and “strong 3” (on a scale of “1” to “4”), respectively. Pursuant to the plan design and the terms of the applicable 2016 Annual Bonus Programs, a “3” rating entitled a participant to 100% adjusted bonus payout and a “4” rating entitled a participant to a 120% adjusted bonus payout. Based on Messrs. Garcia’s and Pieraccioni’s “strong 3” annual performance rating, the Compensation Committee interpolated such rating to warrant a 115% payout to each such executive. Accordingly, the Compensation Committee approved paying the following bonus awards under the 2016 Annual Bonus Programs, based upon its review of management’s assessment of the extent to which each of Messrs. Garcia, Figuereo and Pieraccioni achieved their 2016 Individual Annual Bonus Performance Factors, including the key 2016 key achievements described above, and taking into account the 100% funding level of both the 2016 Annual Bonus Program and, in the case of Mr. Garcia, the 2016 CEO Annual Bonus Program:

○	Mr. Garcia was awarded an annual bonus for 2016 of $2,587,500, representing 115% of his 2016 target bonus of $2,250,000;
○	Mr. Figuereo was awarded an annual bonus for 2016 of $450,000, representing 100% of his 2016 target bonus of $450,000; and
○	Mr. Pieraccioni was awarded an annual bonus for 2016 of $1,150,000, representing 115% of his 2016 target bonus of $1,000,000.

Also, pursuant to the terms of the Delpani TSA, the Compensation Committee approved awarding Mr. Delpani a $300,000 annual bonus for 2016, representing 100% of his 2016 target bonus, based on the 100% funding level of the 2016 Annual Bonus Program, prorated for his March 31, 2016 cessation of employment.

II.	Achievement of Performance Targets and Payouts under the 2016 LTIP Programs:
•	Achievement of 2016 Corporate Performance Targets for the 2016 LTIP Programs: In February 2017, for the purpose of: (i) the first performance year of the 3-year 2016 LTIP; (ii) the first performance year (pro-rated) of the 3 3/4-year 2016 CEO LTIP (with Adjusted EBITDA as its only corporate performance factor); (iii) the second performance year of the 3-year 2015 LTIP; (iv) the third and final performance year of the 3-year 2014 LTIP; and (v) the first performance year of the first 1-year and second 2-year tranches of the 2016 Transitional LTIP, in each case based upon management’s recommendation and the Company’s 2016 financial results compared to the LTIP 2016 Corporate Performance Targets, the Compensation Committee certified the Company’s achievement of: (1) $391.2 million of Adjusted EBITDA for 2016, or 105% of its 2016 Adjusted EBITDA Performance Target; (2) $2,002.3 million of net sales for 2016, or 87.5% of its 2016 Net Sales Performance Target; and (3) $116.3 million of FCF for 2016, or 102.3% of its 2016 FCF Performance Target, in each case after adjusting the Company’s results to account for the 2016 Excluded Items.
•	Calculation of Funding Level for the 2014 LTIP: In February 2017, in accordance with the plan design and terms of the final tranche of the 2014 LTIP, after applying the respective payout slopes and weightings to each of these 2016 corporate financial results versus target, while taking into account the 2016 Excluded

Items, the Compensation Committee, based upon management’s recommendation, approved the funding level of 135.5% for the 2014 LTIP (the “2014 LTIP Funding Level”), which was based upon the level of the Company’s attainment of its 2014 LTIP 3-Year Corporate Performance Targets. The 2014 LTIP Funding Level of 135.5% was calculated as follows:

Calculation of LTIP Funding Level for 2014:	Adjusted EBITDA	Net Sales	FCF
2014 Achievements Against Targets:	108.7%	101.6%	244.8%
2014 Calculated Payouts:	143.5%	140%	150%
Weightings:	50%	25%	25%
Applying Weightings:	71.8%	35%	37.5%
2014 Funding Level:	144.3%
Calculation of LTIP Funding Level for 2015:	Adjusted EBITDA	Net Sales	FCF
2015 Achievements Against Targets:	110.9%	102.2%	112.2%
2015 Calculated Payouts:	150%	150%	150%
Weightings:	50%	25%	25%
Applying Weightings:	75%	37.5%	37.5%
2015 Funding Level:	150%
Calculation of LTIP Funding Level for 2016:	Adjusted EBITDA	Net Sales	FCF
2016 Achievements Against Targets:	105%	99.5%	102.3%
2016 Calculated Payouts:	125%	87.5%	111.5%
Weightings:	50%	25%	25%
Applying Weightings:	62.5%	21.9%	27.9%
2016 Funding Level:	112.3%
Average overall LTIP payout:	Funding Level
2014 Funding Level:	144.3%
2015 Funding Level:	150%
2016 Funding Level:	112.3%
2014-2015 Funding Level:	135.5%
•	Calculation of Funding Level for the First Tranche of the 2016 Transitional LTIP: In February 2016, in accordance with the plan design and terms of the first one-third tranche of the 2016 Transitional LTIP, after applying the respective payout slopes and weightings to each of these 2016 corporate financial results versus target, while taking into account the 2016 Excluded Items, the Compensation Committee, based upon management’s recommendation, approved the 112.3% funding level for the first one-third tranche of the 2016 Transitional LTIP (the “First Tranche 2016 Transitional LTIP Funding Level”), which was based upon the level of the Company’s attainment of its LTIP 2016 Corporate Performance Targets. The 112.3% First Tranche 2016 Transitional LTIP Funding Level was calculated as follows:
Calculation of LTIP Funding Level for 2016:	Adjusted EBITDA	Net Sales	FCF
2016 Achievements Against Targets:	105%	99.5%	102.3%
2016 Calculated Payouts:	125%	87.5%	111.5%
Weightings:	50%	25%	25%
Applying Weightings:	62.5%	21.9%	27.9%
2016 Funding Level:	112.3%
•	Individual Performance Measurement: The Compensation Committee considered the 2016 individual performance for Messrs. Garcia, Figuereo and Pieraccioni, including their achievements against their 2016 Individual Performance Factors, and certified that each of them satisfied the performance rating required to receive their respective 2016 LTIP Programs awards.

In February 2017, based on the extent of the Company’s achievement of its LTIP 2016 Corporate Performance Targets (or in the case of Mr. Garcia, the 2016 Adjusted EBITDA Performance Target) and after reviewing management’s assessment of Messrs. Garcia’s, Figuereo’s and Pieraccioni’s 2016 Individual LTIP Performance Factors and applying the formula of the applicable 2016 LTIP Programs, the Compensation Committee approved: (i) the 2014 LTIP Funding Level of 135.5%; and (ii) the First Tranche 2016 Transitional LTIP Funding Level of 112.3%. The Compensation Committee also approved the Company’s achievement of the LTIP 2016 Financial Results, which resulted in a 112.3% funding level for the 2016 performance year being used as the measure of the Company’s 2016 performance with respect to: (i) the second performance year of the 3-year 2015 LTIP; (iii) the first performance year of the 2-year second and final two-thirds tranche of the 2016 Transitional LTIP; and (iv) the first performance year of the 3-year 2016 LTIP. In the case of the 2016 CEO LTIP, the Compensation Committee approved a 125% funding level for the first period of the 3 3/4-year 2016 CEO LTIP, which period is funded based on the Company’s level of achievement of its 2016 Adjusted EBITDA Performance Target.

•	2016 LTIP Programs Awards: Accordingly, based upon the Compensation Committee’s review of management’s assessment that the eligible 2016 NEOs achieved at least a target performance rating under the Company’s annual management review process (including the 2016 Individual LTIP Performance Factors), and applying the 112.3% First Tranche 2016 Transitional LTIP Funding Level for the first one-third tranche of the 2016 Transitional LTIP and the 135.5% 2014 LTIP Funding Level, in each case as calculated above, in February 2017 the Compensation Committee approved paying the following awards:
○	Mr. Figuereo was paid $187,167 for the initial 1-year tranche of the 2016 Transitional LTIP award, representing the initial one-third portion his $500,000 target award (i.e., $166,667) attributable to the 2016 performance year, as adjusted by the 112.3% First Tranche 2016 Transitional LTIP Funding Level; and
○	Mr. Pieraccioni was paid $677,500 for the 3-year 2014 LTIP award, representing the full portion of his $500,000 target award attributable to the 2014, 2015 and 2016 performance years, as adjusted by the 135% 2014 LTIP Funding Level.

Other Compensation and Benefit Programs

The Company also maintains standard benefits that are consistent with those offered by other major corporations and which are generally available to all of the Company’s full-time employees (subject to meeting basic eligibility requirements). These plans, which include 401(k), profit sharing, medical, dental, vision and life insurance coverage, are available to all full-time U.S.-based, non-union employees.

The Company also maintains a limited number of benefit programs that are available to the 2016 NEOs and other senior employees qualifying for eligibility based on salary grade level. These benefits and perquisites include an automobile allowance or use of a Company automobile, supplemented medical coverage and an allowance for financial counseling and tax preparation. These types of benefits are similar to those commonly made available to senior executives at other major corporations and assist the Company in retaining and attracting key talent.

Tax Deductibility of Executive Compensation

Section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct, for tax purposes, in any one year for certain officers who constitute “covered employees” under the rule, unless such amounts are determined to be “qualified performance-based compensation” meeting certain requirements. Generally, the Company’s provision of cash incentive compensation under the Incentive Compensation Plan is intended to meet the requirements for qualified performance-based compensation under Section 162(m) and thus, generally, those items are intended to be fully deductible. Salary, perquisites, sign-on bonuses, discretionary bonuses and restricted stock that have time-based vesting generally are not considered performance-based compensation under Section 162(m) and are generally subject to Section 162(m) limitations on deductibility. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible and retains discretion to award compensation that may not constitute qualified performance-based compensation under Section 162(m). Certain amounts of compensation for the Company’s officers do not meet Section 162(m)’s performance-based requirements and therefore are not deductible by the Company.

EXECUTIVE COMPENSATION

The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the 2016 NEOs for services rendered in all capacities to the Company and its subsidiaries during such periods. The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below presents annual bonus and LTIP payments earned under the Incentive Compensation Plan. As discussed under “Compensation Discussion and Analysis – 2016 Incentive Compensation Programs: Achievement of Performance Targets and Payouts,” the 2016 Annual Bonus Programs were funded at 100% (with a further adjustment of 115% for Messrs. Garcia and Pieraccioni based on their 2016 key achievements described under “Compensation Discussion and Analysis - 2016 Incentive Compensation Programs: Achievement of Performance Targets and Payouts” in accordance with the terms of the 2016 Annual Bonus Programs) and the initial one-third tranche of the 2016 Transitional LTIP and the 2014 LTIP were funded at 112.3% and 135.5%, respectively, of target amounts in accordance with the terms of each such program.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards $(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(d)	Total ($)
Fabian Garcia	2016	1,044,231	3,500,000	10,000,000	3,900,000	—	72,235	18,516,466
Chief Executive Officer

Juan Figuereo	2016	424,615	—	3,750,000	637,167	—	177,139	4,988,921
Chief Financial Officer

Gianni Pieraccioni	2016	924,615	—	999,996	1,827,500	—	353,853	4,105,964
Chief Operating Officer,	2015	602,308	100,000	999,991	1,300,667	—	273,910	3,276,876
Markets	2014	501,710	—	2,499,976	1,019,720	—	284,767	4,306,173

Lorenzo Delpani	2016	304,615	—	—	300,000	—	929,701	1,534,316
Former President and Chief	2015	1,204,615	—	—	5,104,000	—	119,538	6,428,153
Executive Officer	2014	1,206,346	250,000	9,999,997	3,200,253	—	98,425	14,755,021

Roberto Simon	2016	126,923	75,000	—	—	—	57,571	259,494
Former Executive Vice	2015	602,308	350,000	—	1,300,667	—	235,133	2,488,108
President and Chief	2014	431,599	—	2,499,972	745,550	—	165,323	3,842,444
Financial Officer
(a)	The amounts set forth under the “Bonus” column reflect certain bonus amounts paid to the NEO other than pursuant to the terms of the Company’s annual bonus programs, such as sign-on bonuses and guaranteed minimum bonuses provided for in an executive’s employment agreement (see “Non-Equity Incentive Plan Compensation” column in this table for bonuses and/or LTIPs earned by the NEO paid pursuant to applicable incentive compensation program formulas under the Incentive Compensation Plan).

For Mr. Garcia, the amount for 2016 reflects: (i) $1,500,000, representing the guaranteed minimum portion of his 2016 annual bonus under the 2016 CEO Annual Bonus Program; plus (ii) $2,000,000, representing the one-time lump-sum signing bonus that was paid to Mr. Garcia in one installment in May 2017, pursuant to the Garcia Employment Agreement. If Mr. Garcia resigns without “good reason” or is terminated by the Company for “cause” (as such terms are defined in the Garcia Employment Agreement) prior to the second anniversary of the Garcia Effective Date (as defined below), he is required to repay 50% of the after-tax signing bonus amount.

For Mr. Simon, who ceased employment with the Company in February 2016, the amount for 2016 reflects a $75,000 payment that was paid in March 2016 in lieu of his 2016 annual bonus at target, prorated for his February 29, 2016 cessation of employment, in accordance with the terms of the Simon Separation Agreement.

(b)	For Mr. Garcia, the amount set forth under the “Stock Awards” column for 2016 reflects the grant date value of the award of 270,489 restricted shares of Revlon Common Stock that the Company issued to Mr. Garcia effective on April 15, 2017 (the “Garcia Grant Date”), pursuant to the Garcia Employment Agreement (the “Garcia Restricted Stock Grant”). The number of restricted shares issued to Mr. Garcia on the Garcia Grant Date represents $10,000,000 divided by the NYSE closing price of $36.97 per share of Revlon Common Stock on the Garcia Effective Date. One-fifth of this grant vested on the Garcia Grant Date, with the remaining four-fifths vesting ratably on each of the first 4 anniversaries of the Garcia Grant Date, subject to certain terms and conditions. See more details on this grant under “Employment Agreements and Payments Upon Termination and Change of Control” below.

For Mr. Figuereo, the amount set forth under the “Stock Awards” column for 2016 reflects the grant date value of the award of 102,880 restricted shares of Revlon Common Stock that the Company issued to Mr. Figuereo effective on April 12, 2017 (the “Figuereo Grant Date”), pursuant to the Figuereo Employment Agreement (the “Figuereo Restricted Stock Grant”). The number of restricted shares issued to Mr. Figuereo on the Figuereo Grant Date represents $3,750,000 divided by the NYSE closing price of $36.45 per share of Revlon Common Stock on the Figuereo Effective Date. One-fifth of this grant vested on the Figuereo Grant Date, with the remaining four-fifths vesting ratably on each of the first 4 anniversaries of the Figuereo Grant Date, subject to certain terms and conditions. See more details on this grant under “Employment Agreements and Payments Upon Termination and Change of Control” below.

For Mr. Pieraccioni, the amount set forth under the “Stock Awards” column for 2016 reflects the grant date value of his award of 32,082 restricted shares of Revlon Common Stock, based on the NYSE closing price of $31.17 per share of Revlon Common Stock on the February 25, 2016 grant date. One-fourth of these restricted shares vested on each of March 15, 2016 and March 15, 2017 and the remaining restricted shares vest in 2 equal installments on March 15, 2018 and March 15, 2019, subject to certain terms and conditions.

Pursuant to the Delpani TSA, in April 2016, the Company (i) repurchased from Mr. Delpani 72,895 shares of Revlon Common Stock (representing vested, formerly restricted shares that the Company granted to Mr. Delpani) for an aggregate purchase price of $2,684,723, based on the $36.83 NYSE per share closing price of Revlon Common Stock on April 20, 2016; and (ii) paid Mr. Delpani $1.6 million as consideration for cancelling his 65,703 restricted shares of Revlon Common Stock that were granted on August 6, 2016 that were otherwise scheduled to vest on March 15, 2017. Mr. Delpani’s remaining 2014 Restricted Stock Grant (i.e., the tranches that were otherwise scheduled to vest in March 2018 and 2019 (i.e., 131,406 shares in the aggregate)) were cancelled and forfeited upon the cessation of his employment with the Company on March 31, 2016.

(c)	The amounts set forth under the “Non-Equity Incentive Plan Compensation” column reflect the portion of the annual bonus and the given year’s LTIP awards earned by the NEO. In the case of 2016, this includes payouts to the 2016 NEOs under the applicable 2016 Annual Bonus Programs, the 2014 LTIP and the initial one-third tranche of the 2016 Transitional LTIP, as applicable.

For Mr. Garcia, the amount shown in this column for 2016 reflects: (i) $2,587,500 in cash bonus, representing his 2016 target annual bonus of 150% of his annual base salary, and taking into account the 100% funding level of the 2016 CEO Annual Bonus Program based on the Company’s 2016 financial performance against its 2016 Annual Bonus Performance Targets, with an adjustment of 115% based on his “strong 3” performance rating, in accordance with the terms of the 2016 CEO Annual Bonus Program; minus (ii) $1,500,000, representing the guaranteed minimum portion of his 2016 annual bonus under the 2016 CEO Annual Bonus Program (which amount was included for Mr. Garcia in the “Summary Compensation Table” under the “Bonus” column for 2016); plus (iii) $2,812,500, representing the Compensation Committee’s approval of a 125% funding level for the first period (i.e., April 1, 2016 through December 31, 2016) of the 3 3/4 separately-measured performance years of the 2016 CEO LTIP (which amount, though earned during 2016, will not be paid until March 2020). See “Compensation Discussion and Analysis” for further details on the payout calculation of the 2016 CEO Annual Bonus Program and the 2016 CEO LTIP.

For Mr. Figuereo, the amount shown in this column for 2016 reflects: (i) $450,000 in annual cash bonus, representing his 2016 target annual bonus of 75% of his annual base salary, and taking into account the 100% funding level of the 2016 Annual Bonus Program based on the Company’s 2016 financial performance against its 2016 Annual Bonus Performance Targets, in accordance with the terms of the 2016 Annual Bonus Program; plus (ii) $187,167, representing the initial one-third tranche of his 2016 Transitional LTIP award, consisting of his $166,667 target award attributable to the 2016 performance period, as adjusted by the First Tranche 2016 Transitional LTIP Funding Level of 112.3% based on the Company’s financial performance in 2016 against the LTIP 2016 Corporate Performance Targets. See “Compensation Discussion and Analysis” for further details on the payout calculations of the 2016 Annual Bonus Program and the first tranche of the 2016 Transitional LTIP.

For Mr. Pieraccioni, the amount shown in this column for 2016 reflects: (i) $1,150,000 in annual cash bonus, representing his target annual bonus of 100% of his annual base salary, and taking into account the 100% funding level of the 2016 Annual Bonus Program based on the Company’s 2016 financial performance against its 2016 Annual Bonus Performance Targets, with a further adjustment of 115% based on his “strong 3” performance rating, in accordance with the terms of the 2016 Annual Bonus Program; plus (ii) $677,500, representing his 2014 LTIP award, consisting of his $500,000 target award attributable to the 2014, 2015 and 2016 performance periods, as adjusted by the 2014 LTIP Funding Level of 135.5% based on the Company’s financial performance in 2014, 2015 and 2016 against the 2014 LTIP 3-Year Corporate Performance Targets.

For Mr. Delpani, who ceased employment with the Company in March 2016, the amount shown in this column for 2016 reflects $300,000 in cash bonus, representing his 2016 target annual bonus of 100% of his annual base salary, and taking into account the 100% funding level of the 2016 Annual Bonus Program based on the Company’s 2016 financial performance against its 2016 Annual Bonus Performance Targets and pro-rated for his March 31, 2016 cessation of employment, in accordance with the terms of the 2016 Annual Bonus Program and pursuant to the terms of the Delpani TSA.

(d)	For Mr. Garcia, for 2016, the amount shown under “All Other Compensation” consists of: a car allowance; tax preparation and financial counseling services; $38,008 in aggregate profit sharing and matching contributions under the Amended and Restated Revlon Excess Savings Plan (the “Excess Savings Plan”) and the 401(k) Plan; and supplemental medical coverage.

For Mr. Figuereo, for 2016, the amount shown under “All Other Compensation” consists of: an annual car allowance; tax preparation and financial counseling services; $121,763 of relocation expenses (consisting of: (i) a $40,000 relocation allowance; (ii) $54,251 of related income tax gross-up; and (ii) $27,512 of imputed income in relation to temporary living and other relocation expenses); supplemental medical coverage; and $20,688 in aggregate profit sharing and matching contributions under the Excess Savings Plan and the 401(k) Plan.

For Mr. Pieraccioni, for 2016, the amount shown under “All Other Compensation” consists of: an annual car allowance; tax preparation and financial counseling services; a $238,333 annual housing allowance; supplemental medical coverage; and $44,965 in aggregate profit sharing and matching contributions under the Excess Savings Plan and the 401(k) Plan.

For Mr. Delpani, for 2016, the amount shown under “All Other Compensation” consists of: a car allowance; tax preparation and financial counseling services; supplemental medical coverage; $35,642 in aggregate profit sharing and matching contributions under the Excess Savings Plan and the 401(k) Plan; $438,461 of Delpani Advisory Fees for the Delpani Advisory Services (both as defined below) under the Delpani TSA; and $438,461 of Restrictive Covenants Payments (as defined below) under the Delpani TSA.

For Mr. Simon, for 2016, the amount shown under “All Other Compensation” consists of: a car allowance; tax preparation and financial counseling services; $15,370 in aggregate profit sharing and matching contributions under the Excess Savings Plan and the 401(k) Plan; and $29,644 of imputed income relating to a car lease that was transferred to Mr. Simon pursuant to the Simon Separation Agreement.

Employment Agreements and Payments Upon Termination and Change of Control

Employment Agreements

Set forth below is a summary of the 2016 NEOs’ employment agreements (copies of which have been filed with the SEC).

Fabian Garcia

In March 2016, Revlon and Products Corporation entered into an employment agreement with Mr. Garcia (the “Garcia Employment Agreement” or “Mr. Garcia’s Employment Agreement”). Mr. Garcia commenced employment with the Company on April 15, 2016 (the “Garcia Effective Date”). The initial term of Mr. Garcia’s Employment Agreement is 5 years from the Garcia Effective Date. The term is subject to automatic annual extensions unless either the Company or Mr. Garcia provides the other with at least 60 days’ prior notice of non-renewal, and is subject to earlier termination in accordance with the terms of the Garcia Employment Agreement.

Mr. Garcia’s Employment Agreement provides that he will serve as the Company’s President and Chief Executive Officer at an annual base salary of not less than $1,500,000, with a target annual bonus of 150% of his base salary, with the possibility of exceeding such amount based upon the over-achievement of the Company’s performance objectives, up to a maximum of 200% of his base salary. Pursuant to Mr. Garcia’s Employment Agreement, his annual bonus for 2016 was not to be less than $1,500,000. Pursuant to Mr. Garcia’s Employment Agreement, the Company paid Mr. Garcia a $2 million sign-on bonus in May 2016. If Mr. Garcia resigns without “good reason” or is terminated by the Company for “cause” (as such terms are defined in the Garcia Employment Agreement) prior to the second anniversary of the Garcia Effective Date, he will be required to repay 50% of the after-tax sign-on bonus amount if terminated in the second year.

Pursuant to the Garcia Employment Agreement, Mr. Garcia will have the opportunity to earn a long-term incentive award based on certain Adjusted EBITDA targets covering 3 3/4 annual performance periods, commencing on the Garcia Effective Date and ending on December 31, 2019. See the “Compensation Discussion and Analysis” for additional information about this 2016 CEO LTIP, as well as about the Garcia Restricted Stock Grant provided for in Mr. Garcia’s Employment Agreement.

Mr. Garcia is also eligible to participate in other benefit and perquisites plans generally made available to the Company’s other senior executives at his level, which include, among other things, a $30,000 annual car allowance and a $10,000 annual financial planning and tax preparation allowance.

Mr. Garcia’s Employment Agreement requires that he comply with the Company’s confidentiality, non-solicit and non-compete obligations and with the Company’s Code of Conduct and Business Ethics.

Upon termination of Mr. Garcia’s employment due to his death or disability, Mr. Garcia will be eligible to receive: (i) his annual bonus with respect to the year prior to the year of termination (if not already paid as of the termination date) (the “Garcia Prior-Year Bonus”); (ii) his annual bonus with respect to the year of termination, based on actual performance and pro-rated for the number of days actually worked during such year (the “Garcia Pro-Rated Bonus”); and (iii) payment in respect of any outstanding LTIP awards, based on actual performance and pro-rated for the number of days actually worked during the applicable performance period (the “Garcia Pro-Rated LTIP”). Under such circumstances, any unvested portion of the Garcia Restricted Stock Grant will vest no later than March 15 of the year following the year in which any such termination occurs (the “Garcia Restricted Stock Vesting”).

In the event Mr. Garcia resigns for “good reason” or in the event the Company terminates Mr. Garcia’s employment without “cause” (but for reasons other than death, disability or non-renewal of the Garcia Employment Agreement), Mr. Garcia will receive the payments and benefits described above. In addition, the Company will pay Mr. Garcia an amount equal to 2 times the sum of (i) his annual base salary and (ii) an amount equal to the annual bonus paid to him for the year prior to the year of termination (such amount, the “Garcia Cash Severance”). The Garcia Cash Severance will be paid in equal installments over the 24-month period following Mr. Garcia’s termination of employment; provided that payments in the second 12-month period are subject to reduction for any compensation that Mr. Garcia earns as an employee or consultant during that period (with certain exceptions). The Company will also contribute to costs of premiums owed in respect of Mr. Garcia’s continuation of health coverage pursuant to COBRA for the 24-month period following Mr. Garcia’s termination or, if earlier, the date on which Mr. Garcia becomes eligible for coverage under the plans of a subsequent employer or is no longer eligible to receive benefits pursuant to COBRA (the “Garcia COBRA Benefits”).

Upon a “change of control,” the term of the Garcia Employment Agreement would be extended for 24 months from the effective date of such change of control (if such extended date would be longer than the expiration of the existing employment term) (such period, the “Garcia Extended Period”). If during the Garcia Extended Period Mr. Garcia terminates his employment for “COC good reason” (as defined in the Garcia Employment Agreement) or if the Company terminates his employment other than for “cause,” he would receive in a lump sum: (a) 2 times the sum of (i) his base salary and (ii) his average gross annual bonus earned over the previous 5 years (or a lesser period based on the period for which Mr. Garcia was employed by the Company); and (b) the Garcia COBRA Benefits. Mr. Garcia would also receive the Garcia Prior-Year Bonus, the Garcia Pro-Rated Bonus, the Garcia Pro-Rated LTIP and the Garcia Restricted Stock Vesting. Any such payment would not be subject to reduction for any compensation that Mr. Garcia earns as an employee or consultant following termination.

Upon any termination of employment, Mr. Garcia will be subject to non-compete restrictions for 1 year following the date of termination (or, if terminated without “cause” or for “good reason” or “COC good reason”, for 2 years following the date of termination) (either such period, the “Garcia Restricted Period”); provided that the non-compete shall only apply following the expiration of the employment term if the Company so elects and continues to pay Mr. Garcia his base salary for the 1-year period. Mr. Garcia will also be subject to non-solicitation restrictions with respect to employees, customers and vendors during the Garcia Restricted Period. The Company’s obligation to provide the payments and benefits described above are subject to Mr. Garcia’s continued compliance with such non-competition and non-solicitation restrictions during the Garcia Restricted Period.

Juan Figuereo

On April 12, 2016 (the “Figuereo Effective Date”), Revlon and Products Corporation entered into an employment agreement with Mr. Figuereo (the “Figuereo Employment Agreement” or “Mr. Figuereo’s Employment Agreement”), which, among other things, provides that Mr. Figuereo will serve as the Company’s Chief Financial Officer at an annual base salary of not less than $600,000, with a target annual bonus under the Incentive Compensation Plan of 75% of his base salary, with the possibility of exceeding such amount based upon the Company’s and/or Mr. Figuereo’s over-achievement of their respective objectives. During his employment with the Company, Mr. Figuereo is eligible to participate in the Company’s LTIP programs under the Incentive Compensation Plan, subject to Compensation Committee approval. In addition, the Company approved the following LTIP award opportunities for Mr. Figuereo: (i) a $500,000 target award under the Company’s 2016 LTIP (payable in March 2019 based on the extent to which the Company achieves certain performance metrics over 2016, 2017 and 2018); and (ii) a $333,333 target award under the Company’s 2016-2017 Transitional LTIP (payable in March 2018 based on the extent to which the Company achieves certain performance metrics over 2016 and 2017). Pursuant to the Figuereo Employment Agreement, in March 2017 he was paid $187,167 for the initial 1-year tranche of the 2016 Transitional LTIP award attributable to the 2016 performance year, representing the $166,667 target LTIP award, as adjusted by the 112.3% First Tranche 2016 Transitional LTIP Funding Level.

See the “Compensation Discussion and Analysis” for information about the Figuereo Restricted Stock Grant provided for in Mr. Figuereo’s Employment Agreement. Vesting of the Figuereo Restricted Stock Grant is generally subject to Mr. Figuereo’s continuous employment with the Company on each applicable vesting date. However, his award is subject to earlier vesting upon the occurrence of a “change of control” or upon a termination of Mr. Figuereo’s employment by the Company “without cause” (as such terms are defined in the Figuereo Employment Agreement) following certain corporate transactions.

Mr. Figuereo is entitled to participate in other benefit plans generally made available to the Company’s other senior executives at his level, including a $30,000 annual car allowance and a $10,000 annual financial planning and tax preparation allowance. The Company also agreed to pay or reimburse Mr. Figuereo for the reasonable costs that he incurred in connection with his relocation to the greater New York City area.

Mr. Figuereo’s Employment Agreement requires that he comply with the Company’s confidentiality, non-solicit and non-compete obligations and with the Company’s Code of Conduct and Business Ethics.

The Company may terminate Mr. Figuereo’s employment upon written notice following his “disability” (as defined in Mr. Figuereo’s Employment Agreement), with no further amounts or benefits under such employment agreement being due after any such termination, except to the extent required pursuant to the terms of the Company’s compensation and benefit plans and policies in effect on any such termination date. The Company may terminate Mr. Figuereo’s Employment Agreement upon 12 months’ written notice of non-renewal, or sooner upon written notice for “cause,” as defined in Mr. Figuereo’s Employment Agreement. Mr. Figuereo may terminate his employment agreement upon 30 days’ prior written notice following a material breach by Products Corporation of its obligations to Mr. Figuereo under such agreement, which breach remains uncured following 90 days’ written notice of such breach by Mr. Figuereo to the Company.

Mr. Figuereo’s Employment Agreement provides that if Mr. Figuereo’s employment is terminated by him for any material uncured breach by the Company of any of its obligations to Mr. Figuereo under his employment agreement, or is terminated by the Company “without cause”, as defined in Mr. Figuereo’s Employment Agreement), Mr. Figuereo would be entitled to: (i) continued payments of base salary throughout a minimum severance period of 12 months; (ii) payment of a pro-rated target annual bonus, if and to the extent bonuses are payable to executives under the Incentive Compensation Plan for the performance year when the termination occurs, based upon actual achievement of objectives and payable on the date bonuses are paid to other executives under the bonus program for such performance year; (iii) his annual bonus (if not already paid) with respect to the performance year immediately preceding the year of termination (if bonuses with respect to such performance year are payable to other executives based upon actual achievement of bonus objectives), payable as and when such bonuses are paid to other executives under the bonus program for such performance year; and (iv) continued participation in the Company’s life insurance, medical, vision and dental plans, subject to the terms of such plans, throughout the applicable severance period or, if earlier, until Mr. Figuereo is covered by like plans of another company or upon the expiration of the maximum period allowable for such continuation coverage. In addition, if Mr. Figuereo’s employment is terminated by the Company “without cause” following certain corporate transactions set forth in Mr. Figuereo’s Employment Agreement, the Figuereo Restricted Stock Grant will immediately vest.

Upon a change of control, the term of the Figuereo Employment Agreement would be extended for 24 months from the effective date of such change of control and if, within such period, Mr. Figuereo terminated his employment for “COC good reason” or if the Company terminated his employment other than for “cause,” he would receive: (i) two times the sum of (a) his base salary and (b) his average gross bonus earned over the previous 5 years; (ii) 24 months’ continuation of medical and fringe benefits; and (iii) all of his unvested restricted shares, if any, would immediately vest.

Mr. Pieraccioni

Mr. Pieraccioni’s employment agreement with Revlon and Products Corporation dated October 9, 2014, as amended on February 25, 2016 (the “Pieraccioni Employment Agreement” or “Mr. Pieraccioni’s Employment Agreement”), provides that Mr. Pieraccioni’s annual base salary shall not be less than $1,000,000.

Under the Pieraccioni Employment Agreement, Mr. Pieraccioni is eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 100% of his base salary. In addition, Mr. Pieraccioni is entitled to a $250,000 annual housing allowance through February 2019. Mr. Pieraccioni is also eligible to participate in the Company’s LTIPs as in effect from time to time. Under Mr. Pieraccioni’s Employment Agreement, Mr. Pieraccioni also received the Pieraccioni 2016 Restricted Stock Grant (See the “Compensation Discussion and Analysis”).

Mr. Pieraccioni is also eligible to participate in the fringe benefit programs and perquisites as may be generally made available to the Company’s other senior executives, including a $30,000 annual car allowance and a $10,000 financial planning and tax preparation allowance.

Mr. Pieraccioni’s Employment Agreement requires that he comply with the Company’s confidentiality, non-solicit and non-compete obligations and with the Company’s Code of Conduct and Business Ethics.

The Company may terminate Mr. Pieraccioni’s employment upon written notice following his “disability” (as defined in Mr. Pieraccioni’s Employment Agreement), with no further amounts or benefits under such employment agreement being due after any such termination, except to the extent required pursuant to the terms of the Company’s compensation and benefit plans and policies in effect on any such termination date. The Company may terminate Mr. Pieraccioni’s Employment Agreement upon 12 months’ written notice of non-renewal, or sooner upon written notice for “cause,” as defined in Mr. Pieraccioni’s Employment Agreement. Mr. Pieraccioni may terminate his employment agreement upon 30 days’ prior written notice following a material breach by the Company of its obligations to Mr. Pieraccioni under such agreement, which breach remains uncured following 90 days’ written notice of such breach by Mr. Pieraccioni to the Company.

Mr. Pieraccioni’s employment agreement provides that if Mr. Pieraccioni’s employment is terminated by him for any material uncured breach by the Company of any of its obligations to Mr. Pieraccioni under his employment agreement, or is terminated by the Company (other than for “cause” as defined in Mr. Pieraccioni’s Employment Agreement or disability), Mr. Pieraccioni would be entitled to: (i) continued payments of base salary throughout a minimum severance period of 12 months; (ii) payment of a pro-rated target annual bonus, if and to the extent bonuses are payable to executives under the Incentive Compensation Plan for the performance year when the termination occurs, based upon actual achievement of objectives and payable on the date bonuses are paid to other executives under the bonus program for such performance year; (iii) his annual bonus (if not already paid) with respect to the performance year immediately preceding the year of termination (if bonuses with respect to such performance year are payable to other executives based upon actual achievement of bonus objectives), payable as and when such bonuses are paid to other executives under the bonus program for such performance year; and (iv) continued

participation in the Company’s life insurance, medical, vision and dental plans, subject to the terms of such plans, throughout the severance period or, if earlier, until Mr. Pieraccioni is covered by like plans of another company or upon the expiration of the maximum period allowable for such continuation coverage.

Upon a change of control, the term of the Pieraccioni Employment Agreement would be extended for 24 months from the effective date of such change of control and if, within such period, Mr. Pieraccioni terminated his employment for “COC good reason” or if the Company terminated his employment other than for “cause,” he would receive: (i) two times the sum of (a) his base salary and (b) his average gross bonus earned over the previous 5 years; (ii) 24 months’ continuation of medical and fringe benefits; and (iii) all of his unvested restricted shares, if any, would immediately vest.

Mr. Delpani

Mr. Delpani resigned as the Company’s President and Chief Executive Officer on March 1, 2016 and his employment with the Company ceased on March 31, 2016. Prior to such separation, Mr. Delpani’s amended and restated employment agreement provided that Mr. Delpani was to serve as the Company’s President and Chief Executive Officer, at an annual base salary of not less than $1,200,000 (which was his base salary as of March 31, 2016 separation date).

Under his employment agreement, Mr. Delpani was eligible to participate in, among other things, the Company’s annual bonus programs as in effect from time to time, with a target bonus of 100% of his base salary. In consideration for Mr. Delpani’s compliance with certain restrictive covenants of the Delpani TSA, including its confidentiality, non-competition, non-solicitation and non-disparagement provisions (the “Restrictive Covenants”) for 24 months following its March 31, 2016 effective date (the “Non-Competition Period”), the Company: (i) pays Mr. Delpani $600,000 per year during the Non-Competition Period in equal installments on a bi-weekly basis (the “Restrictive Covenants Payments”); and (ii) continues to provide Mr. Delpani with the same or substantially similar medical, dental and vision and life insurance benefits that he was receiving prior to his transition until the earlier of the end of (a) the Non-Competition Period or (b) the date on which Mr. Delpani becomes covered by the medical, dental and/or vision plans of another employer. Pursuant to the Delpani TSA, in March 2017 the Company paid Mr. Delpani a $300,000 pro-rated bonus amount for 2016.

Pursuant to the Delpani TSA, Mr. Delpani agreed to provide advisory services to the Company through March 31, 2018 (the “Delpani Advisory Period”) to assist with the transition of his duties (the “Delpani Advisory Services”). During the Delpani Advisory Period, the Company pays Mr. Delpani a fee of $600,000 per year (the “Delpani Advisory Fees”) in equal installments on a bi-weekly basis. The Company may elect to terminate the Delpani Advisory Services prior to the end of the Delpani Advisory Period upon the occurrence of any of the following events: (i) Mr. Delpani’s willful failure to provide or perform the Delpani Advisory Services; (ii) Mr. Delpani’s conviction of any felony or any crime of moral turpitude; or (iii) any breach by Mr. Delpani of the Restrictive Covenants (any event under (i), (ii) or (iii), being “Cause”). The Company may also terminate the Delpani Advisory Services at any time, provided that, if the Company terminates the Delpani Advisory Services other than for Cause, the Company will continue to pay Mr. Delpani the Delpani Advisory Fees through the end of the Delpani Advisory Period, subject to his continued compliance with the Restrictive Covenants.

Mr. Simon

Mr. Simon’s employment with the Company ceased on February 29, 2016. Prior to such separation, Mr. Simon’s employment agreement provided that Mr. Simon was to serve as the Company’s Executive Vice President and Chief Financial Officer at an annual base salary of not less than $600,000 (which was his base salary as of his February 29, 2016 separation date).

Pursuant to the Simon Separation Agreement, Mr. Simon received the following incentive compensation awards: (i) payment in March 2016 of his 2015 annual bonus award, subject to the terms and conditions of the 2015 Annual Bonus Program; (ii) payment in March 2016 of $75,000, representing a pro rata portion of his 2016 annual bonus at target; (iii) payment in March 2016 of the final tranche of his 2014 Transitional LTIP, subject to the terms and conditions of the 2014 Transitional LTIP, with all of Mr. Simon’s other outstanding LTIP awards (i.e., the 2016 LTIP and the 2014 LTIP) being cancelled and forfeited upon his separation from employment; and (iv) vesting on March 15, 2016 of his 15,133 restricted shares of Revlon Common Stock, with the remaining balance of his 60,532 restricted shares (which would otherwise have vested in equal installments in March 2017, 2018, 2019 and 2020) being cancelled and forfeited upon his separation from employment, in accordance with the terms and conditions of the Stock Plan. The Company also agreed to waive its right to clawback a one-time $150,000 housing allowance that was paid to Mr. Simon in August 2016.

Termination Payments

Mr. Garcia

Under Mr. Garcia’s Employment Agreement, if he was terminated without “cause” on December 31, 2016, the estimated aggregate termination benefits during a severance period of 24 months would have been approximately $22,038,628, consisting of the following: (a) $3,000,000, representing 2 times Mr. Garcia’s annual base salary on December 31, 2016; (b) $4,500,000, representing 2 times his prior year target bonus, in each of cases (a) and (b) subject to reduction in year 2 if he earns income from subsequent employment or consulting (subject to certain exceptions); (c) $2,250,000, representing Mr. Garcia’s 2016 target annual bonus, subject to adjustment based on the Company’s and Mr. Garcia’s level of achievement under the terms of the 2016 CEO Annual Bonus Program; (d) $2,250,000, representing the pro-rated target of the 2016 CEO LTIP for the 2016 performance year; (e) approximately $38,628, representing the cost of 24 months of group medical, dental and vision insurance coverage; and (f) $10,000,000, representing the fair market value attributable to the accelerated vesting of the Garcia Restricted Stock Grant, based on Revlon Common Stock price on the Garcia Effective Date. The Company’s obligation to make such payments and benefits would be conditioned on Mr. Garcia’s execution of a valid release of claims and his continued compliance with his confidentiality, non-solicit and non-competition obligations.

Mr. Figuereo

Under Mr. Figuereo’s Employment Agreement, if he was terminated without “cause” on December 31, 2016, the estimated aggregate termination benefits during a severance period of 12 months would have been approximately $1,071,134, consisting of the following: (a) $600,000, representing Mr. Figuereo’s annual base salary on December 31, 2016; (b) $450,000, representing Mr. Figuereo’s 2016 target annual bonus, subject to adjustment based on the Company’s and Mr. Figuereo’s level of achievement under the terms of the 2016 Annual Bonus Program; (c) approximately $19,636, representing the cost of 12 months of group medical and dental insurance coverage; and (d) approximately $1,498, representing the cost of 12 months of life insurance coverage. The Company’s obligation to make such payments and benefits would be conditioned on Mr. Figuereo’s execution of a valid release of claims and his continued compliance with his confidentiality, non-solicit and non-competition obligations.

Mr. Pieraccioni

Under Mr. Pieraccioni’s Employment Agreement, if he was terminated without “cause” on December 31, 2016, the estimated aggregate termination benefits during a severance period of 13 months would have been approximately $2,134,554, consisting of the following: (a) $1,083,333, representing Mr. Pieraccioni’s continued base salary; (b) $1,000,000, representing Mr. Pieraccioni’s 2016 target annual bonus, subject to adjustment based on the Company’s and Mr. Pieraccioni’s level of achievement under the terms of the 2016 Annual Bonus Program; (c) approximately $2,704, representing the cost of 13 months of life insurance coverage; and (d) approximately $48,517, representing the cost of 13 months of group medical and dental insurance coverage. The Company’s obligation to make such payments and benefits would be conditioned on Mr. Pieraccioni’s execution of a valid release of claims and his continued compliance with his confidentiality, non-solicit and non-competition obligations.

Mr. Delpani

Mr. Delpani’s employment with the Company ceased on March 31, 2016 (while serving as the Company’s President and Chief Executive Officer until March 1, 2016). See the description of the Delpani TSA under “Employment Agreements – Mr. Delpani.”

Mr. Simon

Mr. Simon’s employment with the Company ceased on February 29, 2016. See the description of the Simon Separation Agreement under “Employment Agreements – Mr. Simon.”

Change of Control Payments

Mr. Garcia

Under Mr. Garcia’s Employment Agreement, in the event of any “change of control,” the terms of his employment agreement would be extended for an additional 24 months from the effective date of any such “change of control.” The Garcia Employment Agreement also provides that if, within this 24-month period, he were to terminate his employment with the Company for “COC good reason” (as defined under the Garcia Employment Agreement) or if the Company were to terminate his employment other than for “cause,” he would receive in lump-sum: (i) 2 times the sum of (a) his base salary and (b) his average gross annual bonus earned over the 5 calendar years prior to termination (or a lesser period based on the period for which Mr. Garcia was employed by the Company); (ii) the Garcia Prior-Year Bonus; (iii) the Garcia Pro-Rated Bonus; (iv) the Garcia Pro-Rated LTIP; (v) the Restricted Stock Vesting; and (vi) 24 months of continuation of all fringe benefits in which he participated on the “change of control” effective date.

The estimated aggregate benefits payable to Mr. Garcia upon a “change of control,” followed by certain qualifying termination events on December 31, 2016 (e.g., by Mr. Garcia for “COC good reason” (as defined under the Garcia Employment Agreement) or by the Company other than for “cause”) would have been approximately $22,038,628, consisting of the following: (a) $3,000,000, representing 2 times his annual base salary on December 31, 2016; (b) $4,500,000, representing 2 times his average 5-year target bonus; (c) $2,250,000, representing Mr. Garcia’s 2016 target annual bonus, subject to adjustment based on the Company’s and Mr. Garcia’s level of achievement under the terms of the 2016 CEO Annual Bonus Program; (d) $2,250,000, representing the pro-rated target of the 2016 CEO LTIP for the 2016 performance year; (e) $10,000,000, representing the fair market value attributable to the accelerated vesting of the Garcia Restricted Stock Grant (based on the $36.97 per share NYSE closing price of Revlon Common Stock on the Garcia Effective Date); and (f) approximately $38,628, representing the cost of 24 months of group medical and dental insurance coverage.

Mr. Figuereo

Under Mr. Figuereo’s Employment Agreement, in the event of any “change of control,” the terms of his employment agreement would be extended for an additional 24 months from the effective date of any such “change of control.” The Figuereo Employment Agreement also provides that if, within this 24-month period, he were to terminate his employment with the Company for “COC good reason” (as defined under the Figuereo Employment Agreement) or if the Company were to terminate his employment other than for “cause,” he would receive: (i) a lump-sum payment equal to 2 times the sum of (a) his base salary and (b) his average gross bonus earned over the 5 calendar years prior to termination (or a lesser period based on the period for which Mr. Figuereo was employed by the Company); and (ii) 24 months of continuation of all medical and fringe benefits in which he participated on the “change of control” effective date.

The Figuereo Employment Agreement also provides that, in the event of a “change of control,” all then-unvested restricted shares held by him shall immediately vest.

The estimated aggregate benefits payable to Mr. Figuereo upon a “change of control” and subsequent termination if Mr. Figuereo had been terminated on December 31, 2016 would have been approximately $6,042,167, consisting of the following: (a) $1,200,000, representing 2 times his $600,000 annual base salary as of December 31, 2016; (b) $900,000, representing 2 times his average 5-year bonus at target, subject to adjustment based on the Company’s and Mr. Figuereo’s level of achievement under the terms of the 2016 Annual Bonus Program; (c) approximately $15,900, representing the cost of 2 years of contributions under the Company’s 401(k) Plan; (d) approximately $54,000 in respect of 2 years of profit sharing contributions under the 401(k) Plan; (e) approximately $2,995, representing the cost of 24 months of life insurance coverage; (f) approximately $39,272, representing the cost of 24 months of group medical and dental insurance coverage; (g) $20,000, representing 24 months of tax preparation and financial counseling allowance; (f) $60,000, representing 24 months of car allowance; and (h) $3,750,000, representing the fair market value attributable to the accelerated vesting of the Figuereo Restricted Stock Grant (based on the $36.45 per share NYSE closing price of Revlon Common Stock on the Figuereo Effective Date).

Under the Incentive Compensation Plan, if, in connection with a “change of control,” a successor entity assumes the LTIP, does not terminate the LTIP or provides participants with comparable LTIP benefits, then outstanding LTIP awards remain payable in accordance with their terms. Otherwise, upon a “change of control,” (i) LTIP awards related to the performance period when any “change of control” event occurs are to be paid at target on a pro-rated basis (based on the number of days elapsed with respect to the applicable LTIP performance period) within 60 days following such “change of control,” and (ii) LTIP awards related to prior performance periods as to which the respective performance objectives were achieved, but for which payments remain outstanding, are to be paid within 60 days following any such “change of control.”

Upon a “change of control” without the successor entity assuming or otherwise continuing the terms of the LTIP, Mr. Figuereo also would be entitled to the payout of the remaining unpaid portion of his previously earned LTIP awards, to be paid at target on a pro-rated basis, in the amount of $666,667, consisting of: (i) $166,667, representing one-third of his $500,000 2016 LTIP (based on 1 year completed of the 3-year performance period (i.e., 2016, 2017 and 2018)); (ii) $166,667, representing the initial one-third portion of his $500,000 2016 Transitional LTIP (based on its 1-year performance period of 2016 (which award was paid in March 2017); and (iii) $333,333, representing the remaining two-thirds portion of his $500,000 2016 Transitional LTIP (based on its 2-year performance period (i.e., 2016 and 2017)).

Mr. Pieraccioni

Under Mr. Pieraccioni’s Employment Agreement, in the event of any “change of control,” the terms of his employment agreement would be extended for an additional 24 months from the effective date of any such “change of control.” The Pieraccioni Employment Agreement also provides that if, within this 24-month period, he were to terminate his employment with the Company for “COC good reason” (as defined under the Pieraccioni Employment Agreement) or if the Company were to terminate his employment other than for “cause,” he would receive: (i) a lump-sum payment equal to 2 times the sum of (a) his base salary and (b) his average gross bonus earned over the 5 calendar years prior to termination; and (ii) 24 months of continuation of all fringe benefits in which he participated on the “change of control” effective date or, in lieu of such benefits, a lump-sum cash payment equal to the value of such benefits. The Pieraccioni Employment Agreement also provides that, in the event of a “change of control,” all then-unvested restricted shares held by him shall immediately vest.

The estimated aggregate total of benefits upon a “change of control” and subsequent termination if Mr. Pieraccioni had been terminated on December 31, 2016 would have been approximately $6,937,436, consisting of the following: (a) $2,000,000, representing 2 times his $1,000,000 annual base salary as of December 31, 2016; (b) $1,726,147, representing 2 times his average 5-year bonus; (c) approximately $15,900, representing the cost of 2 years of contributions under the Company’s 401(k) Plan; (d) approximately $90,000 in respect of 2 years of profit sharing contributions under the 401(k) Plan; (e) approximately $4,992, representing the cost of 24 months of life insurance coverage; (f) $60,000, representing 24 months of car allowance; (h) $20,000, representing 24 months of tax preparation and financial counseling allowance; (i) approximately $89,569, representing the cost of 24 months of group medical and dental insurance coverage; and (j) $2,930,828, representing the fair market value attributable to the accelerated vesting of his 100,543 shares of unvested restricted stock that were outstanding as of December 31, 2016 (based on the $29.15 per share NYSE closing market price of Revlon Common Stock on December 30, 2016).

Upon a “change of control” without the successor entity assuming or otherwise continuing the terms of the LTIP, Mr. Pieraccioni also would be entitled to the payout of the remaining unpaid portion of his previously earned LTIP awards, to be paid at target on a pro-rated basis, in the amount of $1,000,000, consisting of: (i) $500,000, representing his $500,000 2014 LTIP (based on its 3-year performance period (i.e., 2014, 2015 and 2016)) (which award was paid in March 2017); (ii) $333,333, representing two-thirds of his $500,000 2015 LTIP (based on 2 years completed of the 3-year performance period (i.e., 2015, 2016 and 2017)); and (iii) $166,667, representing one-third of his $500,000 2016 LTIP (based on 1 year completed of the 3-year performance period (i.e., 2016, 2017 and 2018)).

Messrs. Delpani and Simon

Messrs. Delpani and Simon ceased employment with the Company prior to December 31, 2016, and not following a “change of control”.

GRANTS OF PLAN-BASED AWARDS

Non-Equity Awards

The following tables present information about the target amounts of the non-equity, plan-based awards that were granted to the 2016 NEOs in 2016. The actual payout of such awards requires the satisfaction of certain performance objectives by the Company and the individual 2016 NEOs and are subject to other terms and conditions. For amounts actually paid in respect of 2016, see the “Summary Compensation Table”. For additional factors relevant to an understanding of the below tables and the 2016 Incentive Compensation Programs, including funding levels for payouts in respect of 2016 performance, see the “Compensation Discussion and Analysis”.

LTIP Awards

The Compensation Committee, at management’s recommendation, approved the award of performance-based LTIPs under the 2016 Incentive Compensation Programs to eligible NEOs covering, in a whole or in part, the 2016 performance period. In connection with approving such awards, the Compensation Committee approved the structure of the 2016 Incentive Compensation Programs, as well as performance targets applicable to both the Company and each of the NEOs. Amounts actually earned are based upon the Company’s degree of achievement of its respective performance targets for the applicable performance periods and the NEO’s achieving at least a target performance rating under the Company’s management assessment process for each year covered by the LTIP’s performance period. The Compensation Committee reviews and certifies management’s assessment of the extent to which both the Company and each of the NEOs achieved their respective performance targets, prior to the Compensation Committee approving the payment of the award amounts.

Name	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards
	2016 LTIP(1) ($)					2016 CEO LTIP(2) ($)						2016 Transitional LTIP(3) ($)
	Threshold	Target	Maximum	LTIP Payout Dates	Threshold	Target	Maximum	LTIP Payout Dates	Threshold	Target	Maximum	LTIP Payout Dates
Fabian Garcia Chief Executive Officer	—	—	—	—	—	$2,250,000	$7,492,500	March 2020	—	—	—	—

Juan Figuereo Chief Financial Officer	$0	$500,000	$750,000	March 2019	—	—	—	—	$0	$166,667	$250,000	March 2017
									$0	$333,333	$500,000	March 2018

Gianni Pieraccioni Chief Operating Officer, Markets	$0	$500,000	$750,000	March 2019	—	—	—	—	—	—	—	—

Lorenzo Delpani Former President & Chief Executive Officer	—	—	—	—	—	—	—	—	—	—	—	—

Roberto Simon Former EVP & Chief Financial Officer	—	—	—	—	—	—	—	—	—	—	—	—
(1)	The 2016 LTIP awards are structured as flat dollar amounts that could be earned based upon the average degree of the Company’s achievement of its applicable performance targets over 3 1-year performance periods (i.e., 2016, 2017 and 2018), conditioned on the eligible NEO achieving at least a target performance rating under the Company’s management review process, subject to management’s assessment of such performance being reviewed and certified by the Compensation Committee. Under the 2016 LTIP, participating NEOs are eligible to receive payment of their 2016 LTIP award in one installment in March 2019, conditioned on their remaining employed with the Company on the payout date, unless provided otherwise in his employment agreement (see “Employment Agreements and Payments Upon Termination and Change of Control”). Pursuant to its terms, any one of the 3 performance years under the 2016 LTIP would not be funded, if for that year the Company achieves 90% or less of its applicable Adjusted EBITDA performance targets and FCF performance targets and less than 96% of its net sales performance targets. The 2016 LTIP would be funded at the “Target” level if the Company achieves 100% of its applicable Adjusted EBITDA, FCF and net sales performance targets, for each year during the 3-year performance period (represented by the “Target” column, above). The 2016 LTIP would be funded at 150% of the “Target” level if the Company achieves 110% of its applicable Adjusted EBITDA and FCF performance targets and 102% of its applicable net sales performance targets, for each year during the 3-year performance period (represented by the “Maximum” column, above). The Company’s corporate performance targets under the 2016 LTIP are based upon average degree of the Company’s achievement of its performance targets over 3 1-year periods (i.e., 2016, 2017 and 2018), as to: (1) Adjusted EBITDA (which for 2016 includes the 2016 EBITDA Performance Target), weighted at 50%; (2) net sales (which for 2016 includes the 2016 Net Sales Performance Target), weighted at 25%; and (3) FCF (which for 2016 includes the 2016 FCF Performance Target), weighted at 25%. For additional information about the 2016 LTIP, see “Compensation Discussion and Analysis – Incentive Compensation: Long-Term Cash Compensation,” above.

(2)	The 2016 CEO LTIP award, in which only Mr. Garcia participates, is structured as flat dollar amount that could be earned based upon the degree of the Company’s achievement of its Adjusted EBITDA target over 3 3/4 separately-measured performance years, consisting of 2016 (pro-rated from April 1, 2016 to account for Mr. Garcia’s commencing employment in April 2016), 2017, 2018 and 2019 (the “2016 CEO LTIP Corporate Performance Target”), conditioned on Mr. Garcia achieving at least a target performance rating under the Company’s management review process for each of the performance years, subject to such assessment being reviewed and certified by the Compensation Committee. Under the 2016 CEO LTIP, Mr. Garcia is eligible to receive payment of his 2016 CEO LTIP award in one installment in March 2020, conditioned on Mr. Garcia remaining employed with the Company on the payout date, except as provided otherwise in his employment agreement (see “Employment Agreements and Payments Upon Termination and Change of Control”). The 2016 CEO LTIP Corporate Performance Target for 2016 was the same as the 2016 Adjusted EBITDA Performance Target that was used for the 2016 Annual Bonus Program. In March 2017, the Compensation Committee approved the 2016 CEO LTIP Corporate Performance Target for the 2016 CEO LTIP’s 2017 performance year and in early 2018 and 2019 the Company expects to recommend to the Compensation Committee for its approval the respective Adjusted EBITDA performance targets for the 2016 CEO LTIP’s 2018 and 2019 performance years. After each of the 2016 CEO LTIP’s 3 3/4 performance years, the Compensation Committee certifies the extent to which the 2016 CEO LTIP’s Corporate Performance Target has been achieved, which is used to determine the annual funding level and payout for that performance year. Pursuant to its terms, an achievement of 90% or less of the 2016 CEO LTIP Corporate Performance Target would result in the CEO not being eligible to accrue any amount for the relevant performance year (represented by the “Threshold” column). Target level achievement (i.e., 100%) of the annual 2016 CEO LTIP Corporate Performance Target would result in the CEO being eligible to accrue an annual amount of $3 million (with 2016 being pro-rated at $2.25 million) (represented by the “Target” column); 150% achievement of the 2016 CEO LTIP Corporate Performance Target would result in a $4.5 million annual accrual (pro-rated for 2016); 267% achievement of the 2016 CEO LTIP Corporate Performance Target would result in a $8.33 million annual accrual (pro-rated for 2016); and 333% achievement of the 2016 CEO LTIP Corporate Performance Target would result in a maximum $10 million annual accrual (pro-rated for 2016) over each of the 3 3/4 separately-measured performance years (represented by the “Maximum” column), in each case with intermediate payouts linearly interpolated. The 2016 CEO LTIP award is eligible to be paid out in March 2020 based on the sum of the 4 separately-measured annual payout accruals. For additional information about the 2016 CEO LTIP, see “Compensation Discussion and Analysis – Incentive Compensation: Long-Term Cash Compensation.”
(3)	The awards under the 2016 Transitional LTIP were structured as flat dollar amounts that could be earned based upon the degree of the Company’s achievement of its applicable performance targets, conditioned on the eligible NEO achieving at least a target performance rating under the Company’s performance management review process, subject to such assessment being reviewed and certified by the Compensation Committee. Under the terms of the 2016 Transitional LTIPs, Mr. Figuereo received one-third of his 2016 Transitional LTIP award in March 2017 at a funding level of 112.3% based on the degree of the Company’s achievement of its 2016 performance targets and he remains eligible to receive two-thirds of his 2016 Transitional LTIP award in March 2018 based on the average degree of the Company’s achievement of its performance targets in 2016 and 2017. See the “Summary Compensation Table” for quantification of the portion of the 2016 Transitional LTIP paid to Mr. Figuereo in respect of the 2016 performance year. Payment to each NEO is conditioned on such NEO remaining employed with the Company on the payout date, except as provided otherwise in his employment agreement (see “Employment Agreements and Payments Upon Termination and Change of Control”). Pursuant to its terms, the initial one-third portion of the 2016 Transitional LTIP would not be funded, and no award would be payable, if the Company achieved 90% or less of its 2016 Adjusted EBITDA and Free Cash Flow performance targets and less than 96% of its 2016 net sales performance target (represented by the “Threshold” column). Pursuant to its terms, any one of the 2 performance years under the second two-thirds portion of the

2016 Transitional LTIP would not be funded, if for that year the Company achieves 90% or less of its applicable Adjusted EBITDA performance targets and FCF performance targets and less than 96% of its net sales performance targets (represented by the “Threshold” column). The initial one-third portion of the 2016 Transitional LTIP would have been funded at the “Target” level if the Company achieved 100% of its 2016 Adjusted EBITDA, Free Cash Flow and net sales performance targets (represented by the “Target” column). The second two-thirds portion of the 2016 Transitional LTIP would be funded at the “Target” level if the Company achieves 100% of its applicable Adjusted EBITDA, Free Cash Flow and net sales performance targets, for each year during the 2-year (i.e., 2016 and 2017) performance period (represented by the “Target” column).The initial one-third portion of the 2016 Transitional LTIP would have been funded at 150% of the “Target” level if the Company’s achieved 110% of its 2016 Adjusted EBITDA and FCF performance targets and 102% of its 2016 net sales performance target (represented by the “Maximum” column). The second two-thirds portion of the 2016 Transitional LTIP would be funded at 150% of the “Target” level if the Company’s achieves 110% of its applicable Adjusted EBITDA and FCF performance targets and 102% of its applicable net sales performance targets, for each year during the 2-year (i.e., 2016 and 2017) performance period (represented by the “Maximum” column). The Company’s corporate performance targets under the 2016 Transitional LTIP for its one-third payout in March 2017 included the following: (1) the Company’s 2016 EBITDA Performance Target, weighted at 50%; (2) the Company’s 2016 Net Sales Performance Target, weighted at 25%; and (3) the Company’s 2016 FCF Performance Target, weighted at 25%. The Company’s corporate performance targets for the remaining two-thirds payout opportunity under the 2016 Transitional LTIP are based upon the average degree of the Company’s achievement of its performance targets in 2016 and 2017 as to: (1) Adjusted EBITDA (which for 2016 includes the 2016 EBITDA Performance Target), weighted at 50%; (2) net sales (which for 2016 includes the 2016 Net Sales Performance Target), weighted at 25%; and (3) Free Cash Flow (which for 2016 includes the 2016 FCF Performance Target), weighted at 25%. For additional information about the 2016 Transitional LTIP, see “Compensation Discussion and Analysis – Incentive Compensation: Long-Term Compensation.”

Annual Bonus Awards

The below amounts are stated at target and do not represent actual amounts paid to the 2016 NEOs under the 2016 Annual Bonus Programs. See the “Summary Compensation Table,” for actual amounts earned by the 2016 NEOs in respect of 2016.

Name	2016 Annual Bonus Program(1)			2016 CEO Annual Bonus Program(2)
	Threshold	Target	Maximum	Threshold	Target	Maximum
Fabian Garcia	—	—	—	$1,500,000	$2,250,000	$3,000,000
President & Chief Executive Officer
Juan Figuereo(3)	$0	$450,000	$675,000	—	—	—
Chief Financial Officer
Gianni Pieraccioni(4)	$0	$1,000,000	$1,500,000	—	—	—
Chief Operating Officer, Markets
Lorenzo Delpani(5)	$0	$300,000	$450,000	—	—	—
Former President & Chief Executive Officer
Roberto Simon(6)	—	—	—	—	—	—
Former EVP & Chief Financial Officer
(1)	The amounts under this column represent the threshold, target and maximum payouts for annual cash bonuses under the 2016 Annual Bonus Program, based on 2016 performance against pre-established performance measures. The amount under the “Target” column represents the target award opportunity, which is set as a percentage of base salary under the eligible 2016 NEOs’ respective employment agreements. Pursuant to its terms, the 2016 Annual Bonus Program would not be funded, and no award would be payable, if the Company achieved 90% or less of its 2016 Adjusted EBITDA Performance Target, less than 96% of its 2016 Net Sales Performance Target and 108% or more of its 2016 NWCR Performance Target (represented by the “Threshold” column, above). The 2016 Annual Bonus Program was eligible to be funded at the “Target” level if the Company achieved 100% of its 2016 Adjusted EBITDA Performance Target, 2016 Net Sales Performance

Target and 2016 NWCR Performance Target. The 2016 Annual Bonus Program was eligible to be funded at 150% of the “Target” level if the Company achieved 110% of its 2016 Adjusted EBITDA Performance Target, 102% of its 2016 Net Sales Performance Target and 96% of its 2016 NWCR Performance Target (represented by the “Maximum” column, above). Also, the actual bonus payments under the 2016 Annual Bonus Program could flex between 80% to 120% of the adjusted target amounts, based on, in the case of the 2016 NEOs, the Compensation Committee’s review and certification of management’s assessment of the 2016 NEO’s individual performance rating under the Company’s annual management review process. For additional information about the 2016 Annual Bonus Program, see “Compensation Discussion and Analysis – Incentive Compensation: Annual Cash Bonus.” Also, see the “Summary Compensation Table” for quantification of the 2016 Annual Bonus Program awards paid to each of the eligible 2016 NEOs in respect of the 2016 performance year.

(2)	The amounts under this column represent the threshold, target and maximum payouts for the annual cash bonus under the 2016 CEO Annual Bonus Program, in which only Mr. Garcia participates, based on 2016 performance against pre-established performance measures, with a $1.5 million guaranteed minimum annual bonus for 2016 and subject to a cap of 200% of his annual base salary. The amount under the “Target” column represents the target award opportunity, which is set as 150% of Mr. Garcia’s annual base salary under the Garcia Employment Agreement. Pursuant to its terms, the 2016 CEO Annual Bonus Program would have been funded at its $1.5 million guaranteed minimum amount, if the Company achieved 90% or less of its 2016 Adjusted EBITDA Performance Target, less than 96% of its 2016 Net Sales Performance Target and 108% or more of its 2016 NWCR Performance Target (represented by the “Threshold” column). The 2016 CEO Annual Bonus Program was eligible to be funded at the “Target” level if the Company achieved 100% of its 2016 Adjusted EBITDA Performance Target, 2016 Net Sales Performance Target and 2016 NWCR Performance Target. The 2016 Annual Bonus Program was eligible to be funded at 200% of Mr. Garcia’s 2016 annual base salary if the Company achieved 110% of its 2016 Adjusted EBITDA Performance Target, 102% of its 2016 Net Sales Performance Target and 96% of its 2016 NWCR Performance Target (represented by the “Maximum” column). Also, the actual bonus payments under the 2016 CEO Annual Bonus Program could flex between 80% to 120% of the adjusted target amounts, based on the Compensation Committee’s review and certification of Mr. Garcia’s self-assessment of his individual performance rating under the Company’s annual management review process. For additional information about the 2016 CEO Annual Bonus Program, see “Compensation Discussion and Analysis – Incentive Compensation: Annual Cash Bonus.” See the “Summary Compensation Table” for quantification of the 2016 CEO Annual Bonus Program award paid to Mr. Garcia in respect of the 2016 performance year.
(3)	Pursuant to Mr. Figuereo’s Employment Agreement, Mr. Figuereo is eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 75% of his base salary. See the “Summary Compensation Table” for quantification of the 2016 Annual Bonus Program award paid to Mr. Figuereo.
(4)	Pursuant to Mr. Pieraccioni’s Employment Agreement, Mr. Pieraccioni is eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 100% of his base salary. See the “Summary Compensation Table” for quantification of the 2016 Annual Bonus Program award paid to Mr. Pieraccioni.
(5)	Pursuant to the terms of the Delpani TSA, Mr. Delpani received in March 2017 $300,000 in respect of his 2016 annual bonus at the target level of 100% of his base salary at the time of his resignation, pro-rated for his 3 months of service during 2016.
(6)	Pursuant to the terms of the Simon Separation Agreement, in March 2016, Roberto Simon, who ceased employment with the Company in February 2016, received a $75,000 payment in lieu of receiving a pro rata portion of his 2016 annual bonus at target.

Equity Awards

The Compensation Committee has approved certain grants of restricted shares of Revlon Common Stock under the Stock Plan to Messrs. Garcia, Figuereo and Pieraccioni, as well as to certain other key members of the Company’s senior management leadership team. These Restricted Stock Grants are designed to provide the NEOs with a strong retention incentive and a significant stake in the Company’s long-term success, while aligning the interests of management with stockholder interests.

•	For Mr. Garcia, the grant date fair value stated in the table below reflects the number of shares of restricted stock that Mr. Garcia received on April 15, 2017 (being the first anniversary of the Garcia Effective Date), multiplied by the $36.97 per share NYSE closing market price of Revlon Common Stock on the Garcia Effective Date. One fifth of this grant vested on April 15, 2017, and, provided Mr. Garcia remains employed by the Company on each of the remaining vesting dates, his remaining Restricted Stock Grant will vest in 4 equal installments on the next 4 anniversaries of the Garcia Effective Date, and in full upon a “change of control,” followed by certain qualifying termination events (e.g., by Mr. Garcia for “COC good reason” (as defined under the Garcia Employment Agreement) or by the Company other than for “cause”).
•	For Mr. Figuereo, the grant date fair value stated in the table below reflects the number of shares of restricted stock that Mr. Figuereo received on April 12, 2017 (being the first anniversary of the Figuereo Effective Date), multiplied by the $36.45 per share NYSE closing market price of Revlon Common Stock on the Figuereo Effective Date. One fifth of this grant vested on April 12, 2017, and, provided Mr. Figuereo remains employed by the Company on each of the remaining vesting dates, his remaining Restricted Stock Grant will vest in 4 equal installments on the next 4 anniversaries of the Figuereo Effective Date, and in full upon any “change of control.”
•	For Mr. Pieraccioni, the grant date fair value stated in the table below reflects the number of shares of restricted stock granted to Mr. Pieraccioni during 2016 multiplied by the $31.17 per share NYSE closing market price of Revlon Common Stock on the February 25, 2016 grant date. One fourth of this grant vested on each of March 15, 2016 and March 15, 2017, and, provided Mr. Pieraccioni remains employed by the Company on each of the remaining vesting dates, his remaining Restricted Stock Grant will vest in 2 equal installments on March 15, 2018 and March 15, 2019, and in full upon any “change of control.” Mr. Pieraccioni is required to retain such shares, even after they vested, so long as he remains employed by the Company.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	NYSE closing market price of grant date (a)	All Other Option Awards: Number of Securities Underlying Options (#)(b)	Grant Date Fair Value of Stock and Option Awards ($)(c)
Fabian Garcia	April 15, 2017	270,489	$36.97	—	10,000,000
President & Chief Executive Officer
Juan Figuereo	April 12, 2017	102,880	$36.45	—	3,750,000
Chief Financial Officer
Gianni Pieraccioni	February 25, 2016	32,082	$31.17	—	1,000,000
Chief Operating Officer, Markets
(a)	For Messrs. Garcia and Figuereo, the amounts set forth under the “NYSE closing market price of grant date” column reflect the NYSE closing price per share of Revlon Common Stock on the Garcia Effective Date and the Figuereo Effective Date, respectively, pursuant to the terms of the Garcia Restricted Stock Grant and the Figuereo Restricted Stock Grant as set forth in their respective employment agreements.
(b)	None of the 2016 NEOs received stock option awards during 2016 or at any other time.
(c)	Amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards determined in accordance with FASB ASC Topic 718. All awards were made pursuant to the Stock Plan.

One-fifth of the restricted shares granted to Mr. Garcia vested on April 15, 2017 and the remaining restricted shares vest in 4 equal installments on April 15th of each 2018 through 2021, and in full upon a “change of control,” followed by certain qualifying termination events (e.g., by Mr. Garcia for “COC good reason” (as defined under the Garcia Employment Agreement) or by the Company other than for “cause”).

One-fifth of the restricted shares granted to Mr. Figuereo vested on April 12, 2017 and the remaining restricted shares vest in 4 equal installments on April 12th of each 2018 through 2021, and in full upon any “change of control.”

One-fourth of the restricted shares granted to Mr. Pieraccioni in 2016 vested on each of March 15, 2016 and March 15, 2017 and the remaining restricted shares vest in 2 equal installments on March 15, 2018 and March 15, 2019, and in full upon any “change of control.”

No dividends are payable on unvested shares of restricted stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity awards in the form of restricted stock of Revlon Common Stock held by the 2016 NEOs under the Company's Stock Plan which had not vested and remained outstanding as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fabian Garcia	—	—	—	—	—	270,489	7,884,754	—	—
President and Chief Executive Officer
Juan Figuereo	—	—	—	—	—	102,880	2,998,952	—	—
Chief Financial Officer
Gianni Pieraccioni	—	—	—	—	—	100,543	2,930,828	—	—
Chief Operating Officer, Markets
Lorenzo Delpani	—	—	—	—	—	—	—	—	—
Former President and Chief Executive Officer
Roberto Simon	—	—	—	—	—	—	—	—	—
Former Executive Vice President and Chief Financial Officer
(a)	For Mr. Garcia, his restricted shares set forth under the “Number of Shares or Units of Stock That Have Not Vested” column vest after December 31, 2016 in 5 equal installments on April 15, 2017 (which shares have vested), April 15, 2018, April 15, 2019, April 15, 2020 and April 15, 2021.

For Mr. Figuereo, his restricted shares set forth under the “Number of Shares or Units of Stock That Have Not Vested” column vest after December 31, 2016 in 5 equal installments on April 12, 2017 (which shares have vested), April 12, 2018, April 12, 2019, April 12, 2020 and April 12, 2021.

For Mr. Pieraccioni, the restricted shares set forth under the “Number of Shares or Units of Stock That Have Not Vested” column is comprised of: (i) 49,277 of his restricted shares granted on August 6, 2014 vest after December 31, 2016 in 3 equal installments on March 15, 2017 (which shares have vested), March 15, 2018 and March 15, 2019; (ii) 27,204 of his restricted shares granted on December 10, 2015 vest after December 31, 2016 in 3 equal installments on March 15, 2017 (which shares have vested), March 15, 2018 and March 15, 2019; and (iii) 24,062 of his restricted shares granted on February 25, 2016 vest after December 31, 2016 in 3 equal installments on March 15, 2017 (which shares have vested), March 15, 2018 and March 15, 2019.

Note that Mr. Delpani’s 2014 Restricted Stock Grant (i.e., the tranches that were otherwise scheduled to vest in March 2018 and 2019 (i.e., 131,406 shares in the aggregate)) were cancelled and forfeited upon the cessation of his employment with the Company on March 31, 2016.

Note that pursuant to the Simon Separation Agreement, among other things, 60,532 shares of Mr. Simon’s 2014 Restricted Stock Grant (i.e., the tranches that were otherwise scheduled to vest in March 2017, 2018, 2019 and 2020) were cancelled and forfeited after his departure from the Company in February 2016.

(b)	The market value of the restricted shares identified in this table is based on the $29.15 per share NYSE closing market price of Revlon Common Stock on December 30, 2016 (as December 31, 2016 was a Saturday). No dividends are payable on unvested shares of restricted stock.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the value of restricted stock held by the 2016 NEOs which vested during 2016, with the value determined by multiplying the number of shares that vested during 2016 by the NYSE closing market price of Revlon Common Stock on the applicable vesting date. None of the NEOs hold any stock options, nor has the Company ever granted any stock options to them.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)(b)
Fabian Garcia	—	—	—	—
President and Chief Executive Officer
Juan Figuereo	—	—	—	—
Chief Financial Officer
Gianni Pieraccioni	—	—	33,513	1,172,955
Chief Operating Officer, Markets
Lorenzo Delpani	—	—	65,703	2,299,605
Former President and Chief Executive Officer
Roberto Simon	—	—	15,133	529,655
Former Executive Vice President and Chief Financial Officer
(a)	During 2016, 33,513 shares of Mr. Pieraccioni’s restricted stock vested on March 15, 2016. Of this amount, 18,708 shares were withheld by the Company to cover tax withholding obligations; such withheld shares were not sold on the open market and became Company treasury shares.

During 2016, 65,703 shares of Mr. Delpani’s restricted stock vested on March 15, 2016. Of this amount, 30,948 shares were withheld by the Company to cover tax withholding obligations; such withheld shares were not sold on the open market and became Company treasury shares. Pursuant to the Delpani TSA, in April 2016, the Company paid Mr. Delpani $1.6 million as consideration for cancelling his 65,703 restricted shares of Revlon Common Stock that were otherwise scheduled to vest on March 15, 2017.

Pursuant to the Simon Separation Agreement, among other things, Mr. Simon vested in 15,133 shares of restricted stock on March 15, 2016. Of this amount, 7,805 shares were withheld by the Company to cover tax withholding obligations; such withheld shares were not sold on the open market and became Company treasury shares.

(b)	The NYSE closing market price of Revlon Common Stock on the March 15, 2016 vesting date was $35.00 per share.

PENSION BENEFITS

The following table shows, as of December 31, 2016, the number of years of credited service under the Company’s pension plans (namely, the Revlon Employees’ Retirement Plan (as amended, the “Retirement Plan”) and the Amended and Restated Revlon Pension Equalization Plan (the “PEP”)) and the present value of accumulated benefit and payments during 2016, with respect to each NEO who has any pension benefits. None of the 2016 NEOs have any pension benefits, as they joined the Company after the Company froze its pension plans effective December 31, 2009.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2016 ($)
Fabian Garcia	Retirement Plan	—	—	—
President and Chief Executive Officer	PEP	—	—	—
Juan Figuereo	Retirement Plan	—	—	—
Chief Financial Officer	PEP	—	—	—
Gianni Pieraccioni	Retirement Plan	—	—	—
Chief Operating Officer, Markets	PEP	—	—	—
Lorenzo Delpani	Retirement Plan	—	—	—
Former President and Chief Executive Officer	PEP	—	—	—
Roberto Simon	Retirement Plan	—	—	—
Former Executive Vice President & Chief Financial Officer	PEP	—	—	—

NON-QUALIFIED DEFERRED COMPENSATION

As previously noted, the Company “froze” its U.S. qualified and non-qualified defined benefit retirement plans (i.e., the Retirement Plan and the PEP) to cease future benefit accruals under such plans after December 31, 2009. The Company also amended its qualified and non-qualified savings plans effective January 1, 2010 to enable the Company, on a discretionary basis, to make profit-sharing contributions (equal to 3% of eligible compensation for 2016) to the qualified plan and, to the extent eligible compensation exceeds IRS limits, to the Excess Savings Plan, a non-qualified, defined contribution plan.

The Excess Savings Plan provides for substantially the same investment choices as are available in the Company's qualified 401(k) Plan. The Excess Savings Plan does not provide for above-market returns. Payments of participant balances under the Excess Savings Plan commence in accordance with the applicable provisions of the Excess Savings Plan after termination of a participant's employment and may be paid in either annual installments over a period of no more than 10 years or as a single lump-sum payment, as elected by the participant.

Amounts shown in the table below reflect discretionary Company contributions made under the discretionary employer profit-sharing provisions of the Excess Savings Plan for 2016, as well as total account balances, inclusive of investment returns, as of December 31, 2016.

Name	Executive Contributions in 2016 ($)	Registrant Contributions for 2016 ($)(a)	Aggregate Earnings in 2016 ($)(b)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/16 ($) (c)
Fabian Garcia	0	23,377	20	0	23,397
President and Chief Executive Officer
Juan Figuereo	0	4,789	3	0	4,792
Chief Financial Officer
Gianni Pieraccioni	0	29,065	6,840	0	49,810
Chief Operating Officer, Markets
Lorenzo Delpani	0	19,742	16,058	114,826	0
Former President and Chief Executive Officer
Roberto Simon	0	4,235	6,447	28,815	0
Former Executive Vice President & Chief Financial Officer
(a)	These amounts represent discretionary employer contributions credited under the profit-sharing provisions of the Excess Savings Plan in respect of 2016 (including those credited during January 2017 in respect of 2016).

Amounts reported under “Registrant Contributions for 2016” are also included in the amounts shown under the “All Other Compensation” column in the Summary Compensation Table.

(b)	Amounts reported under “Aggregate Earnings in 2016” are not reported in the Summary Compensation Table.
(c)	These amounts represent actual account balances at year end, which include the portion of the 2016 discretionary employer contributions credited during 2017. The Company has contributed funds to a rabbi trust equal to the Excess Savings Plan’s liabilities.

DIRECTOR COMPENSATION

The following Director Compensation table shows all compensation paid by the Company in respect of 2016 to its Directors who served on the Board during 2016:

Name (a)	Fiscal Year	Fees Earned or Paid in Cash ($)(b)	All Other Compensation ($)(c)	Total ($)
Ronald O. Perelman	2016	—	—	—
E. Scott Beattie	2016	—	3,083,334	3,083,334
Alan Bernikow	2016	184,528	25,000	209,528
Lorenzo Delpani	2016	—	—	—
Viet Dinh	2016	159,672	25,000	184,672
Meyer Feldberg	2016	152,000	—	152,000
Fabian Garcia	2016	—	—	—
David Kennedy	2016	—	62,500	62,500
Robert Kretzman	2016	142,000	—	142,000
Ceci Kurzman	2016	143,500	—	143,500
Paul Meister	2016	—	—	—
Tamara Mellon	2016	124,000	—	124,000
Debra Perelman	2016	—	—	—
Paul Savas	2016	—	—	—
Barry F. Schwartz	2016	101,250	18,750	120,000
Cristiana Falcone Sorrell	2016	91,000	—	91,000
(a)	Messrs. Garcia, Meister, Perelman and Savas and Ms. Perelman, as well as the former directors, Messrs. Delpani and Kennedy, did not receive any compensation for their service as Directors during 2016. Mr. Schwartz became eligible to receive compensation for his services as a Director of the Company as of April 1, 2016.

For Mr. Garcia, see the “Summary Compensation Table” regarding compensation earned in respect of 2016 by Mr. Garcia in his role as the Company’s President and Chief Executive Officer commencing on April 15, 2016.

Mr. Delpani did not stand for re-election at the Company’s 2016 Annual Meeting and thus ceased to serve on the Company’s Board of Directors on June 9, 2016. For Mr. Delpani, see the “Summary Compensation Table” regarding: (i) his compensation earned in respect of 2016 as the Company’s former President and Chief Executive Officer through March 1, 2016 (with his employment ceasing on March 31, 2016); and (ii) the Delpani Advisory Fees received by him in respect of 2016 for the Delpani Advisory Services, pursuant to the Delpani TSA.

Mr. Kennedy did not stand for re-election at the Company’s 2016 Annual Meeting and thus ceased to serve on the Company’s Board of Directors on June 9, 2016. Mr. Kennedy, the Company’s former President and Chief Executive Officer (who ceased to serve in such role in November 2013), was paid $62,500 in March 2016, representing the final tranche of his 2013 LTIP.

Messrs. Dinh and Feldberg are not standing for re-election at the Company’s 2017 Annual Meeting.

(b)	During 2016, the Company’s Board compensation structure was comprised of the following components: (i) an annual Board retainer of $115,000; (ii) Board and Committee meeting fees of $1,500 per meeting; (iii) an additional annual retainer of $10,000 for each Committee chairman; and (iv) an additional annual Audit Committee membership retainer of $10,000.
(c)	For Mr. Beattie, the amount shown under the “All Other Compensation” column reflects: (i) fees in the amount of $83,334 received by Mr. Beattie in respect to 2016 for advisory services to the CEO related to transition and integration efforts related to the Company’s acquisition of Elizabeth Arden in September 2016 (the “Beattie Advisory Services”); and (ii) $3 million of restricted stock units (representing a contingent right to receive 93,458 shares of Revlon Common Stock) that the Company granted to Mr. Beattie on November 3, 2016 (the “Beattie Effective Date”), calculated based on the $32.10 per share NYSE closing price of Revlon Common Stock on the Beattie Effective Date (the “Beattie RSU Grant”), in each case pursuant to the terms of Mr. Beattie’s Consulting Agreement (as defined below). As previously disclosed in the Company’s Quarterly

Report on Form 10-Q for the fiscal quarter ended September 30, 2016, filed with the SEC on November 4, 2016, on the Beattie Effective Date, Revlon’s Board of Directors appointed E. Scott Beattie, Elizabeth Arden’s former Chairman, President and Chief Executive Officer, to serve as a member of Revlon’s Board of Directors in the capacity of non-executive Vice-Chairman. As of the Beattie Effective Date, Mr. Beattie was no longer an employee of the Company, and he assumed the role of Senior Advisor to Fabian Garcia, the Company’s President and Chief Executive Officer. On November 3, 2016, the Company and Mr. Beattie entered into an agreement setting forth the terms and conditions of his position as Senior Advisor to the Company’s CEO (the “Beattie Consulting Agreement” or “Mr. Beattie’s Consulting Agreement”). Pursuant to the Beattie Consulting Agreement, beginning on the Beattie Effective Date, Mr. Beattie agreed to provide the Beattie Advisory Services for up to 3 years following the Beattie Effective Date (the “Advisory Period”). The Company pays Mr. Beattie a fee of $500,000 per year (the “Beattie Advisory Fees”) for as long as Mr. Beattie continues to provide the Beattie Advisory Services. The Beattie RSU Grant vests in 3 equal installments on each of the first 3 anniversaries of the Beattie Effective Date (i.e., November 3rd of 2017, 2018 and 2019), subject to accelerated vesting upon the occurrence of any “change of control”.

For Messrs. Bernikow, Dinh and Schwartz, the amounts shown under the “All Other Compensation” column reflect fees received during 2016 as members of Products Corporation’s Board of Directors (the Company’s wholly-owned operating subsidiary). As of April 1, 2016, Mr. Schwartz became eligible to receive compensation for his services as a Director of Products Corporation. Products Corporation’s non-employee directors (i.e., those Directors who were not receiving compensation as officers or employees of the Company or any of its affiliates) are paid a retainer fee of $25,000 per annum and are entitled to a $1,500 per meeting fee.

Messrs. Garcia and Perelman, as well as former directors, Messrs. Delpani and Kennedy, also served as Directors of Products Corporation during 2016, but received no fees for such service.

Messrs. Delpani and Kennedy did stand for re-election as directors of Products Corporation following the Company’s June 9, 2016 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2017, the number of shares of each class of the Company’s voting capital stock beneficially owned, and the percent so owned, by (i) each person known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (ii) each Director of the Company who served on the Company’s Board during 2016; (iii) Company’s Chief Executive Officer during 2016 and each of the other 2016 NEOs; and (iv) as a group, all Directors who served on Company’s Board during 2016 who remained in such role as of December 31, 2016, director nominees and the 2016 NEOs who remained in such role as of December 31, 2016. The number of shares owned are those beneficially owned, as determined under the SEC’s applicable rules, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial or economic ownership includes any shares of voting capital stock as to which a person has sole or shared voting power or investment power and any shares of voting capital stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Class A Common Stock)		Percentage of Class (Class A Common Stock)
Ronald O. Perelman	40,669,640	(1)	77%
c/o MacAndrews & Forbes Incorporated, 35 E. 62nd St., New York, NY 10065
E. Scott Beattie	—		*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
Alan Bernikow	13,250		*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
Lorenzo Delpani	—	(2)	*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
Viet Dinh	2,925		*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
Kristin Dolan	—		*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
Meyer Feldberg	13,250		*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
Juan Figuereo	20,576	(3)	*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
Fabian Garcia	54,097	(4)	*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
David L. Kennedy	111,550	(5)	*
c/o MacAndrews & Forbes Incorporated, 35 E. 62nd St., New York, NY 10065
Robert Kretzman	39,592		*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
Ceci Kurzman	—		*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
Paul Meister	—		*
c/o MacAndrews & Forbes Incorporated, 35 E. 62nd St., New York, NY 10065
Tamara Mellon	10,750		*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Class A Common Stock)		Percentage of Class (Class A Common Stock)
Debra Perelman	—		*
c/o MacAndrews & Forbes Incorporated, 35 E. 62nd St., New York, NY 10065
Gianni Pieraccioni	36,866		*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
Paul Savas	27,900		*
c/o MacAndrews & Forbes Incorporated, 35 E. 62nd St., New York, NY 10065
Barry F. Schwartz	—		*
c/o MacAndrews & Forbes Incorporated, 35 E. 62nd St., New York, NY 10065
Jonathan Schwartz	—		*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
Roberto Simon	7,328	(6)	*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
Cristiana Falcone Sorrell	—		*
c/o Revlon, One New York Plaza, 49th Floor, New York, NY 10004
All Directors, Director Nominees and Executive Officers, as a Group (21 Persons)	41,007,724		78%
*	Less than one percent.
(1)	Mr. Perelman beneficially owned, indirectly through MacAndrews & Forbes, as of March 31, 2017, 40,669,640 shares of Revlon Common Stock, representing approximately 77% of the Company’s issued and outstanding voting capital stock as of such date. MacAndrews & Forbes has advised the Company that it has pledged certain shares of Revlon Common Stock to secure certain obligations of MacAndrews & Forbes. Additional shares of Revlon, and shares of common stock of intermediate holding companies between Revlon and MacAndrews & Forbes, may from time to time be pledged to secure obligations of MacAndrews & Forbes. A default under any of these obligations that are secured by the pledged shares could cause a foreclosure with respect to such shares of Revlon Common Stock, Products Corporation’s common stock or stock of intermediate holding companies between Revlon and MacAndrews & Forbes. A foreclosure upon any such shares of common stock or dispositions of shares of Revlon Common Stock, Products Corporation’s common stock or stock of intermediate holding companies between Revlon and MacAndrews & Forbes which are beneficially owned by MacAndrews & Forbes could, in a sufficient amount, constitute a “change of control” under Products Corporation’s term loan agreement and multi-currency revolving credit agreement and the indentures governing Products Corporation’s 5.75% Senior Notes due 2021 and its 6.25% Senior Notes due 2024. A change of control constitutes an event of default under Products Corporation’s credit agreements, which would permit Products Corporation’s lenders to accelerate amounts outstanding under such facilities. In addition, holders of the 5.75% Senior Notes and the 6.25% Senior Notes may be entitled to require Products Corporation to repurchase their respective notes under those circumstances.
(2)	As Mr. Delpani ceased to serve as a Director on June 9, 2016, his reported shares are as of such date. Pursuant to the Delpani TSA, in April 2016 the Company repurchased from Mr. Delpani his 72,895 shares of Revlon Common Stock for an aggregate purchase price of $2,684,722, based on the $36.83 per share NYSE closing price on April 20, 2016. The Company also paid Mr. Delpani $1,600,000 as consideration for cancelling his 65,703 restricted shares of Revlon Common Stock that were otherwise scheduled to vest on March 15, 2017. The remaining balance of Mr. Delpani’s 2014 Restricted Stock Grant (i.e., the 131,406 aggregate amount of shares that were scheduled to vest in March 2018 and 2019) were cancelled and forfeited upon the cessation of his employment with the Company on March 31, 2016.
(3)	Represents restricted shares vesting on April 12, 2017 for Mr. Figuereo, without taking into account the number of shares that may be withheld on the vesting date to satisfy tax withholding obligations.

(4)	Represents restricted shares vesting on April 15, 2017 for Mr. Garcia, without taking into account the number of shares that may be withheld on the vesting date to satisfy tax withholding obligations.
(5)	As Mr. Kennedy ceased to serve as a Director on June 9, 2016, his reported shares are as of such date.
(6)	As Mr. Simon ceased employment with the Company in February 2016, his reported shares are as of March 15, 2016. The remaining balance of 60,532 shares of his 2014 Restricted Stock Grant that were otherwise scheduled to vest in March 2017, 2018, 2019 and 2020 were cancelled and forfeited upon his departure from the Company in February 2016, in accordance with the terms of the Simon Separation Agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth as of December 31, 2016, with respect to all equity compensation plans of the Company previously approved and not previously approved by its stockholders: (i) the number of securities to be issued upon the exercise of outstanding options, warrants and rights; (ii) the weighted-average exercise price of such outstanding options, warrants and rights; and (iii) the number of securities remaining available for future issuance under such equity compensation plans, excluding securities reflected in column (a).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Previously Approved by Stockholders:
Stock Plan	93,458	(1)	N/A	(2)	3,713,236	(3)
Not Previously Approved by Stockholders:	—		—		—
(1)	The amount shown under column (a) reflects the Beattie RSU Grant. The amount shown under column (a) does not include 784,388 shares of restricted stock that were outstanding as of December 31, 2016, which were not yet vested as of such date and are subject to risk of forfeiture as of such date.
(2)	The restricted stock units described under column (a) have no exercise price.
(3)	As of December 31, 2016, all of these shares remained available for issuance as awards of any kind permissible under the Stock Plan, including awards of restricted stock and restricted stock units. The amount shown under column (c) includes a reserve of 373,369 shares of restricted stock to account for the Garcia Restricted Stock Grant and the Figuereo Restricted Stock Grant, which restricted stock grants were made in April 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2016, MacAndrews & Forbes beneficially owned approximately 77% of the outstanding shares of Revlon Common Stock. As a result, MacAndrews & Forbes is able to elect the Company’s entire Board of Directors and control the vote on all matters submitted to a vote of the Company’s stockholders. MacAndrews & Forbes is wholly owned by Ronald O. Perelman, Chairman of the Company’s Board of Directors.

Transfer Agreements

In June 1992, the Company and Products Corporation entered into an asset transfer agreement with Revlon Holdings LLC, a Delaware limited liability company and formerly a Delaware corporation known as Revlon Holdings Inc. (“Revlon Holdings”), and which is an affiliate and an indirect wholly-owned subsidiary of MacAndrews & Forbes, and certain of Revlon Holdings’ wholly-owned subsidiaries. The Company and Products Corporation also entered into a real property asset transfer agreement with Revlon Holdings. Pursuant to such agreements, in June 1992, Revlon Holdings transferred certain assets to Products Corporation and Products Corporation assumed all of the liabilities of Revlon Holdings, other than certain specifically excluded assets and liabilities (the liabilities excluded are referred to as the “Excluded Liabilities”). Certain consumer products lines sold in demonstrator-assisted retailers considered not integral to the Company’s business and that historically had not been profitable and certain other assets and liabilities were retained by Revlon Holdings. Revlon Holdings agreed to indemnify the Company and Products Corporation against losses arising from the Excluded Liabilities, and the Company and Products Corporation agreed to indemnify Revlon Holdings against losses arising from the liabilities assumed by Products Corporation. The amounts reimbursed by Revlon Holdings to Products Corporation for the Excluded Liabilities was $0.5 million for 2016. There were no other payments subject to the transfer agreements as of December 31, 2016.

Reimbursement Agreements

The Company, Products Corporation and MacAndrews & Forbes Inc. (a wholly-owned subsidiary of MacAndrews & Forbes) have entered into reimbursement agreements (the “Reimbursement Agreements”) pursuant to which: (i) MacAndrews & Forbes is obligated to provide (directly or through its affiliates) certain professional and administrative services, including, without limitation, employees, to the Company, and to purchase services from third party providers, such as insurance, legal, accounting and air transportation services, on behalf of the Company, to the extent requested by Products Corporation; and (ii) Products Corporation is obligated to provide certain professional and administrative services, including, without limitation, employees, to MacAndrews & Forbes and to purchase services from third party providers, such as insurance, legal and accounting services, on behalf of MacAndrews & Forbes, to the extent requested by MacAndrews & Forbes, provided that in each case the performance of such services does not cause an unreasonable burden to MacAndrews & Forbes or Products Corporation, as the case may be.

The Company reimburses MacAndrews & Forbes for the allocable costs of the services that MacAndrews & Forbes purchases for or provides to the Company and for the reasonable out-of-pocket expenses that MacAndrews & Forbes incurs in connection with the provision of such services. MacAndrews & Forbes reimburses Products Corporation for the allocable costs of the services that Products Corporation purchases for or provides to MacAndrews & Forbes and for the reasonable out-of-pocket expenses incurred by Products Corporation in connection with the purchase or provision of such services. Each of the Company, on the one hand, and MacAndrews & Forbes, on the other, has agreed to indemnify the other party for losses arising out of the services provided by it under the Reimbursement Agreements, other than losses resulting from its willful misconduct or gross negligence.

The Reimbursement Agreements may be terminated by either party on 90 days’ notice. The Company does not intend to request services under the Reimbursement Agreements unless their costs would be at least as favorable to the Company as could be obtained from unaffiliated third parties.

The Company participates in MacAndrews & Forbes’ directors and officers liability insurance program (the “D&O Insurance Program”), as well as its other insurance coverages, such as property damage, business interruption, liability and other coverages, which cover the Company, as well as MacAndrews & Forbes and its subsidiaries. The limits of coverage for certain of the policies are available on an aggregate basis for losses to any or all of the participating companies and their respective directors and officers. The Company reimburses MacAndrews & Forbes from time to time for their allocable portion of the premiums for such coverage or the Company pays the insurers directly, which premiums the Company believes are more favorable than the premiums that the Company would pay were it to secure stand-alone coverage. Any amounts paid by the Company directly to MacAndrews & Forbes in respect of premiums are included in the amounts paid under the Reimbursement Agreements.

The net activity related to services purchased under the Reimbursement Agreements during 2016 was $1.5 million, which primarily included partial payments made by the Company to MacAndrews & Forbes during the first quarter of 2016 for premiums related to the Company’s allocable portion of the 5-year renewal of the D&O Insurance Program for the period from January 31, 2012 through January 31, 2017 (which insurance coverage was renewed in January 2017 through January 2020). As of December 31, 2016, a $0.2 million payable balance from MacAndrews & Forbes was included in the Company’s Consolidated Balance Sheet for transactions subject to the Reimbursement Agreements.

Tax Sharing Agreements

As a result of a debt-for-equity exchange transaction completed in March 2004 (the “2004 Revlon Exchange Transactions”), as of March 25, 2004, the Company, Products Corporation and their U.S. subsidiaries were no longer included in the affiliated group of which MacAndrews & Forbes was the common parent (the “MacAndrews & Forbes Group”) for U.S. federal income tax purposes.

Revlon Holdings, the Company, Products Corporation and certain of its subsidiaries and MacAndrews & Forbes Incorporated entered into a tax sharing agreement (as subsequently amended and restated, the “MacAndrews & Forbes Tax Sharing Agreement”) for taxable periods beginning on or after January 1, 1992 through and including March 25, 2004, during which the Company and Products Corporation or a subsidiary of Products Corporation was a member of the MacAndrews & Forbes Group. In these taxable periods, the Company’s and Products Corporation’s federal taxable income and loss were included in such group’s consolidated tax return filed by MacAndrews & Forbes Incorporated. During such period, the Company and Products Corporation were also included in certain state and local tax returns of MacAndrews & Forbes Incorporated or its subsidiaries. The Company and Products Corporation remain liable under the MacAndrews & Forbes Tax Sharing Agreement for all such taxable periods through and including March 25, 2004 for amounts determined to be due as a result of a redetermination arising from an audit or otherwise, equal to the taxes that the Company or Products Corporation would otherwise have had to pay if it were to have filed separate federal, state or local income tax returns for such periods.

Following the closing of the 2004 Revlon Exchange Transactions, the Company became the parent of a new consolidated group for federal income tax purposes and Products Corporation’s federal taxable income and loss are included in such group’s consolidated tax returns. Accordingly, the Company and Products Corporation entered into a tax sharing agreement (the “Revlon Tax Sharing Agreement”) pursuant to which Products Corporation is required to pay to the Company amounts equal to the taxes that Products Corporation would otherwise have had to pay if Products Corporation were to file separate federal, state or local income tax returns, limited to the amount, and payable only at such times, as the Company will be required to make payments to the applicable taxing authorities.

There were no federal tax payments or payments in lieu of taxes from the Company to Revlon Holdings pursuant to the MacAndrews & Forbes Tax Sharing Agreement in 2016 with respect to periods covered by the MacAndrews & Forbes Tax Sharing Agreement, and the Company expects that there will not be any such payments in 2017. During 2016, there were no federal tax payments from Products Corporation to the Company pursuant to the Revlon Tax Sharing Agreement with respect to 2016. The Company expects that there will be no federal tax payments from Products Corporation to the Company pursuant to the Revlon Tax Sharing Agreement during 2017 with respect to 2016.

Pursuant to the asset transfer agreement referred to above, Products Corporation assumed all tax liabilities of Revlon Holdings other than (i) certain income tax liabilities arising prior to January 1, 1992 to the extent such liabilities exceeded the reserves on Revlon Holdings’ books as of January 1, 1992 or were not of the nature reserved for and (ii) other tax liabilities to the extent such liabilities are related to the business and assets retained by Revlon Holdings.

Registration Rights Agreement

Prior to the consummation of the Company’s initial public equity offering in February 1996, the Company and Revlon Worldwide Corporation (which subsequently merged into REV Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of MacAndrews & Forbes (“REV Holdings”), the then direct parent of the Company) entered into a registration rights agreement (the “Registration Rights Agreement”). In February 2003, MacAndrews & Forbes executed a joinder agreement to the Registration Rights Agreement, pursuant to which REV Holdings, MacAndrews & Forbes and certain transferees of Revlon Common Stock held by REV Holdings (the “Holders”) have the right to require the Company to register under the Securities Act of 1933, as amended, all or part of Revlon Common Stock owned by such Holders, including, without limitation, the shares of Revlon Common

Stock purchased by MacAndrews & Forbes in connection with the Company’s 2003 $50 million equity rights offering and the shares of Revlon Common Stock which were issued to REV Holdings upon its conversion of all 3,125,000 shares of its Class B Common Stock in October 2013 (a “Demand Registration”). In connection with closing the 2004 Revlon Exchange Transactions and pursuant to an Investment Agreement entered into in connection with such transactions (the “2004 Investment Agreement”), MacAndrews & Forbes executed a joinder agreement that provided that MacAndrews & Forbes would also be a Holder under the Registration Rights Agreement and that all shares acquired by MacAndrews & Forbes pursuant to the 2004 Investment Agreement are deemed to be registrable securities under the Registration Rights Agreement. This included all of the shares of Revlon Common Stock acquired by MacAndrews & Forbes in connection with the Company’s March 2006 $110 million rights offering of shares of Revlon Common Stock and related private placement to MacAndrews & Forbes and the Company’s January 2007 $100 million rights offering of shares of Revlon Common Stock and related private placement to MacAndrews & Forbes. Pursuant to the Registration Rights Agreement, in 2009 the Company registered under the Securities Act all 9,336,905 shares of Revlon Common Stock issued to MacAndrews & Forbes in the 2009 Exchange Offer, in which, among other things, the Company issued to MacAndrews & Forbes shares of Revlon Common Stock at a ratio of one share of Revlon Common Stock for each $5.21 of outstanding principal amount of the then-outstanding Senior Subordinated Term Loan that MacAndrews & Forbes contributed to the Company.

The Company may postpone giving effect to a Demand Registration for a period of up to 30 days if the Company believes such registration might have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or if the Company is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or could result in other material adverse consequences to the Company. In addition, the Holders have the right to participate in registrations by Revlon Common Stock (a “Piggyback Registration”). The Holders will pay all out-of-pocket expenses incurred in connection with any Demand Registration. The Company will pay any expenses incurred in connection with a Piggyback Registration, except for underwriting discounts, commissions and expenses attributable to the shares of Revlon Common Stock sold by such Holders.

Other

Pursuant to the terms of the Delpani TSA, in April 2016, the Company (i) repurchased from Mr. Delpani 72,895 shares of Revlon Common Stock (representing vested, formerly restricted shares that the Company granted to Mr. Delpani) for an aggregate purchase price of $2,684,723, based on the $36.83 NYSE per share closing price of Revlon Common Stock on April 20, 2016; and (ii) paid Mr. Delpani $1.6 million as consideration for canceling his 65,703 restricted shares of Revlon Common Stock that were otherwise scheduled to vest on March 15, 2017.

Certain of Products Corporation’s debt obligations (including: (i) the 7-year $1,800 million senior secured term loan credit agreement, dated as of September 7, 2016 (the “2016 Term Loan Agreement”); (ii) the 5-year $400 million senior secured asset-based revolving credit agreement, dated as of September 7, 2016 (the “2016 Revolving Credit Facility Agreement” and together with the 2016 Term Loan Agreement, the “2016 Credit Agreements”); (iii) 5.75% Senior Notes Indenture, dated as of February 8, 2013; and (iv) 6.25% Senior Notes Indenture, dated as of September 7, 2016), have been, and may in the future be, supported by, among other things, guarantees from all of Products Corporation’s domestic subsidiaries (subject to certain limited exceptions) and, for the 2016 Credit Agreements, guarantees from the Company The obligations under such guarantees are secured by, among other things, all of the capital stock of Products Corporation and, its domestic subsidiaries (subject to certain limited exceptions) and 66% of the capital stock of Products Corporation’s and its domestic subsidiaries’ first-tier foreign subsidiaries.

During 2016, the Company engaged several companies in which MacAndrews & Forbes had a controlling interest to provide the Company with various ordinary course business services. These services included processing approximately $40.9 million of coupon redemptions for the Company’s retail customers for 2016, for which the Company paid fees of approximately $0.4 million in 2016, and other similar advertising, coupon redemption and raw material supply services, for which the Company paid fees aggregating to less than $0.1 million in 2016. The Company believes that its engagement of each of these affiliates was on arm’s length terms, taking into account each firm’s expertise in its respective field, and that the fees paid were at least as favorable as those available from unaffiliated parties.

Review and Approval of Transactions with Related Persons

The Revlon, Inc. Related Party Transaction Policy (the “RP Policy”) serves as a set of guidelines for the approval of interested transactions with related parties. As of the date of this Proxy Statement, related party transactions are subject to the Audit Committee’s review, approval and/or ratification. The Audit Committee is comprised entirely of independent directors. The RP Policy also pre-approves a series of related party transactions including, among others: (i) certain employment relationships and related compensatory arrangements with executive officers, which are either approved by the Compensation Committee or disclosed in the Company’s annual proxy statement, if so required; (ii) any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement; (iii) transactions related to the ownership of the Company’s common stock where all stockholders are receiving the same or substantially the same pro rata benefit; (iv) competitively-bid transactions; (v) any transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services; (vi) transactions permitted under Products Corporation’s indentures, credit agreements and other debt instruments (copies of each of which are on file with the SEC); and (vii) transactions described in the Company’s proxy statements or other SEC reports filed with or furnished to the SEC on or before the original adoption of the RP Policy in March 2007. The Chairman of the Audit Committee also has the authority to pre-approve certain related party transactions, which in the aggregate are expected to involve less than $5,000,000 in value; provided that any such transactions are later reviewed and discussed by the Audit Committee.

CODE OF CONDUCT AND BUSINESS ETHICS AND SENIOR FINANCIAL OFFICER CODE OF ETHICS

The Company has a written Code of Conduct and Business Ethics (the “Code of Conduct”) that includes a code of ethics (the “Senior Financial Officer Code of Ethics”) that applies to the Company’s Chief Executive Officer and senior financial officers, including the Company’s Chief Financial Officer, Controller and persons performing similar functions (collectively, the “Senior Financial Officers”). Printable copies of the Code of Conduct and the Senior Financial Officer Code of Ethics are available at www.revloninc.com under the heading Investor Relations (Corporate Governance). If the Company changes the Senior Financial Officer Code of Ethics in any material respect or waives any provision of the Code of Conduct for its executive officers or Directors, including waivers of the Senior Financial Officer Code of Ethics for any of its Senior Financial Officers, the Company will provide the public with notice of any such change or waiver by publishing an appropriate description of such event on its corporate website, www.revloninc.com, or by other appropriate means as required or permitted under applicable rules of the SEC. The Company does not currently expect to make any such waivers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors and 10% stockholders may be required under the Exchange Act to file reports of ownership and changes in ownership with the SEC. The Company makes such SEC filings available on its corporate website, www.revloninc.com, under the heading Investor Relations (SEC Filings). Copies of these reports also must be furnished to the Company by such filers.

Based solely upon a review of copies of such reports furnished to the Company through the date hereof and written representations as to transactions consummated by the Company’s executive officers, directors and 10% stockholders during the year, if any, the Company believes that all Section 16 filing requirements applicable to its executive officers, directors and 10% stockholders were complied with during 2016.

PROPOSAL NO. 2 — RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF KPMG LLP

The Audit Committee of the Board of Directors has selected KPMG LLP to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2017, subject to ratification by the Company’s stockholders.

The Sarbanes-Oxley Act of 2002 and Section 10A of the Exchange Act require the Audit Committee be directly responsible for the appointment, compensation, retention and oversight of the audit work of the Company’s independent registered public accounting firm. Stockholder ratification of the Audit Committee’s selection of KPMG is not required by law, the Company’s By-laws or otherwise. However, the Board of Directors is submitting the Audit Committee’s selection of KPMG for stockholder ratification to ascertain stockholders’ view on the matter.

KPMG has audited the Company’s consolidated financial statements for more than the past 6 consecutive years. Representatives of KPMG are expected to be present at the 2017 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Audit Committee reviews audit and non-audit services performed by KPMG, as well as the fees charged by KPMG for such services. In its review of non-audit service fees, the Audit Committee received and discussed with KPMG their annual written report on KPMG’s independence from the Company and its management, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG that firm’s independence. The Audit Committee has satisfied itself that KPMG’s provision of audit and non-audit services to the Company is compatible with KPMG’s independence. Additional information concerning the Audit Committee and its activities with KPMG can be found in the following sections of this Proxy Statement: “Board of Directors and its Committees” and “Audit Committee Report.” Information regarding the aggregate fees billed by KPMG for services rendered to the Company for the fiscal years ended December 31, 2016 and December 31, 2015 can be found below under “Audit Fees.”

Vote Required and Board of Directors’ Recommendation (Proposal No. 2)

The ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2017 requires the affirmative vote of the holders of a majority of the total number of votes of Revlon Common Stock present in person or represented by proxy and entitled to vote at the 2017 Annual Meeting. With respect to Proposal No. 2, all proxies properly submitted to the Company will be voted in accordance with the instructions given by the person submitting such proxy or, in the absence of such instructions, will be voted FOR the ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2017, unless such proxies are revoked prior to their being voted on. In determining whether Proposal No. 2 has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against Proposal No. 2. Brokers will have discretionary authority to vote on Proposal No. 2 absent instructions from the beneficial owner of the shares, as this is a “routine” proposal. MacAndrews & Forbes has informed the Company that it will vote FOR the ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2017. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any of the Company’s other stockholders, to approve and adopt Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

AUDIT FEES

The Company’s Board of Directors maintains its Audit Committee in accordance with applicable SEC rules and the NYSE’s listing standards. In accordance with the Audit Committee’s charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the audit work of the Company’s independent auditors for the purpose of preparing and issuing its audit report or performing other audit, review or attest services for the Company. A printable and current copy of the Audit Committee’s charter is currently available at www.revloninc.com under the heading Investor Relations (Corporate Governance). The independent auditors, KPMG, report directly to the Audit Committee and the Audit Committee is directly responsible for, among other things, reviewing in advance, and granting any appropriate pre-approvals of, (a) all auditing services to be provided by the independent auditor and (b) all non-audit services to be provided by the independent auditor (as permitted by the Exchange Act), and in connection with such services to approve all fees and other terms of engagement, as required by the applicable rules of the Exchange Act.

The Audit Committee has an Audit Committee Pre-Approval Policy for pre-approving all permissible audit and non-audit services performed by KPMG. During 2016, an electronic printable copy of the 2016 Audit Committee Pre-Approval Policy was available at www.revloninc.com under the heading Investor Relations (Corporate Governance). A copy of the 2017 Audit Committee Pre-Approval Policy is attached to this Proxy Statement as Annex B and an electronic printable copy of such policy is currently available at www.revloninc.com under the heading Investor Relations (Corporate Governance). The Audit Committee also has the authority to approve services to be provided by KPMG at its meetings and by unanimous written consents.

The aggregate fees billed for professional services by KPMG in 2016 and 2015 for these various services for the Company and Products Corporation in the aggregate are set forth in the table, below (in millions).

Types of Fees (Dollars in millions)	2016	2015
Audit Fees	$5.2	$5.0
Audit-Related Fees	$0.1	$0.1
Tax Fees	$0.2	$0.3
All Other Fees	$—	$—
Total Fees	$5.5	$5.4

In the above table, in accordance with the SEC definitions and rules: (a) “audit fees” are fees the Company paid KPMG for professional services rendered for: (i) the audits of the Company’s and Products Corporation’s annual financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting; and (iii) the review of financial statements included in the Company’s and Products Corporation’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; (b) “audit-related fees” are fees billed by KPMG for assurance and related services that are traditionally performed by the auditor, including services performed by KPMG related to employee benefit plan audits and certain transactions, as well as attestation services not required by statute or regulation; (c) “tax fees” are fees for permissible tax compliance, tax advice and tax planning; and (d) “all other fees” are fees billed by KPMG to the Company for any permissible services not included in the first 3 categories.

All of the services performed by KPMG for the Company during 2016 and 2015 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

PROPOSAL NO. 3 — NON-BINDING, ADVISORY “SAY-ON-PAY” VOTE OF STOCKHOLDERS ON THE COMPANY’S EXECUTIVE COMPENSATION

Pursuant to the “say-on-pay” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the corresponding implementing SEC rules (the “Dodd-Frank Act”) requiring the “say-on-pay” vote under Section 14A of the Exchange Act, the Company is soliciting, under this Proposal No. 3, its stockholders’ non-binding, advisory “say-on-pay” vote on the Company’s executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including as disclosed in the “Compensation Discussion and Analysis,” compensation tables and narrative discussion set forth in this Proxy Statement. The stockholder “say-on-pay” vote on the Company’s executive compensation is advisory in nature and non-binding. At the Company’s June 2011 annual stockholders’ meeting, the Company’s stockholders recommended, on an advisory, non-binding basis, that the Company conduct these “say-on-pay” votes once every 3 years. Pursuant to that recommendation, the Company is re-soliciting in this Proxy Statement its stockholders’ advisory view on the Company’s executive compensation.

Vote Required and Board of Directors’ Recommendation (Proposal No. 3)

Under the Dodd-Frank Act, the stockholder “say-on-pay” vote on this matter is advisory and non-binding, and therefore the Company is not required to obtain any specific percentage of stockholder approval. As more fully set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company believes that its executive compensation structure is designed to pay for performance, to align the interests of management and employees with corporate performance and stockholder interests and to attract and retain the personnel needed to enable the Company to execute its business strategy in a competitive environment and, as such, that it is reasonably designed and appropriate for its purposes. MacAndrews & Forbes has informed the Company that it will vote FOR the approval of the resolution described below. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any of the Company’s other stockholders, to approve and adopt Proposal No. 3 on a non-binding and advisory basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS ADOPT THE FOLLOWING RESOLUTION BY SUBMITTING THEIR NON-BINDING, ADVISORY “SAY-ON-PAY” VOTE FOR APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s proxy statement, is hereby approved.

PROPOSAL NO. 4 — NON-BINDING, ADVISORY VOTE OF STOCKHOLDERS ON FREQUENCY OF FUTURE NON-BINDING, ADVISORY “SAY-ON-PAY” VOTES ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Act, the Company is soliciting, under this Proposal No. 4, its stockholders’ advisory vote on how often the Company will solicit future stockholder non-binding, advisory “say-on-pay” votes on the Company’s executive compensation (the subject of Proposal No. 3, above). Under the Dodd-Frank Act, stockholders’ advisory votes on executive compensation are to be solicited once every 1, 2 or 3 years, subject to stockholders’ non-binding, advisory views on the frequency of the “say-on-pay” vote, which, under the Dodd-Frank Act, are to be solicited at least every 6 years. Pursuant to applicable law, the stockholder vote on the future frequency of stockholders’ “say-on-pay” is advisory in nature and non-binding.

Vote Required and Board of Directors’ Recommendation (Proposal No. 4)

Under the Dodd-Frank Act, the stockholder vote on this matter is advisory and non-binding, and therefore the Company is not required to obtain any specific percentage of stockholder approval. Your proxy card will afford you the opportunity to select conducting a “say-on-pay” vote once every 1, 2 or 3 years (or to abstain), as provided in the Dodd-Frank Act. The Company proposes to solicit its stockholders’ views on “say-on-pay” once every 3 years, as it believes that doing so more frequently would be burdensome, inefficient and not of meaningful value to stockholders and due to the fact that it is important to view the Company’s performance (and compensation for performance) over longer periods of time. MacAndrews & Forbes has informed the Company that it will vote for conducting future “say-on-pay” votes once every 3 years. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any of the Company’s other stockholders, to recommend conducting future “say-on-pay” votes once every 3 years. The proxy card provides shareholders with the opportunity to choose among four options (holding the vote once every 1, 2 or 3 years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS PROVIDE THEIR NON-BINDING, ADVISORY VOTE FOR CONDUCTING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ONCE EVERY 3 YEARS.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Secretary, at Revlon, Inc., One New York Plaza, 49th Floor, New York, NY 10004, attention: Michael T. Sheehan, no later than December 22, 2017 (provided, however, if the date of the 2018 annual stockholders’ meeting is changed by more than 30 days from the date of the 2017 meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials). The Company’s By-laws require that stockholder proposals made outside of Rule 14a-8 (i.e., proposals that are not to be included in the proxy statement, but to be otherwise considered at the annual stockholders’ meeting) must comply with the requirements of Article II, Section 3 of the Company’s By-laws and must be received by the Company’s Secretary by no earlier than March 2, 2018 and by no later than April 1, 2019 (provided, however, that if the 2018 annual stockholders’ meeting is called for a date that is not within 30 days before or after the 1-year anniversary of the 2017 Annual Meeting date, the stockholder’s notice, in order to be timely, must be received by the Company’s Secretary not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the 2018 annual stockholders’ meeting is mailed or such public disclosure of the date of the 2018 annual stockholders’ meeting is made).

VOTING THROUGH THE INTERNET OR BY TELEPHONE

Our stockholders voting through the Internet or telephone should understand that there may be costs associated with such voting methods, such as usage charges from Internet access providers or telephone companies, which must be borne by the stockholder. To vote by telephone if you are a stockholder of record of our voting capital stock as of the Record Date, call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by telephone if you are a beneficial owner of our voting capital stock as of the Record Date (i.e., your shares are held in a brokerage account or by another nominee), call the toll free number listed on your voting instruction form or follow the instructions provided by your broker. To vote through the Internet, log on to the Internet and go to www.proxyvote.com and follow the steps on the secure website. In either case, you should have your Control Number(s) listed on your Internet Notice or proxy available for voting.

ADDITIONAL INFORMATION

The Company will provide stockholders with a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 3, 2017, including financial statements and financial statement schedules, without charge, upon written request to the Company’s Secretary, at Revlon, Inc., One New York Plaza, 49th Floor, New York, NY 10004, attention: Michael T. Sheehan (or via email to michael.sheehan@revlon.com). To ensure timely delivery of such documents prior to the 2017 Annual Meeting, any request should be sent to the Company promptly.

For your convenience, please note that current electronic printable copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as a copy of our Internet Notice and this Proxy Statement, are available on the Company’s website at www.revloninc.com under the heading SEC Filings, as well as the SEC’s website at www.sec.gov through the Filings and Forms (EDGAR) pages. In addition, electronic printable copies of the Corporate Governance Guidelines, Board Guidelines for Assessing Director Independence, Code of Conduct and Business Ethics, Audit Committee Pre-Approval Policy and the current charters of the Audit Committee and Compensation Committee are available at www.revloninc.com under the heading Corporate Governance. Any person wishing to receive an electronic copy of the Company’s 2016 Form 10-K, without charge, may send an email making such a request and including a return email address to michael.sheehan@revlon.com (note that the Company’s ability to respond may be subject to file size limitations imposed by Internet service providers and e-mail services).

OTHER BUSINESS

Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the 2017 Annual Meeting. However, if any other matters properly come before the 2017 Annual Meeting, the persons designated by the Company as proxies may vote the shares of Revlon Common Stock that they represent in their discretion.

By Order of the Board of Directors

Michael T. Sheehan
Senior Vice President, Deputy General Counsel
and Secretary

New York, New York
April 21, 2017

ANNEX A

2016 PROXY PEER GROUP

Avon Products

Church & Dwight

Clorox

Coty

Edgewell Personal Care

Hain Celestial

Helen of Troy

International Flavors & Fragrances

Mead Johnson Nutrition

Nu Skin

Post Holdings

Sensient Technologies

Tupperware Brands

A-1

ANNEX B

REVLON, INC.
2017 AUDIT COMMITTEE PRE-APPROVAL POLICY

I.	STATEMENT OF PRINCIPLES

The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor, KPMG LLP (“KPMG LLP” or the “independent auditor”), in order to assure that KPMG LLP’s provision of such services does not impair its independence. Unless a type of service to be provided by the independent auditor is within the pre-approved services and dollar limits set forth in the appendices attached to this Policy, the provision of such service by the independent auditor will require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the Audit Services, Audit-Related Services, Tax Services and All Other Services that have the general pre-approval of the Audit Committee for 2017, as well as the applicable dollar limits for the particular services. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.	DELEGATION

The Audit Committee may delegate pre-approval authority to one or more of its members for Audit-Related, Tax Services or All Other Services (each as defined below) to be provided by the independent auditor (but excluding Annual Audit Services referred to in Section III below and prohibited services referred to in Section VII below). Specifically, the Chairman of the Audit Committee may approve services which are not Annual Audit Services referred to in Section III below or prohibited services referred to in Section VII below if the fees as to any applicable project will not exceed $35,000, provided that the independent auditor complies with any applicable rules or requirements of this Policy to document the services to the Audit Committee and to discuss such services with the Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at least quarterly on the services provided by KPMG LLP and the approximate fees paid or payable to KPMG LLP for such services during the preceding quarter, including a report on any services pre-approved during such quarter by the Chairman of the Audit Committee pursuant to this Section II.

III.	AUDIT SERVICES

The terms and fees of the annual Audit Services engagement, including, without limitation, the independent auditor's services in connection with the audit of the Company's annual financial statements and internal control over financial reporting and the independent auditor's review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q, are subject to the specific pre-approval of the Audit Committee. Any changes in terms, conditions and fees resulting from changes in audit scope or other matters, if necessary, are also subject to Audit Committee approval.

In addition to the foregoing annual Audit Services engagement, the Audit Committee may grant pre-approval for other Audit Services, which are those services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. The Audit Committee has pre-approved the other Audit Services listed in Appendix A, provided that such services do not exceed the pre-approved fees set forth on Appendix A. All other Audit Services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.	AUDIT-RELATED SERVICES

Audit-Related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor, and in each case which are not covered by the Audit Services described in Section III. Such services could include, among other things, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, attest services and internal control reviews that are not required by statute and regulation and consultations concerning financial accounting and reporting standards. The Audit Committee believes that the provision of Audit-Related Services does not impair the auditor’s independence, and has pre-approved the Audit-Related Services listed in Appendix B, provided that such services do not exceed the pre-approved fees set forth on Appendix B. All other Audit-Related Services not listed in Appendix B must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation of authority under Section II above. As to all non-audit internal control services to be provided to the Company, the independent auditor must: (1) describe in writing to the Audit Committee the scope of the proposed non-audit internal control service; (2) discuss with the Audit Committee any potential effects on the independent auditor's independence that could be caused by the independent auditor's performance of the proposed non-audit internal control service; and (3) document the substance of such discussions with the Audit Committee.

V.	TAX SERVICES

The Audit Committee believes that the independent auditor can provide certain Tax Services to the Company, such as: (i) tax compliance (e.g., preparing original and amended state and federal corporate tax returns, planning for estimated tax payments and preparation of tax return extensions); (ii) tax advice; and (iii) tax planning, without impairing the auditor’s independence. Tax advice and tax planning could include, without limitation, assistance with tax audits and appeals, tax advice related to mergers and acquisitions and employee benefit plans and request for rulings or technical advice from taxing authorities. However, the Audit Committee will not permit the retention of the independent auditor (or any affiliate of the independent auditor) in connection with the provision of any prohibited tax service listed in Exhibit 1 to the Company or its affiliates, as the PCAOB has determined that such prohibited tax services would impair the independent auditor's independence.

The Audit Committee has pre-approved the Tax Services listed in Appendix C, provided that such services do not exceed the pre-approved fees set forth on Appendix C. All other Tax Services for the Company not listed in Appendix C must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation of authority under Section II above, provided that the independent auditor complies with any applicable rules and the following requirements to document the applicable Tax Services to the Audit Committee and to discuss such services with the Audit Committee.

As to all Tax Services for the Company, the independent auditor must: (1) describe in writing to the Audit Committee the scope of the proposed Tax Service, the proposed fee structure for the engagement and any agreement between the independent auditor and the Company and its affiliates relating to the proposed Tax Service; (2) describe in writing to the Audit Committee any compensation arrangement or other agreement, such as a referral agreement, a referral fee or fee-sharing arrangement, between the independent auditor or any of its affiliates and any person (other than the Company and its affiliates) with respect to the promoting, marketing or recommending of any transaction covered by the Tax Service; (3) discuss with the Audit Committee any potential effects of the proposed Tax Services on the independent auditor’s independence; and (4) document the substance of such discussions with the Audit Committee.

VI.	ALL OTHER SERVICES

The Audit Committee may grant general pre-approval to those permissible non-audit services classified as All Other Services that it believes are routine and recurring services, and would not impair the auditor’s independence, provided such All Other Services may not include Audit Services referred to in Section III above or prohibited services referred to in Section VII below. The Audit Committee has pre-approved the All Other Services listed in Appendix D, provided that such services do not exceed the pre-approved fees set forth on Appendix D. Permissible All Other Services other than those listed in Appendix D must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation of authority under Section II above.

VII.	PROHIBITED SERVICES

The Company will not retain its independent auditors for any services that are “prohibited services” as defined by applicable statutes or regulations, as may be in effect from time to time, including, without limitation, those services prohibited by Section 201(a) of the Sarbanes-Oxley Act of 2002 and the SEC's or the PCAOB's rules and regulations and such other rules and regulations as may be promulgated thereunder from time to time. Attached to this policy as Exhibit 1 is a list of the SEC’s and PCAOB's prohibited non-audit services, including prohibited tax services.

VIII.	PRE-APPROVAL FEE LEVELS

Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any services proposed to be provided by the independent auditors during a fiscal year exceeding these levels will require specific pre-approval by the Audit Committee.

IX.	PROCEDURES

Requests or applications to provide services that require specific approval by the Audit Committee may be submitted to the Audit Committee by the independent auditor and any of the Company's Chief Financial Officer, Chief Accounting Officer and Corporate Controller or General Counsel.

Appendix A to Annex B

Pre-Approved Audit Services for Fiscal Year 2017

Dated: November 3, 2016 (updated March 2017)

Service		Total Pre-Approved Annual Fees for Pre-Approved Audit Services: $150,000
1.	Statutory audits or financial audits for subsidiaries of the Company
2.
Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

3.
Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies

Appendix B to Annex B

Pre-Approved Audit-Related Services for Fiscal Year 2017*

Dated: November 3, 2016

Service		Total Pre-Approved Annual Fees for Pre-Approved Audit-Related Services: $200,000
1.	Due diligence services pertaining to potential business acquisitions/dispositions
2.	Financial statement audits of employee benefit plans
3.	Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
4.	Attest services and internal control reviews not required by statute or regulation
5.	Audit work in connection with liquidations and contract terminations; legal entity dissolution/restructuring assistance; and inventory audits
*	The foregoing pre-approval of non-audit internal control services identified on this Appendix B is subject in all cases to compliance with Section IV of this Pre-Approval Policy, including without limitation, compliance with applicable rules to document the services to the Audit Committee and to discuss such services with the Audit Committee.

Appendix C to Annex B

Pre-Approved Tax Services for Fiscal Year 2017*

Dated: November 3, 2016

Service		Total Pre-Approved Annual Fees for Pre-Approved Tax Services: $675,000
1.	U.S. federal, state and local tax compliance, including, without limitation, review of income, franchise and other tax returns
2.	International tax compliance, including, without limitation, review of income, franchise and other tax returns
3.	U.S. federal, state and local tax advice, including, without limitation, general tax advisory services
4.	International tax advice, including, without limitation, intercompany pricing and advanced pricing agreement services, general tax advisory services and tax audits and appeals services
*	The foregoing pre-approval of Tax Services identified on this Appendix C is subject in all cases to compliance with Section V of this Pre-Approval Policy, including without limitation, compliance with applicable rules to document the services to the Audit Committee and to discuss such services with the Audit Committee.

Appendix D to Annex B

Pre-Approved All Other Services for Fiscal Year 2017

Dated: November 3, 2016

Service	Total Pre-Approved Annual Fees for Pre-Approved All Other Services: $35,000 per project
All Other Services approved by the Chairman of the Audit Committee pursuant to Section II of this policy, provided that the independent auditor complies with any applicable rules and requirements of this Policy to document the services to the Audit Committee and to discuss such services with the Audit Committee (and in each case excluding Audit Services described in Section III and prohibited services described in Section VII).

Exhibit 1 to Annex B

I.	PROHIBITED NON-AUDIT SERVICES
•	Bookkeeping or other services related to the accounting records or financial statements of the audit client
•	Financial information systems design and implementation*
•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports*
•	Actuarial services*
•	Internal audit outsourcing services*
•	Management functions
•	Human resources
•	Broker-dealer, investment adviser or investment banking services
•	Legal services
•	Expert services unrelated to the audit

Each of these prohibited services is subject to applicable exceptions under the SEC’s rules.

*Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client’s financial statements.

II.	PROHIBITED TAX SERVICES

The PCAOB has determined the following services to be "Prohibited Tax Services" for the independent auditor (including any affiliate of the independent auditor, as defined in PCAOB Rule 3501(a)(i)):

•	any service or product by the independent auditor or any of its affiliates for the Company and its affiliates for a contingent fee or a commission, including any fee established for the sale of a product or the performance of any service pursuant to an arrangement in which no fee would be payable unless a specified finding or result is attained or the amount of the fee is otherwise dependent on the finding or result of such product or service, taking into account any rights to reimbursements, refunds or other repayments that could modify the amount received in a manner that make it contingent on a finding or result (excluding fees where the amount is fixed by courts or other public authorities and is not dependent on a finding or result), or the independent auditor or any of its affiliates receives, directly or indirectly, a contingent fee or commission;
•	non-audit services by the independent auditor or any of its affiliates for the Company and its affiliates related to marketing, planning or opining in favor of the tax treatment of a "confidential transaction" as defined under PCAOB Rule 3501(c)(i) or an "aggressive tax position transaction" (including, without limitation, any transaction that is a "listed transaction" under applicable U.S. Treasury regulations) that was (i) initially recommended, directly or indirectly, by the independent auditor or another tax advisor with which the independent auditor has a formal agreement or other arrangement related to the promotion of such transactions, and (ii) a significant purpose of which is tax avoidance, unless the proposed tax treatment is at least more likely than not to be allowable under applicable tax laws; and
•	tax services by the independent auditor or any of its affiliates for persons that serve in a financial reporting oversight role at the Company or its affiliates, including any employee who is in a position to, or does, exercise influence over the contents of the Company's financial statements or any employee who prepares the financial statements, including, without limitation, the Company's chief executive officer, president, chief financial officer, chief operating officer, general counsel, chief accounting officer, controller, director of internal audit, director of financial reporting, treasurer or any equivalent position, including for any immediate family member of such employees (being such employee's spouse, spousal equivalent and dependents), but excluding tax services for: (i) any person who serves in a financial reporting oversight role for the Company or its affiliates solely because such person serves as a member of the Board of Directors, the Audit Committee, any other Board committee or similar management or governing body of the Company or its affiliates (in each case who do not otherwise occupy an employment position in a financial oversight role); (ii) any person serving in a financial reporting oversight role at the Company or its affiliates only because of such person’s relationship to an affiliate of the Company if such affiliate’s financial statements (1) are not material to the Company's consolidated financial statements or (2) are audited by an auditor other than the Company's independent auditor or its associated persons; and (iii) employees who were not in a financial reporting oversight role for the Company or its affiliates before a hiring, promotion or other change in employment event and the tax services were provided by the independent auditor or any of its affiliates to such person pursuant to an engagement in process before the hiring, promotion or other change in employment event, provided that such tax services are completed on or before 180 days after the hiring or promotion event.

Last reviewed and updated as of November 3, 2016.

REVLON

Revlon, Inc.
Attention: Investor Relations
One New York Plaza
New York, NY 10004

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on the day before the meeting date (or, if this relates to voting stock held for your account in the 401(K) Plan, by May 15, 2017). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on the day before the meeting date (or, if the 401(k) Plan holds voting capital stock for your account, by May 15, 2017). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Ronald O. Perelman	02 E. Scott Beattie	03 Alan Bernikow	04 Kristin Dolan	05 Fabian Garcia
06 Robert Kretzman	07 Ceci Kurzman	08 Paul Meister	09 Tamara Mellon	10 Debra Perelman
11 Paul Savas	12 Barry F. Schwartz	13 Jonathan Schwartz	14 Cristiana F. Sorrell	

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Proposal to ratify the Audit Committee's selection of KPMG LLP as the Company's independent registered public accounting firm for 2017.	☐	☐	☐
3. Proposal to approve, by non-binding, advisory vote, the Company's executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including as disclosed in the "Compensation Discussion and Analysis," compensation tables and accompanying narrative set forth in the accompanying Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
4. Proposal to recommend, by non-binding, advisory vote, the frequency of future non-binding, advisory votes on the Company's executive compensation.	☐	☐	☐	☐

NOTE: Proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Stockholders' Meeting or any postponement or adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000333956_1 R1.0.1.15

ANNUAL MEETING OF STOCKHOLDERS OF

REVLON, INC.

To be held on May 31, 2017 at 10:00 a.m. Eastern Daylight Time (EDT) at the Revlon Research Center, 2121 Route 27, Edison, NJ 08818

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

REVLON, INC.

Proxy for May 31, 2017 Annual Stockholders' Meeting

CLASS A COMMON STOCK

Proxy for May 31, 2017 Annual Stockholders' Meeting

The undersigned hereby appoints Michael T. Sheehan, Esq. and Yossi Almani, Esq. as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class A Common Stock of Revlon, Inc. held of record by the undersigned at the close of business on April 7, 2017, at the Annual Stockholders' Meeting to be held at 10:00 A.M. Eastern Daylight Time (EDT) on May 31, 2017 or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY (IF OTHERWISE VALIDLY SUBMITTED) WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR EACH PROPOSAL, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000333956_2 R1.0.1.15